                                                                 [ABN AMRO LOGO]

                 Prospectus supplement dated February 25, 2003
                     (to prospectus dated January 23, 2003)



                                  $255,030,829

                         ABN AMRO Mortgage Corporation
                                   Depositor

                         ABN AMRO Mortgage Group, Inc.
                                    Servicer


         Multi-Class Mortgage Pass-Through Certificates, Series 2003-2

The trust will hold one pool of conventional, fixed-rate first lien residential mortgage loans.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

        o      9 classes of senior certificates

        o      3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

Goldman, Sachs & Co. and ABN AMRO Financial Services, Inc. will offer 9 classes of senior certificates and 3 classes of subordinated certificates to the public at varying prices to be determined at the time of sale. From the sale of the offered certificates, ABN AMRO Mortgage Corporation will receive their principal amount, plus any accrued interest, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


Goldman, Sachs & Co.                          ABN AMRO Financial Services, Inc.

                               Table of Contents


Summary.........................................................             S-1
 Offered Certificates ..........................................             S-1
 Residual Class ................................................             S-3
 Book-Entry Registration .......................................             S-3
 The Mortgage Pool .............................................             S-4
 Subordination and Allocation of Losses ........................             S-6
 Credit Enhancement ............................................             S-6
 Optional Termination ..........................................             S-6
 Federal Income Tax Treatment ..................................             S-6
 Legal Investment ..............................................             S-7
 ERISA Considerations ..........................................             S-7
 Available Distribution Amount .................................             S-7
 Amounts Allocated to Interest .................................             S-7
 Interest Only Certificates ....................................             S-8
 Principal Only Certificates ...................................             S-8
 Adjustable Rate Certificates ..................................             S-8
 Allocation of Principal Cash Flows ............................             S-9
Risk Factors....................................................            S-12
The Trust.......................................................            S-20
Description of the Mortgage Pool................................            S-20
 General .......................................................            S-20
 Additional Information ........................................            S-23
Description of the Certificates.................................            S-24
 General .......................................................            S-24
 Book-Entry Registration .......................................            S-25
 Definitive Certificates .......................................            S-25
 Transfer Restrictions .........................................            S-26
 Available Distribution Amount .................................            S-27
 Advances ......................................................            S-28
  Distributions of Principal on the Certificates ...............            S-28
  Glossary of Definitions Relating to the Priority of
Distributions...................................................            S-29
Priority of Distributions.......................................            S-38
 Cross-Collateralization Provisions ............................            S-42
 Subordination and Allocation of Losses ........................            S-43
 The Class R Certificate .......................................            S-46
 Last Scheduled Distribution Date ..............................            S-46
 Optional Termination ..........................................            S-47
Servicing.......................................................            S-47
 Delinquency and Foreclosure Experience of ABN AMRO Mortgage
  Group, Inc., Compensation and Payment of Expenses.............            S-47
 Special Servicing Agreements ..................................            S-50
Prepayment and Yield Considerations.............................            S-50
 General .......................................................            S-50
 Principal Prepayments and Compensating Interest ...............            S-51
 The Subordinate Certificates ..................................            S-52
 Rate of Payments ..............................................            S-53
 Special Sensitivities .........................................            S-53
 Prepayment Speed Assumption and Modeling Assumptions ..........            S-54
 Yield Considerations of the Interest Only Certificates and
  Principal Only Certificates...................................            S-57
 Yield Considerations with Respect to the Adjustable Rate
  Certificates..................................................            S-59
 Additional Yield Considerations Applicable Solely to the Class
  R Certificate.................................................            S-60
 Reports to Certificateholders .................................            S-60
 Additional Information ........................................            S-61
Legal Aspects of the Mortgage Loans under California Law........            S-61
Federal Income Tax Consequences.................................            S-61
 Withholding Considerations ....................................            S-63
 Special Tax Considerations Applicable to the Residual
  Certificate...................................................            S-63
 Tax Return Disclosure and Investor List Requirements ..........            S-66
Legal Investment Aspects........................................            S-66
ERISA Considerations............................................            S-67
 Underwriter's PTE .............................................            S-67
Method of Distribution..........................................            S-70
Legal Matters...................................................            S-71
Certificate Ratings.............................................            S-71
Index of Significant Definitions................................            S-73
APPENDIX A - Declining Balance Tables...........................             A-1
APPENDIX B - Loan Information...................................             B-1

-------------------------------------------------------------------------------

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

    We describe the offered certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and (2) this prospectus supplement, which describes the specific terms of this series of securities and may be different from the information in the prospectus.

    If the description of the terms of the certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Significant Definitions" in this prospectus supplement and under the caption "Index to Prospectus Definitions" in the accompanying prospectus.
-------------------------------------------------------------------------------

        The Series 2003-2 Multi-Class Mortgage Pass-Through Certificates


                                   Original
                               Principal or                                                         S&P     Fitch    Last Scheduled
                                   Notional      Principal Type   Interest      Interest Type    Rating    Rating      Distribution
Class                            Amount (1)                 (2)       Rate                (2)       (3)       (3)          Date (4)
-----------------------------------------------------------------------------------------------------------------------------------
Offered Certificates:
-----------------------------------------------------------------------------------------------------------------------------------
IA-1                          $  25,000,000              Senior      5.00%              Fixed       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
IA-2                             55,064,963              Senior      4.50%              Fixed       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
IA-3                              5,506,496     Senior/Notional      5.00%           Fixed/IO       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
IA-4                              4,811,037              Senior      5.00%              Fixed       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Adjustable/
IIA-1                           107,882,176              Senior       (5)             Floater       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Adjustable/
IIA-2                            58,844,824              Senior       (5)     Inverse Floater       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
A-P                                 870,729           Senior/PO      0.00%                 PO       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
A-X                               1,496,503     Senior/Notional      5.50%           Fixed/IO       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Senior
M                                 1,534,000         Subordinate       (6)            Variable        AA         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Senior
B-1                                 511,000         Subordinate       (6)            Variable         A         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Senior
B-2                                 512,000         Subordinate       (6)            Variable       BBB         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
R                                       100     Senior/Residual      5.00%              Fixed       AAA       AAA    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
Total Offered: (7)            $ 255,030,829
-----------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates:
(8)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Junior
B-3                                 127,000         Subordinate       (6)            Variable        BB         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Junior
B-4                                 256,000         Subordinate       (6)            Variable         B         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Junior
B-5                                 256,313         Subordinate       (6)            Variable         -         -    March 25, 2018
-----------------------------------------------------------------------------------------------------------------------------------
Total Non-Offered:            $     639,313
-----------------------------------------------------------------------------------------------------------------------------------
Total:(7)                     $ 255,670,142
-----------------------------------------------------------------------------------------------------------------------------------


(1) These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the related mortgage loans delivered at closing. Amount is "notional" if so indicated under principal type.

(2) See pages S-8 and S-9 in this prospectus supplement for a more complete description of the principal types and interest types.

(3) See "Certificate Ratings" in this prospectus supplement.

(4) The actual final payment to any class of certificates could be significantly earlier.

(5)        Adjustable Rates              Initial                                  Formula              Maximum              Minimum
                Class IIA-1              1.86875%                            LIBOR + 0.50%                8.50%                0.50%

                Class IIA-2        12.1572917045%       14.6666667% - (LIBOR x 1.83333333)          14.6666667%                0.00%


(6) The interest rate on these classes of certificates will vary from 5.00% to 5.50% per annum. The initial interest rate on these classes of certificates will be approximately 5.330226112% per annum.

(7) Excludes notional balances.

(8) The information presented for the non-offered certificates is provided solely to assist the reader's understanding of the offered certificates.

                      [This page intentionally left blank]

                                    Summary


    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the certificates, carefully read this entire document and the accompanying prospectus.

Title of Series:        Multi-Class Mortgage Pass-Through        Trustee:                JPMorgan Chase Bank
                        Certificates Series 2003-2

Depositor:              ABN AMRO Mortgage Corporation 135        Distribution            The 25th day of each month, beginning in
                        South LaSalle Street Suite 925           Dates:                  March 2003. If the 25th day is not a
                        Chicago, Illinois 60603 (312) 904-2000                           business day, then the distribution date
                                                                                         will be the next business day.

                                                                 Cut-Off                 February 1, 2003
                                                                 Date:

Seller:                 ABN AMRO Mortgage Group, Inc.            Closing Date:           On or about February 27, 2003

Servicer:               ABN AMRO Mortgage Group, Inc.            Underwriters:           Goldman, Sachs & Co. ABN AMRO Financial
                                                                                         Services, Inc.


Offered Certificates

    The Trustee will execute, authenticate and deliver the certificates under a Pooling and Servicing Agreement dated as of the Cut-Off Date among ABN AMRO Mortgage Corporation, as depositor, JPMorgan Chase Bank, as trustee, and ABN AMRO Mortgage Group, Inc., as servicer.

    The certificates will represent all of the beneficial ownership interest in the trust. ABN AMRO Mortgage Corporation will deposit the mortgage loans composing the pool into the trust.

    Sometimes we refer to the certificates by their principal or interest types. Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart on the following page.

Certificate
Types
--------------------------------------------------------------------------------
Class IA
Certificates:                                       IA-1, IA-2, IA-3, IA-4 and R
--------------------------------------------------------------------------------
Class IIA
Certificates:                                                    IIA-1 and IIA-2
--------------------------------------------------------------------------------
Class A
Certificates:                           IA-1, IA-2, IA-3, IA-4, IIA, A-P and A-X
--------------------------------------------------------------------------------
Subordinate
Certificates:                                      M, B-1, B-2, B-3, B-4 and B-5
--------------------------------------------------------------------------------
Senior
Subordinate
Certificates:                                                     M, B-1 and B-2
--------------------------------------------------------------------------------
Junior
Subordinate
Certificates:                                                   B-3, B-4 and B-5
--------------------------------------------------------------------------------
Residual
Certificate:                                                                   R
--------------------------------------------------------------------------------
Senior
Certificates:                                                            A and R
--------------------------------------------------------------------------------
Book-Entry
Certificates:                                           A and Senior Subordinate
--------------------------------------------------------------------------------
Interest Only
Certificates:                                                       A-X and IA-3
--------------------------------------------------------------------------------
Principal
Only
Certificates:                                                                A-P
--------------------------------------------------------------------------------
Adjustable
Rate
Certificates:                                                    IIA-1 and IIA-2
--------------------------------------------------------------------------------

Residual Class

    The Class R certificate, having a principal amount of $100 and an interest rate of 5.00%, will consist of:

    o       Component R-1, representing the residual interest in REMIC I;

    o       Component R-2, representing the residual interest in REMIC II; and

    o       Component R-3, representing the residual interest in REMIC III.

Book-Entry Registration

    The offered certificates (other than the Class R certificate) will be available only in book-entry form through the facilities of the Depository Trust Company, except under limited circumstances. See "Description of the Certificates--Book-Entry Registration".

The Mortgage Pool

    The mortgage pool will consist of conventional fixed rate residential mortgage loans secured by first liens on one- to four-family residential properties. Approximately 99.88% of the mortgage pool will consist of loans having original terms to stated maturity of fifteen (15) years. For purposes of the mortgage pool data set forth below, the mortgage pool has been divided into (i) the "IA Loans," which represent the Discount Fraction (as defined herein) for the Class A-P certificates and the Applicable Fraction (as defined herein) for the Class IA-1, Class IA-2, Class IA-3 and Class IA-4 certificates, Class R certificate and Subordinate certificates (in respect of the Subordinate I Amount (as defined herein)) of the Loans in Subgroup I (as defined herein) and Subgroup II (as defined herein) and (ii) the "IIA Loans," which represent the Applicable Fraction for the Class IIA-1, Class IIA-2 and Subordinate certificates (in respect of the Subordinate II Amount (as defined herein)) of the Loans in Subgroup II. Therefore, the Applicable Fraction for the Class IA-1, Class IA-2, Class IA-3 and Class IA-4 certificates, Class R certificate and Subordinate certificates (in respect of the Subordinate I Amount (as defined herein)) of the principal balance on each Loan in Subgroup II is reflected as a separate Loan in the IA Loan table and the Applicable Fraction for the Class IIA-1, Class IIA-2 and Subordinate certificates (in respect of the Subordinate II Amount (as defined herein)) of the principal balance of that Loan is reflected as a separate Loan in the IIA Loan table. As a result, the total number of Loans reflected in the tables below for the Loans exceeds the actual number of Loans in the mortgage pool. Distributions to the Subordinate certificates will relate to both Subgroups. Losses on the mortgage loans in both Subgroups will be allocated first to the Subordinate certificates and then, to the extent necessary, to the related Senior certificates in the related Subgroup. ABN AMRO Mortgage Corporation expects the mortgage loans to have the following characteristics:

Selected Mortgage Pool Data as of February 1, 2003

IA Loans                          Range or Total                Weighted Average
--------------------------------------------------------------------------------
Number of
  Mortgage Loans                             305                              --
--------------------------------------------------------------------------------
Aggregate Unpaid
  Principal
  Balance                 80,647.28 - 996,336.22(2)                           --
--------------------------------------------------------------------------------
Unpaid Principal
  Balances(4)          $319,371.94 - $996,450.18(2)               $492,986(1)(2)
--------------------------------------------------------------------------------
Mortgage
  Interest Rates                   4.75% - 5.625%                          5.337%
--------------------------------------------------------------------------------
Remaining Terms
  to Stated
  Maturity                             118 - 179                             179
--------------------------------------------------------------------------------
Loan Age                                   1 - 4                               1
--------------------------------------------------------------------------------
Original Loan-
  to-Value Ratio                  10.00% - 90.00%                          59.44%
--------------------------------------------------------------------------------
FICO Scores                            616 - 818(3)                          754(3)
--------------------------------------------------------------------------------
Geographic
  Concentration
  of Mortgaged
  Properties in
  Excess of 5% of
  the Aggregate
  Unpaid
  Principal
  Balance                              26.53% CA                              --
                                       10.54% TX
                                        9.25% FL
                                        6.49% MI
--------------------------------------------------------------------------------
Maximum Five-
  Digit Zip Code
  Concentration                         1.86%                                 --
--------------------------------------------------------------------------------


(1) Average

(2) Approximate

(3) For Loans that were scored.

(4) The unpaid principal balances set forth in this table represent the actual unpaid principal balances (as opposed to the Applicable Fraction of such unpaid principal balance) of the applicable Loan contributing cash flows to the IA Loans.

IA Loans                          Range or Total                Weighted Average
--------------------------------------------------------------------------------
Number of
  Mortgage Loans                             448                              --
--------------------------------------------------------------------------------
Aggregate Unpaid
  Principal
  Balance                $80,659.54 - 996,524.65(2)                           --
--------------------------------------------------------------------------------
Unpaid Principal
  Balances(4)          $321,640.20 - $996,524.65(2)                     $486,982(1)(2)
--------------------------------------------------------------------------------
Mortgage
  Interest Rates                  5.375% - 6.375%                          5.728%
--------------------------------------------------------------------------------
Remaining Terms
  to Stated
  Maturity                             175 - 180                             179
--------------------------------------------------------------------------------
Loan Age                                   0 - 5                               1
--------------------------------------------------------------------------------
Original Loan-
  to-Value Ratio                  10.00% - 90.00%                          59.71%
--------------------------------------------------------------------------------
FICO Scores                            605 - 815(3)                       738(3)
--------------------------------------------------------------------------------
Geographic
  Concentration
  of Mortgaged
  Properties in
  Excess of 5% of
  the Aggregate
  Unpaid
  Principal
  Balance                              35.29% CA                              --
                                        9.23% MI
                                        8.27% IL
                                        6.27% FL
--------------------------------------------------------------------------------
Maximum Five-
  Digit Zip Code
  Concentration                         1.15%                                 --
--------------------------------------------------------------------------------

---------------

(1) Average

(2) Approximate

(3) For Loans that were scored.

(4) The unpaid principal balances set forth in this table represent the actual unpaid principal balances (as opposed to the Applicable Fraction of such unpaid principal balance) of the applicable Loan contributing cash flows to the IIA Loans.

    Before the issuance of the offered certificates, we may remove mortgage loans from the mortgage pool. We may also substitute new mortgage loans for certain mortgage loans in the mortgage pool. This may result in changes in the mortgage pool characteristics shown above and could affect the weighted average lives and yields of the certificates.

Subordination and Allocation of Losses

    The certificates shown in the second column in the table below will be subordinated in their right to receive interest and principal payments. They will bear all realized losses on the mortgage loans before the certificates shown on the same line in the first column, with limited exceptions for certain types of losses. The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected monthly payments of interest and principal.

                                                                                                                    Initial Support
Class(es)                 Credit Support                                                                              Percentage(1)
-----------------------------------------------------------------------------------------------------------------------------------
Senior                    Senior Subordinate and Junior Subordinate                                                           1.25%
-----------------------------------------------------------------------------------------------------------------------------------
M                         B-1, B-2 and Junior Subordinate                                                                     0.65%
-----------------------------------------------------------------------------------------------------------------------------------
B-1                       B-2 and Junior Subordinate                                                                          0.45%
-----------------------------------------------------------------------------------------------------------------------------------
B-2                       Junior Subordinate                                                                                  0.25%
-----------------------------------------------------------------------------------------------------------------------------------


(1) In each row, the initial balance of the certificates listed under "credit support" as a percentage of the balance of the mortgage pool, as of the Cut-Off Date.

Credit Enhancement

    The Trustee will distribute mortgage loan prepayments from each Subgroup among the related classes of certificates in a manner that will enhance the likelihood that investors in the related Senior certificates will be paid in full the amount of principal to which they are entitled. During the first five years, the Trustee will generally distribute all of the principal prepayments from each Subgroup to the related Senior certificates. Then, over the following four years, the distribution of those principal prepayments to the related Senior certificates will decrease as the Trustee begins to distribute an increasingly larger portion of those principal prepayments to the Subordinate certificates, until the March 2012 distribution date when the Trustee will distribute those principal prepayments from each Subgroup proportionately between the related Senior certificates and the Subordinate certificates if certain tests are met.

Optional Termination

    If the total outstanding principal balance of all the mortgage loans on any distribution date is less than 10% of their total outstanding principal balance as of the Cut-Off Date, the Servicer may repurchase the mortgage loans provided that the fair market value of the mortgage loans is at least equal to the repurchase price, but is not required to do so. If the Servicer does repurchase the mortgage loans, the outstanding class principal balance of each class of certificates will be paid in full together with accrued interest.

Federal Income Tax Treatment

    The offered certificates, other than the Class R certificate, will represent ownership of REMIC regular interests. For federal income tax purposes, these offered certificates will be treated as ownership of debt. Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.

    Certain classes of offered certificates will be treated as having been issued with original issue discount; certain other classes of offered certificates may be so treated as well. See "Federal Income Tax Consequences" for information regarding the prepayment assumption that will be used in determining the rate of accrual of original issue discount and market discount or premium (if any) for federal income tax purposes on the offered certificates.

    The Class R certificate represents ownership of three "non-economic" residual interests under the REMIC rules. The taxation of the Class R certificate is very complex and may entail significant adverse tax consequences. Also, transfers of the Class R certificate are restricted. See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

Legal Investment

    At the time of their issuance, the offered certificates (except the Class B-1 and Class B-2 certificates) will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them. See "Legal Investment Aspects".

ERISA Considerations

    In general, the offered certificates, other than the Class R certificate, will be eligible for purchase by retirement plans subject to ERISA. Sales of the Class R certificate to such plans are prohibited, except as permitted under "ERISA Considerations". Investors should consult with their legal counsel with respect to the consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

    Any investor in the offered certificates, other than the Class R certificate, will be deemed to make certain representations. See "ERISA Considerations".

Available Distribution Amount

    On any distribution date, interest and principal distributions will generally be made only up to the "Available Distribution Amount" calculated for that distribution date, which generally includes the following amounts net of servicing fees:

o amounts received on the mortgage loans for scheduled principal and interest payments due on the first day of the month (including advances received from the Servicer);

o full and partial prepayments received on the mortgage loans in the preceding calendar month (including compensating interest received from the Servicer); and

o any other unscheduled amounts received in respect of the mortgage loans, including liquidation proceeds, in the preceding calendar month.

Amounts Allocated to Interest

    On each distribution date, for each class of certificates entitled to interest, interest will accrue in an amount determined by the following formula:

  1/12 of the                                      the related class                                         the pro rata share
  applicable                  x                  principal or notional                               -     allocated to such class
 interest rate                                   balance for each class                                       of any prepayment
for each class                                                                                             interest shortfalls not
                                                                                                           covered by compensating
                                                                                                            interest and certain
                                                                                                           losses attributable to
                                                                                                                  interest

    Interest to be distributed on each class of interest bearing certificates will include accrued but unpaid interest from prior distribution dates (together with interest thereon at the applicable rate), but only up to the Available Distribution Amount. The claim to interest payments of the Senior certificates will take priority over the Subordinate certificates' claim to both interest and principal payments. The claim to interest payments of each class of Subordinate certificates will take priority over the claim to both interest and principal payments of any class which is subordinated to it.

Interest Only Certificates

    The Class IA-3 certificates and Class A-X certificates are "Interest Only" certificates. This means that the Trustee will distribute interest (based upon their respective notional amount) but will not distribute principal to investors in the Class IA-3 certificates and Class A-X certificates.

    On each distribution date, the Class A-X notional amount will be equal to the total principal balance of the mortgage loans having Pass-Through Rates greater than 5.50% per annum multiplied by the following fraction:

                                Weighted Average
                               Pass-Through Rate
                         for all such loans minus 5.50%
                                     5.50%

    On each distribution date, the Class IA- 3 notional amount will be equal to (a) 0.50% of the class principal balance of the Class IA-2 certificates, divided by (b) 5.00%.

Principal Only Certificates

    The Class A-P certificates are "Principal Only" certificates. This means that the Trustee will not distribute interest to investors in the Class A-P certificates.

    The Trustee will distribute a fixed portion of the principal payments received in respect of mortgage loans having Pass-Through Rates less than 5.00% to investors in the Class A-P certificates. This portion is determined based on the following fraction as to each such mortgage loan:

                                5.00% minus the
                         Pass-Through Rate on such loan
                                     5.00%.

Adjustable Rate Certificates

    The Class IIA-1 and Class IIA-2 certificates are "Adjustable Rate" certificates. After the initial distribution date, the Trustee will distribute interest to the investors in the Class IIA-1 and Class IIA-2 certificates based upon the formulas indicated below. The interest rate on the Class IIA-1 and Class IIA-2 certificates will vary depending on fluctuations on the one-month London interbank offered rate, or "LIBOR". On each distribution date, the amount of interest distributable to the Class IIA-1 certificates will be determined by the following formula, which is subject to a minimum rate of 0.50% per annum and a maximum rate of 8.50% per annum:

LIBOR + 0.50%.

    On each distribution date, the amount of interest distributable to the Class IIA-2 certificates will be determined by the following formula, which is subject to a minimum rate of 0.00% per annum and a maximum rate of 14.6666667% per annum:

14.6666667% - (LIBOR x 1.83333333).

Allocation of Principal Cash Flows

    On each distribution date, the Trustee will distribute from the Available Distribution Amount interest and principal to investors until the certificate principal balance or notional balance of each certificate has been reduced to zero. Only certain classes are due principal and/or interest on each distribution date as described in this prospectus supplement. The calculation of the amount of interest and principal that the Trustee will distribute is very complex. The following two charts summarize the flow of payments.

     Priority of Distributions Provided that the Principal Balances of the Subordinate Certificates Have Not Been Reduced to Zero


(For purposes of this chart, "Available Distribution Amount" is abbreviated as
                                     "ADA")


Class A-P certificates

    A fixed fraction of the principal received on each Loan which has a Pass-Through Rate lower than 5.00%.


Class A certificates (but not Class A-P) and Class R certificate

      Unpaid and accrued interest pro rata based upon the amount of interest due each class.


Class A certificates (but not Class IA-3 Class A-P and Class A-X) and Class R certificate

      Specified fractions or percentages, as described in this prospectus supplement, of the total principal received on the Loans (other than the fixed fraction allocated to Class A-P), which may include, for a certain period of time, a disproportionately high percentage of principal prepayments received in respect of the related Loans, allocated among the Senior certificates, as described in this prospectus supplement.


Class A certificates and Class R certificate

      An amount equal to unreimbursed losses, if any, previously allocated to:
      Class IA-1, Class IA-2, Class IA-3 and Class IA-4 certificates and Class R certificate for the Applicable Fraction of each Loan in Subgroup I or Subgroup II; Class IIA-1 and Class IIA-2 certificates for the Applicable Fraction of each Loan in Subgroup II; and Class A-P for each Loan which has a Pass-Through Rate lower than 5.00%.


Subordinate certificates

      Interest and then a percentage of the total principal received on the Loans (other than the fixed fraction allocated to Class A-P) related to the ratio of the total outstanding principal balance of the Subordinate certificates to all the certificates, which may include a disproportionately small allocation of prepayments on the Loans for a certain period of time, to be distributed as follows:

       o Class M accrued and unpaid interest, then principal
       o Class B-1 accrued and unpaid interest, then principal
       o Class B-2 accrued and unpaid interest, then principal
       o Class B-3 accrued and unpaid interest, then principal
       o Class B-4 accrued and unpaid interest, then principal
       o Class B-5 accrued and unpaid interest, then principal

      To the Class A certificates and each class of the Subordinate certificates in the order of seniority, the amount of unreimbursed losses previously allocated to each class.


Class R certificate

    The remainder of the ADA, which is expected to be zero.

 Priority of Distributions in the Event that the Principal Balances of the Sub-
                ordinate Certificates Have Been Reduced to Zero


(For purposes of this chart, "Available Distribution Amount" is abbreviated as
                                     "ADA")


Class A-P certificates

    A fixed fraction of the principal received on each Loan which has a Pass-Through Rate lower than 5.00%.


Class A certificates (but not Class A-P) and Class R certificate

      Unpaid and accrued interest pro rata based upon the amount of interest due each class.


Class A certificates (but not Class IA-3, Class A-P and Class A-X) and Class R certificate

      The total principal received from the Loans (other than the fixed fraction allocated to Class A-P) pro rata to each class of related Senior certificates.


Class A certificates and Class R certificates

      The amount of unreimbursed losses previously allocated to each class, pro rata to each class.


Class R certificate

    The remainder of the ADA, which is expected to be zero.

                                  Risk Factors


    The offered certificates may not be suitable investments for you. In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity, and market risks associated with that class.

    The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

    The yield of each class will depend upon the price you paid for your certificates and the rate of principal payments on the mortgage loans (including prepayments, defaults and liquidations) as well as the actual characteristics of the mortgage loans. The mortgage loans may be prepaid at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time. You should consider the associated risks, including the following:

Prepayments on the mortgage loans       o      If the mortgage loans are prepaid at a rate faster than assumed, this may reduce
may affect the yield on your                   the yields of any classes of certificates (except for Class A-P), especially any of
certificates.                                  these certificates purchased at a premium over their principal balances.

                                        o      If the mortgage loans having Pass-Through Rates higher than 5.50% per annum are prepaid at a rate faster than assumed, this may reduce the yield of the Class A-X certificates and investors in these certificates may not fully recoup their initial investments.

                                        o      If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any classes of certificates (except for the Class IA-3 certificates and Class A-X certificates) purchased at a discount to their principal balances.

                                        o      If the mortgage loans having Pass-Through Rates less than 5.00% per annum are prepaid at a rate slower than assumed, this may reduce the yield of the Class A-P certificates.

                                        o      Any time your principal is repaid to you, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your certificates.

                                        o      If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related classes of certificates.

                                        o      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See "Prepayment and Yield Considerations" in this prospectus supplement and "Prepayment, Yield and Maturity Considerations" in the prospectus.

                                        o      In addition, as described herein, principal distributions on the certificates will be calculated on the basis of principal collections on specified Subgroups of mortgage loans. See "Description of the Certificates--Distributions of Principal on
                                               the Certificates" in this prospectus supplement. Prospective investors in these certificates are urged to consider that the characteristics of the related Subgroup or Subgroups will have particular bearing on the prepayment characteristics of these Loans. For example, Subgroups with lower interest rates may be expected to experience lower rates of prepayment than Subgroups with higher interest rates. See
                                               "Description of the Certificates--Distributions of Principal on the Certificates"
                                               in this prospectus supplement.

Fluctuations in the interest rate of    o      The Class IIA-1 certificates and Class IIA-2 certificates will accrue interest at
the Class IIA-1 certificates and               an adjustable rate determined separately for each distribution date according to
Class IIA-2 certificates will affect           LIBOR in the manner described under "Description of the Certificates." The interest
the yield on these certificates.               rate on the Class IIA-1 certificates will vary in direct correlation with LIBOR.The interest rate on the Class IIA-2 certificates will vary inversely with a multiple of LIBOR. Therefore, the yield to investors on the Class IIA-1 certificates and

                                               Class IIA-2 certificates will be sensitive to fluctuations in LIBOR.

Losses and delinquent payments on       o      If, as a result of losses on liquidated mortgage loans, the certificate principal
the mortgage loans may affect the              balances of the Junior Subordinate certificates are reduced to zero, the yield on
return on your certificate.                    each class of the Senior Subordinate certificates will be extremely sensitive to losses on the mortgage loans. If, as a result of losses, the certificate principal balances of the Senior Subordinate and Junior Subordinate certificates are reduced to zero, the yield on each class of related Senior certificates that is still outstanding will be extremely sensitive to losses on the related mortgage loans.

                                        o      Delinquencies that are not covered by amounts advanced by the Servicer because they are deemed non-recoverable will adversely affect the yield on the Junior
                                               Subordinate certificates, the Senior Subordinate certificates and the related
                                               Senior certificates in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the Junior Subordinate certificates, second by the Senior Subordinate certificates, each in the reverse order of their seniority, and third, pro rata, by the related Senior certificates.

                                        o      The yield on the Subordinate certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans. In general, losses on the mortgage loans and the resulting reduction in principal balance will mean that less interest will accrue than would otherwise be the case. The earlier a loss and resulting reduction in principal balance occurs, the greater the effect on an investor's yield. The yield on the Subordinate certificates will also be affected by the disproportionate allocations of principal prepayments and in some cases, liquidation proceeds, to the Senior certificates, net interest shortfalls, and other cash shortfalls in available funds.

The Subordinate certificates are        o      Investors who purchase Subordinate certificates will not receive distributions of
especially                                     interest and principal on any given distribution date until after the Senior certificates


sensitive to losses on                         and classes of more senior Subordinate certificates receive their distributions
the mortgage loans.                            of interest and principal. The Subordinate certificates will bear losses and delinquencies in reverse order of their priority. Depending upon the timing of defaults and severity of losses, investors may realize a lower expected return on their investment than they originally anticipated. It may also take longer for investors holding Subordinate certificates to realize their expected return on their investment.

It may not be possible to find an       o      The Underwriters intend to make a market for the purchase and sale of the offered
investor to purchase your                      certificates after their initial issuance but have no obligation to do so. There is
certificates.                                  no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                               Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

Terrorist attacks and ongoing           o      The effects that terrorist attacks in the United States and related military action
military action may reduce the yield           may have on the performance of the mortgage loans cannot be determined at this
on your certificates.                          time. You should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial

                                               number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940 or similar state laws. The amount of interest accrued on the certificates will be reduced pro rata by any reductions in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940. In addition, certain persons not covered by the Soldiers' and Sailors' Civil Relief Act of 1940 may be eligible for similar loan payment relief under applicable state law.

The concentration of mortgage loans     o      The concentration of the mortgage loans with specific characteristics relating to
with certain characteristics may               the types of properties, property characteristics and geographic location are
change over time, which may affect             likely to change over time. Principal payments may affect the concentration levels.
the timing and amount of payments on           Principal payments could include voluntary prepayments and prepayments resulting
your certificates.                             from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the Subordinate certificates only after payments are made to the Senior certificates, the Subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Payments from the mortgage loans are    o      The certificates do not represent an interest in or obligation of the Depositor,
the sole source of payments on your            the Servicer, the Trustee, the Underwriters or any of their affiliates. However,
certificates.                                  the Depositor does have limited obligations with respect to certain breaches of its representations and warranties. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality, the
                                               Depositor, the Servicer, the Trustee, the Underwriters nor any of their affiliates will guarantee or insure either the certificates or the mortgage loans.
                                               Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the Depositor, the Servicer, the Trustee, the Underwriters or any of
                                               their affiliates.

The return on your certificates may     o      As of the Cut-Off Date, mortgaged properties securing the IA Loans and IIA Loans
be particularly sensitive to changes           located in the State of California constitute approximately 26.53% and 35.29%,
in the real estate markets in                  respectively, of all mortgage loans included. If the California residential real
certain geographical areas.                    estate market should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market. In addition, approximately 10.54%, 9.25%
                                               and 6.49% of the mortgage loans securing the IA Loans are located in Texas, Florida and Michigan, respectively, and approximately 9.23%, 8.27% and 6.27% of the mortgage loans securing the IIA Loans are located in Michigan, Illinois and
                                               Florida.

The Class R Certificate has tax         o      The Class R certificateholder will be required to report on its federal income tax
implications that are different from           returns as ordinary income its pro rata share of taxable income of the REMIC
the other certificates.                        regardless of the amount or timing of its receipt of cash payments. See "Federal
                                               Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual
                                               Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax
                                               Considerations Applicable to the Residual Certificate" in this prospectus supplement. Accordingly, the Class R certificateholder may have taxable income and tax liabilities arising from its investment during a taxable year in excess of the cash received during that period which results in a negative after-tax return. The requirement that the Class R certificateholder report its pro rata share of the taxable income and net loss of the REMIC will continue until the class principal balances of all classes of certificates have been reduced to zero, even though the
                                               Class R certificateholder has received full payment of its stated interest and principal. It is expected that all or a substantial portion of the REMIC taxable income of the Class R certificateholder will be treated as "excess inclusion"
                                               income to the holder which:

                                               o      will not be subject to offset by losses from other activities;

                                               o      for a tax-exempt holder, will be treated as unrelated business taxable income; and

                                               o      for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

                                               An individual Class R certificateholder may be limited in its ability to deduct servicing fees and other non-interest expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class R certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal
                                               Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual
                                               Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax
                                               Considerations Applicable to the Residual Certificate" in this prospectus supplement.

Factors that reduce collections         o      A decline in real estate values or changes in mortgage market interest rates may
could cause early repayment, delayed           affect the yield on your certificates. If the residential real estate market in the
payment or reduced payment on the              locale of properties securing the mortgage loans should experience an overall
certificates.                                  decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the related mortgaged properties, become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

The bankruptcy or insolvency of the     o      If the Servicer becomes the subject of bankruptcy or similar proceedings, the
Servicer could further delay or                Trustee's claim to collections in the Servicer's possession at the time of the
reduce payments to you.                        bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

                                               Additionally, if the Servicer defaults on its obligations under the Pooling and
                                               Servicing Agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of the Servicer to service the receivables could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the     o      We expect that the transfer of the mortgage loans from ABN AMRO Mortgage Group,
transfer from ABN AMRO Mortgage                Inc., as seller, to ABN AMRO Mortgage Corporation and from ABN AMRO Mortgage
Group, Inc. to the Depositor and               Corporation, as Depositor, to the trust will each be characterized as a sale. Each
from the Depositor to the trust                of ABN AMRO Mortgage Group, Inc. and the Depositor have documented its respective
could delay or reduce payments to              transfer as a sale. However, a bankruptcy trustee or creditor of ABN AMRO Mortgage
you.                                           Group, Inc. may take the position that the transfer of the mortgage loans to ABN
                                               AMRO Mortgage Corporation should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, ABN AMRO Mortgage Corporation would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the Depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the
                                               Trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

                                   The Trust

    The primary assets of REMIC I will consist of a pool ("Mortgage Pool") of mortgage loans ("Loans"). REMIC I will also contain (1) certain insurance policies related to the Loans, (2) any property which secured a Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, (3) amounts held in the certificate account established by the Trustee to facilitate distributions to certificateholders (the "Certificate Account"), and (4) certain other assets all as described in this prospectus supplement.

    The Depositor will assign the Loans to the Trustee, together with all principal and interest due on the Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the certificates. Each Loan will be identified in a Loan schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the mortgage note, and the mortgage interest rate.

                      Description of the Mortgage Pool(1)

General

    The Mortgage Pool will consist of Loans that have an aggregate outstanding principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $255,670,142. For purposes of describing the mortgage pool data set forth in this prospectus supplement, the Loans have been divided into (i) the "IA Loans," which represent the Discount Fraction for the Class A-P certificates and the Applicable Fraction for the Class IA-1,

---------------

(1) The description herein of the Mortgage Pool and the mortgaged properties is based upon the Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to principal balance refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References herein to percentages of Loans refer in each case to the percentage of the aggregate principal balance of the Loans, based on the outstanding principal balances of the Loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Loans (determined as described in the preceding sentence). Prior to the issuance of the certificates, Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other Loans may be included in the Mortgage Pool. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage interest rates and certain other characteristics of the Loans in the Mortgage Pool may vary. See "--Additional Information".

Class IA-2, Class IA-3 and Class IA-4 certificates, Class R certificate and Subordinate certificates (in respect of the Subordinate I Amount) of the Loans in Subgroup I and Subgroup II and (ii) the "IIA Loans", which represent the Applicable Fraction for the Class IIA-1 certificates and Class IIA-2 certificates and Subordinate certificates (in respect of the Subordinate II Amount) of the Loans in Subgroup II. Therefore, the Applicable Fraction of the Class IA-1, Class IA-2, Class IA-3 and Class IA-4 certificates, Class R certificate and Subordinate certificates (in respect of the Subordinate I Amount) of the principal balance of each Loan in Subgroup II is reflected as a separate Loan in data related to the IA Loans and the Applicable Fraction for the Class IIA-1, Class IIA-2 and Subordinate certificates (in respect of the Subordinate II Amount) of the principal balance of that Loan is reflected as a separate Loan in the data related to the IIA Loans. The IA Loans have an aggregate outstanding principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $86,832,130. The IIA Loans have an aggregate outstanding principal balance as of the Cut- Off Date, after deducting payments due on or before that date, of approximately $168,838,012. Approximately 99.88% all of the Loans have an original term to maturity of fifteen (15) years. Certain of the risks of loss on certain Loans will be covered by primary insurance policies up to specified limits.

     First deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties secure the Loans. The mortgaged properties may include detached homes, townhouses, individual condominium units, and individual units in planned unit developments, so long as the property subject to the lien of the related mortgage consists of no more than four units, and has the additional characteristics described below and in the prospectus.

    The Depositor acquired all of the Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, the "Mortgage Loan Purchase Agreement", to be dated as of February 27, 2003, between ABN AMRO Mortgage Group, Inc. and the Depositor. ABN AMRO Mortgage Group, Inc., an affiliate of the Depositor, originated substantially all of the Loans in accordance with the underwriting standards described in "The Trusts--The Loans--Loan Underwriting Policies" in the prospectus.

    All of the IA Loans, and approximately 99.79% of the IIA Loans have FICO Scores. The weighted average FICO Scores for the IA Loans and IIA Loans that were scored are approximately 754 and 738, respectively. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a borrower's creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, meaning that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two- year period, which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Depositor does not make any representations or warranties as to the actual performance of any Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Loan according to its terms.

    The Depositor will assign the Loans to the Trustee for the ultimate benefit of the certificateholders. The Servicer will service the Loans directly as Servicer pursuant to the Pooling and Servicing Agreement, and will receive compensation for such services. See "The Pooling and Servicing Agreement--Assignment of Loans" in the prospectus.

    Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller has made certain representations and warranties with respect to the Loans which the Depositor will assign to the Trustee for the benefit of the certificateholders. If the Seller breaches any of the representations and warranties with respect to any Loan which materially and adversely affects (i) the value of any of the Loans actually delivered or (ii) the interests of the purchaser therein, the Seller will be obligated to cure such breach in all material respects or shall repurchase the Loan or any property acquired in respect thereof.

    In addition, the Depositor will make representations and warranties regarding the Loans in the Pooling and Servicing Agreement, but its assignment of the Loans to the Trustee will be without recourse and the Depositor's obligations relating to the Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement. If the Depositor breaches any of the representations and warranties with respect to any Loan which breach materially and adversely affects the interests of the certificateholders in the related Loan, the Depositor will be obligated to cure such breach in all material respects or shall repurchase the Loan or any property acquired in respect thereof. The Servicer is required to make certain advances of its own funds in respect of the Loans to the limited extent set forth under "Servicing of the Loans--Advances" in the prospectus and "Description of the Certificates--Advances" in this prospectus supplement.

    All of the Loans will have principal and interest payable on the first day of each month, which day is called the due date. None of the Loans will have an original scheduled maturity date later than February 1, 2018. Approximately 99.88% of the Loans have an original term to maturity of fifteen (15) years. At origination, based upon the lower of the purchase price paid for or the appraisal of the mortgaged property securing each purchase Loan, or the appraisal of the mortgaged property securing other types of Loans, the Loans had approximate loan-to-value ratios as described in the table below.

                                       Percentage of IA        Percentage of IIA
Approximate Loan-to-Value            Loans by Principal       Loans by Principal
Ratio                                           Balance                  Balance
--------------------------------------------------------------------------------
Less than or equal to 80%                         99.30%                   99.09%
--------------------------------------------------------------------------------
Greater than 80%, but less
than or equal to 95%                               0.70%                    0.91%
--------------------------------------------------------------------------------
Greater than 95%                                   0.00%                    0.00%
--------------------------------------------------------------------------------


    The scheduled principal balance of a Loan as of any distribution date is the unpaid principal balance of such Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such distribution date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related mortgagor.

    All of the Loans having loan-to-value ratios greater than approximately 80% at origination are covered by primary mortgage insurance policies. No Loan permits negative amortization or the deferral of accrued interest. None of the mortgage loans secured by mortgaged property in the state of Georgia are subject to the Georgia Fair Lending Act.

Additional Information

    Appendix B, attached hereto, sets forth in tabular format certain information, as of the Cut-Off Date, with respect to the Loans.

    Each mortgagor must maintain a standardized hazard insurance policy in an amount equal to the maximum insurable value of the improvements securing such Loan or the principal balance of such Loan, whichever is less. See "Servicing of the Loans--Hazard Insurance" in the prospectus. No mortgage pool insurance policy, special hazard insurance policy or mortgagor bankruptcy insurance will be maintained with respect to the Mortgage Pool, nor will any Loan be insured by the FHA or guaranteed by the VA.

    The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool, as presently constituted. Prior to the issuance of the certificates, the Depositor may add or remove Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate.

                        Description of the Certificates


General

    The Trustee will execute, authenticate and deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among ABN AMRO Mortgage Corporation, as Depositor, ABN AMRO Mortgage Group, Inc., as Servicer, and JPMorgan Chase Bank, as Trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates. It is a condition to the issuance of the offered certificates that they receive the ratings from one or more of Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch") indicated under "Certificate Ratings". As of the date of their issuance, the offered certificates, other than the Class B-1 and Class B-2 certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The Servicer will be obligated to make advances with respect to delinquent payments on the Loans as described under "--Advances".

    The certificates, other than the Class R certificate, will evidence all the beneficial ownership in a trust called REMIC III established by the Depositor to hold the regular interests of REMIC II. REMIC II will hold the regular interests in REMIC I into which the Loans will be deposited.

    Only the Senior certificates and Senior Subordinate certificates are offered hereby. The Junior Subordinate certificates are not offered hereby. The class principal balance for any class of certificates (other than the Interest Only certificates) will equal the aggregate amount of principal to which such class is entitled, after giving effect to prior (1) distributions of principal to such class and (2) allocations of losses required to be borne by such class. Notwithstanding the foregoing, the class principal balance of the most subordinate class of certificates outstanding at any time is equal to the aggregate principal balance of all of the Loans less the class principal balance of all other classes of certificates senior to such certificates. As used in this prospectus supplement, the principal balance of a class means the class principal balance thereof.

    The certificate principal balance for any certificate will be the portion of the corresponding class principal balance represented by such certificate. The aggregate initial certificate principal balance of the certificates will be approximately equal to the aggregate principal balance of the Loans as of the Cut-Off Date. The offered certificates (other than the Interest Only certificates, Senior Subordinate certificates and Class R certificate) are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof. The Class IA-3 certificates are offered in minimum denominations equivalent to at least $1,000,000 initial class notional amount each and multiples of $1 in excess thereof. The Class A-X certificates are offered in a single denomination of a

100% percentage interest. The Senior Subordinate certificates are offered in minimum denominations equivalent to at least $100,000 initial certificate principal balance each and multiples of $1 in excess thereof. The Class R certificate will be offered in registered, certificated form in a single denomination of a 100% percentage interest.

Book-Entry Registration

    A global certificate registered in the name of the nominee of The Depository Trust Company, or DTC, will initially represent each class of Book-Entry certificates. DTC has advised the Depositor that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry certificates. Unless the events described in "--Definitive Certificates" have occurred, the Trustee will not issue the Book-Entry certificates in fully registered, certificated form as "Definitive Certificates".

    Unless and until the Trustee issues Definitive Certificates, all references in this prospectus supplement to actions by Book-Entry certificateholders shall refer to actions taken by DTC upon instructions from DTC participants. Further, all references in this prospectus supplement to distributions, notices, reports, and statements to Book-Entry certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of the certificates, for distribution to Book-Entry certificateholders in accordance with DTC procedures.

    Unless the Trustee issues Definitive Certificates, certificateholders will receive all distributions of principal and interest on the Book-Entry certificates through DTC participants. Under a book-entry format, certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each distribution date, DTC will forward such payments to DTC participants which thereafter will be required to forward them to indirect DTC participants or certificateholders. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) for each class of Book-Entry certificates will be Cede, as nominee of DTC, and that Book-Entry certificateholders will not be recognized by the Trustee as certificateholders under the Pooling and Servicing Agreement. Book-Entry certificateholders will be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement only indirectly through DTC participants, who in turn will exercise their rights through DTC.

Definitive Certificates

    The Trustee will issue the Book-Entry certificates as Definitive Certificates to certificateholders or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry certificates and the Trustee or the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default under the Pooling and Servicing Agreement, Book-Entry certificateholders evidencing not less than 66% of the aggregate outstanding certificate principal balance advise the Trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

    Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

    The Trustee (or its duly appointed paying agent, if any) will distribute principal and interest on the Definitive Certificates, as well as the other classes of certificates, directly to holders of such certificates in accordance with the procedures set forth in this prospectus supplement and in the Pooling and Servicing Agreement. The Trustee will distribute principal and interest on each distribution date to holders in whose names such certificates were registered at the close of business on the last business day of the month preceding the month of such distribution date. The Trustee will make distributions by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the certificate registrar. The Trustee will make the final payment on any certificate (whether a Definitive Certificate or the global certificates registered in the name of Cede) only upon presentation and surrender of such certificate at its offices or its agent's office or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. The Trustee will provide such notice to registered certificateholders not later than the fifteenth day of the month in which all remaining outstanding certificates will be retired.

    Definitive Certificates, as well as the Class R certificate, will be transferable and exchangeable at the offices of the Trustee or its agent. The Trustee may impose a reasonable service charge for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Transfer Restrictions

    Any investor in the offered certificates, other than the Class R certificate, will be deemed to make certain representations described in this prospectus supplement under "ERISA Considerations". The Class R certificate is subject to transfer restrictions described in the prospectus under "ERISA Considerations" and "Federal Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual Certificates".

Available Distribution Amount

    The Available Distribution Amount for any distribution date will generally include scheduled principal and interest payments due on the related due date (whether paid by the mortgagor or advanced by the Servicer), partial principal prepayments received in the previous calendar month (as set forth below), prepayments in full received in the Prepayment Period to the extent set forth below and amounts received with respect to liquidations of Loans in the previous calendar month, and will be distributed on each distribution date by or on behalf of the Trustee to the certificateholders, as specified in this prospectus supplement.

    The "Due Date" related to each distribution date is the first day of the month in which such distribution date occurs. The "Determination Date" is a day not later than the 10th day preceding the related distribution date in the month in which such distribution date occurs.

    The "Available Distribution Amount" for any distribution date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Loans by the Determination Date for such distribution date and not previously distributed (including Liquidation Proceeds), except:

        o all scheduled payments of principal and interest collected but due on a date after the related Due Date;

        o all partial principal prepayments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on the Loans for the period after the previous calendar month);

        o all prepayments in full received after the previous calendar month (together with any interest payment received with such prepayments in full to the extent that it represents the payment of interest accrued on the Loans for the period after the previous calendar month);

        o Liquidation Proceeds and insurance proceeds received on the Loans after the previous calendar month;

        o all amounts in the custodial account for principal and interest which are due and reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement;

        o      the servicing fee for each Loan; and

        o the excess, if any, of aggregate Liquidation Proceeds on the Loans received during the previous calendar month over the amount that would have been received if prepayments in full had been made with respect to the Loans on the date such Liquidation Proceeds were received ("Excess Liquidation Proceeds");

(2) all advances made by the Servicer to the Trustee on that distribution date;

(3) any amounts payable as "Compensating Interest" by the Servicer on that distribution date which will be equal to the lesser of:

        o any shortfall for the related month of interest collections resulting from the timing of prepayments in full on the Loans made during the related Prepayment Period; and

        o the sum of (a) one-twelfth of 0.125% of the aggregate outstanding principal balance of the Loans on such distribution date and (b) any reinvestment income realized by the Servicer during the related Prepayment Period relating to prepayments in full on the Loans made during the related Prepayment Period; and

(4) the total amount of any cash received by the Trustee or the Servicer in respect of the obligation of the Depositor or the Seller to repurchase any Loans.

Advances

    With respect to each Loan, the Servicer will make advances to the Certificate Account on the business day before each distribution date to cover any shortfall between (1) payments of principal and interest scheduled to be received with respect to such Loan and (2) the amounts actually deposited in the Certificate Account on account of such payments; provided, that the Servicer determines on such distribution date, in good faith, that such advances will be recoverable from insurance proceeds, Liquidation Proceeds or other amounts it expects to receive with respect to that Loan. Advances are reimbursable to the Servicer from cash in the Certificate Account remitted by the Servicer before payments to the certificateholders if the Servicer determines that such advances will not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Loan and so notifies the Trustee.

Distributions of Principal on the Certificates

    As of any distribution date, distributions of principal on the certificates will be made on the basis of various formulas calculated with respect to Subgroups of the Loans having Pass-Through Rates within specified ranges. Specifically, the

        o Class A-P certificates are entitled to a portion of principal collected on Loans with Pass-Through Rates of less than 5.00% per annum (Subgroup I);

        o Class IA certificates and the Subordinate certificates (in respect of the Subordinate I Amount) are entitled to the remaining portion of principal collected on Loans with Pass-Through Rates of less than 5.00% per annum (Subgroup I), and a portion of principal collected on Loans with Pass-Through Rates equal to or greater than 5.00% per annum (Subgroup II), but less than 5.50% per annum; and

        o Class IIA certificates and the Subordinate certificates (in respect of the Subordinate II Amount) are entitled to the remaining portion of principal collected on Loans with Pass-Through Rates equal to or greater than 5.00% per annum (Subgroup II).

     The specified portions of principal collections on each Subgroup of Loans distributable to the certificates are described under "---Glossary of Definitions Relating to the Priority of Distributions," herein, and were calculated for the purpose of "ratio stripping" each Subgroup or, in other words, maintaining the outstanding class principal balances of the certificates at proportions designed to ensure that interest collections are sufficient to support the different interest rates on the certificates. Since certificateholders' entitlements to principal will be based on one or more different Subgroups, the performance of each of those Subgroups will determine the principal distributions of each class on each distribution date. Prospective investors should also consider that each Subgroup of Loans has different characteristics that will have a bearing on the payment experience of such Loans. For example, Loans with lower Pass-Through Rates might be expected to experience lower rates of prepayment than Loans with higher Pass-Through Rates.

    As described in greater detail below, amounts distributable to the Class IA certificates, the Class IIA certificates and the Subordinate certificates as a whole will additionally be allocated between such Senior and Subordinate certificates on the basis of the Senior Principal Amount and the Subordinate Principal Amount. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior and Subordinate certificates. See "--Glossary of Definitions Relating to the Priority of Distributions" and "Prepayment and Yield Considerations" in this prospectus supplement.

Glossary of Definitions Relating to the Priority of Distributions

    Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below and highlighted within the various definitions:

    "Aggregate Subordinate Percentage" will initially be approximately 1.25% and for any distribution date is equal to the following fraction:

            the aggregate class principal balance of the Subordinate certificates immediately prior to such distribution date
            --------------------------------------------------------
 the aggregate principal balance of all of the Loans immediately prior to such distribution date.

    "Applicable Fraction" for each specified class and each Loan in the related Subgroup is as follows:

        o for the Class IA certificates and the Subordinate certificates (in respect of the Subordinate I Amount) and each Loan in Subgroup I:

                the Pass-Through Rate on such Loan in Subgroup I
                ------------------------------------------------

                                     5.00%;

        o for the Class IA certificates and the Subordinate certificates (in respect of the Subordinate I Amount) and each Loan in Subgroup II, the greater of zero and the following fraction:

         5.50% minus the Pass-Through Rate on such Loan in Subgroup II
         -------------------------------------------------------------

                                   0.50%; and

        o for the Class IIA certificates and the Subordinate certificates (in respect of the Subordinate II Amount) and each Loan in Subgroup II, the lesser of one and the following fraction:

     1 minus (5.50% minus the Pass-Through Rate on such Loan in Subgroup II
     ----------------------------------------------------------------------

                                    0.50%).

    "Bankruptcy Coverage" is expected to equal approximately $50,000 as of the Cut-Off Date. The Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the certificates.

    "Bankruptcy Losses" means any Debt Service Reduction or Deficient
Valuations.

    "Class A-X Notional Amount" will initially be approximately $1,496,503 and with respect to any distribution date thereafter will equal the total principal balance, as of the related Due Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Premium Loans multiplied by the following fraction:

             the weighted average of the Pass-Through Rates of the
              Premium Loans as of the related Due Date minus 5.50%
             -----------------------------------------------------
                                     5.50%.

    "Class IA Percentage" as of the Closing Date will be approximately 98.74%, and for the Class IA certificates on any distribution date, will equal the sum of the class principal balances of such classes of certificates immediately preceding such distribution date divided by the sum of the Applicable Fractions set forth in bullet point one and two of such definition of the scheduled principal balance of each Loan in Subgroup I or Subgroup II, as applicable, immediately preceding such distribution date.

    "Class IIA Percentage" as of the Closing Date will be approximately 98.75%, and for the Class IIA certificates on any distribution date, will equal the sum of the class principal balances of the Class IIA certificates immediately preceding such distribution date divided by the sum of the Applicable Fraction set forth in bullet point three of such definition of the scheduled principal balance of each Loan in Subgroup II immediately preceding such distribution date.

    "Class IA-3 Notional Amount" will initially be approximately $5,506,496 and with respect to any distribution date thereafter, will be equal to (a) 0.50% of the class principal balance of the Class IA-2 certificates, divided by (b) 5.00%.

    "Class IIA-1 Interest Rate" with respect to the initial Interest Accrual Period is 1.86875% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.50% (subject to a maximum rate of 8.50% per annum and a minimum rate of 0.50% per annum).

    "Class IIA-2 Interest Rate" with respect to the initial Interest Accrual Period is 12.1572917045% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 14.6666667% minus the product of LIBOR and 1.83333333 (subject to a maximum rate of 14.6666667% per annum and a minimum rate of 0.00% per annum).

    "Credit Support Depletion Date" is the first distribution date on which the class principal balances of all of the Subordinate certificates have been or will be reduced to zero.

    "Debt Service Reduction" means any reduction of the amount of the monthly payment on the related Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

    "Deficient Valuation" means in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance on a Loan less a bankruptcy court's valuation of the related mortgaged property.

    "Discount Fraction" with respect to a Discount Loan means the following fraction:

            5.00% minus the Pass-Through Rate on such Discount Loan
            -------------------------------------------------------

                                     5.00%.

    "Discount Fractional Principal Amount" means the Discount Fraction of the principal received with respect to a Discount Loan.

    "Discount Fractional Principal Shortfall" means an amount generally equal to the sum of:

(1) the Discount Fraction of any loss on a Discount Loan other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage as described in "Subordination and Allocation of Losses"; and

(2) the sum of amounts, if any, by which the foregoing amount on each prior distribution date exceeded the amount actually distributed in respect thereof on such prior distribution dates and not subsequently distributed.

    "Discount Loan" means any Loan with a Pass-Through Rate of less than 5.00% per annum.

    "Excess Loss" means a Special Hazard Loss incurred on a Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Loan in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Loan in excess of the Bankruptcy Coverage.

    "Fraud Coverage" is expected to equal approximately $2,556,701 as of the Cut-Off Date. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)     before the third anniversary of the Cut-Off Date, an amount equal to:

        (a) 1.00% of the aggregate principal balance of all Loans, as of the Cut-Off Date, minus

        (b) the aggregate amounts allocated to the certificates with respect to Fraud Losses on such Loans up to such date of determination;

(2) from the third to the fifth anniversary of the Cut-Off Date, an amount equal to:

        (a) 0.50% of the aggregate principal of all of the Loans, as of the most recent anniversary of the Cut-Off Date, minus

        (b) the aggregate amounts allocated to the certificates with respect to Fraud Losses, since the most recent anniversary of the Cut-Off Date up to such date of determination; and

(3) on and after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

    "Fraud Losses" are losses on Loans arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Loans.

    "Interest Accrual Period" for all classes of certificates is the calendar month preceding the month in which the distribution date occurs.

    "LIBOR" means, for the initial Interest Accrual Period, 1.36875% with respect to the Class IIA-1 certificates and Class IIA-2 certificates, and for any Interest Accrual Period thereafter, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Trustee (or a calculation agent on its behalf) in accordance with the following procedure:

        (i) The Trustee on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Trustee, to provide the Trustee with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

        (ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Trustee for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Trustee are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

    "LIBOR Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

    "LIBOR Determination Date" means the second LIBOR Business Day before the first day of the related Interest Accrual Period.

    "Liquidated Loan" is a Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

    "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the distribution date.

    "Liquidation Proceeds" are amounts received by the Servicer in connection with the liquidation of a defaulted Loan whether through foreclosure or otherwise, other than proceeds of insurance policies.

    "Pass-Through Rate" for each Loan is equal to the mortgage interest rate thereon less 0.25% (which is the rate at which the related servicing fee is calculated).

    "Premium Loan" means any Loan with a Pass-Through Rate in excess of 5.50% per annum.

    "Prepayment Period" means with respect to each distribution date and each partial principal prepayment or payoff on any Loan, the calendar month preceding the month in which the related distribution date occurs.

    "Principal Distribution Amount" for each of the Subgroups on each distribution date, means the sum of:

        (1) the Principal Payment Amount for the Loans included in the related Subgroup;

        (2) the Principal Prepayment Amount for the Loans included in the related Subgroup; and

        (3) the Liquidation Principal for the Loans included in the related Subgroup.

    "Principal Payment Amount" for any distribution date and any Subgroup, is the sum of the Applicable Fraction for each Loan in such Subgroup of:

        (1)    scheduled principal payments on such Loan due on the related
               Due Date;

        (2) the principal portion of repurchase proceeds received with respect to any related Loan which was repurchased as permitted or required by the Pooling and Servicing Agreement during the calendar month preceding the month of the distribution date; and

        (3) any other unscheduled payments of principal which were received on the related Loans during the preceding calendar month, other than prepayments in full, partial principal prepayments or Liquidation Principal.

    "Principal Prepayment Amount" for any distribution date and any Subgroup is the sum of the Applicable Fraction for each Loan in such Subgroup of all partial principal prepayments and all prepayments in full on such Loan which were received during the applicable Prepayment Period.

    "Pro Rata Allocation" means allocating the principal portion of certain losses relating to a Loan in a given Subgroup to the Senior certificates related to that Subgroup (other than the Class A-P certificates and Interest Only certificates) and/or to the Subordinate certificates, pro rata according to their outstanding certificate principal balances (except (1) if the loss is recognized with respect to a Discount Loan, the Discount Fraction of such loss will be allocated to the Class A-P certificates, and the remainder of such loss will be allocated as described below in clause (2) of this definition,
(2) the Applicable Fraction of such loss related to the Class IA certificates and the Subordinate certificates (in respect of the Subordinate I Amount) will be allocated pro rata among those certificates according to their outstanding certificate principal balances or the Subordinate I Amount, and (3) the Applicable Fraction of such loss related to the Class IIA certificates and the Subordinate certificates (in respect of the Subordinate II Amount) will be allocated pro rata among those certificates according to their outstanding certificate principal balances or the Subordinate II Amount) in reduction thereof, and the allocation of the interest portion of such losses to the Senior certificates (other than the Principal Only certificates) and/or Subordinate certificates, pro rata according to the amount of interest accrued but unpaid on each such class in reduction thereof and then pro rata according to their outstanding certificate principal balances, in reduction thereof.

    "Senior Liquidation Amount" for any distribution date is the aggregate for either the Class IA certificates or the Class IIA certificates, with respect to each Loan included in the related Subgroups which became a Liquidated Loan during the calendar month preceding the month of the distribution date, of the lesser of:

        (1) the related Senior Percentage of the Applicable Fraction for the related Senior certificates of the principal balance of such Loan; and

        (2) the Senior Prepayment Percentage of the Applicable Fraction for the related Senior certificates of the Liquidation Principal with respect to such Loan.

    "Senior Percentage" the Class IA Percentage or Class IIA Percentage, as applicable.

    "Senior Principal Amount" for any distribution date and either the Class IA certificates or the Class IIA certificates will equal the sum of:

        (1) the applicable Senior Percentage for the related Senior certificates of the Principal Payment Amount for the Loans included in the related Subgroup or Subgroups;

        (2) the applicable Senior Prepayment Percentage for the related Senior certificates of the Principal Prepayment Amount for the Loans included in the related Subgroup or Subgroups; and

        (3)    the applicable Senior Liquidation Amount.

    "Senior Prepayment Percentage" is determined separately for the Class IA certificates and Class IIA certificates, and is subject to certain conditions specified in the Pooling and Servicing Agreement. It will generally be equal to the percentage amount set forth in the table below, except that on any distribution date where the corresponding Senior Percentage exceeds the initial Senior Percentage, then both of the Senior Prepayment Percentages for the Class IA certificates and Class IIA certificates for such distribution date will equal 100%.

Distribution Date
Occurring In             Senior Prepayment Percentage
 ---------------------    ------------------------------------------------------
March 2003 through
February 2008 ........   100%

March 2008 through
February 2009 ........   related Senior Percentage + 70% of the
                         applicable Subordinate Percentage
March 2009 through
February 2010 ........   related Senior Percentage + 60% of the
                         applicable Subordinate Percentage
March 2010 through
February 2011 ........   related Senior Percentage + 40% of the
                         applicable Subordinate Percentage
March 2011 through
February 2012 ........   related Senior Percentage + 20% of the
                         applicable Subordinate Percentage
March 2012 and
thereafter ...........   related Senior Percentage


    "Special Hazard Coverage" with respect to the mortgage pool, is expected to equal approximately $2,556,701 as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced, but not increased, to an amount equal to the lesser of:

        (1)    the greatest of:

               (a) the aggregate principal balance of the Loans located in the single California zip code area containing the largest aggregate principal balance of the Loans;

               (b) 1.0% of the aggregate unpaid principal balance of the Loans; and

               (c) twice the unpaid principal balance of the largest single Loan, in each case calculated as of the due date in the immediately preceding month; and

        (2) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the certificates since the Cut-Off Date.

    "Special Hazard Losses" are losses relating to Loans that become liquidated and have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (and except under certain circumstances, nuclear reaction, chemical contamination or waste by the mortgagor).

    "Subgroup" means Subgroup I or Subgroup II, as applicable.

    "Subgroup I" means all Loans with a Pass-Through Rate less than 5.00% per annum.

    "Subgroup II" means all Loans with a Pass-Through Rate equal to or greater than 5.00% per annum.

    "Subordinate I Amount" for any distribution date will equal the excess of
(i) the sum of the Applicable Fractions set forth in bullet point one and two of the scheduled principal balance of each Loan in Subgroup I and Subgroup II, over (ii) the sum of the class principal balances of the Class IA certificates.

    "Subordinate II Amount" for any distribution date will equal the excess of
(i) the sum of the Applicable Fractions set forth in bullet point three of the scheduled principal balance of each Loan in Subgroup II, over (ii) the sum of the class principal balances of the Class IIA certificates.

    "Subordinate Interest Rate" for any distribution date will equal the interest rate as determined by the following formula:

                  5.00% multiplied by the Subordinate I Amount

                                       +

                 5.50% multiplied by the Subordinate II Amount
                 ---------------------------------------------
                  Subordinate I Amount + Subordinate II Amount

    "Subordinate Liquidation Amount" for each distribution date in respect of either the Subordinate I Amount or the Subordinate II Amount will equal the excess, if any, of the aggregate Liquidation Principal (exclusive of the Discount Fraction of any Discount Loans) in respect of each Loan in the related Subgroup or Subgroups which became a Liquidated Loan during the calendar month preceding the month of the distribution date, minus the related Senior Liquidation Amount for such distribution date.

    "Subordinate Percentage" on any distribution date in respect of either the Subordinate I Amount or the Subordinate II Amount, determined separately, is equal to 100% minus the related Senior Percentage. Initially, the Subordinate Percentage in respect of either the Subordinate I Amount or the Subordinate II Amount will be approximately 1.26% and 1.25%, respectively.

    "Subordinate Prepayment Percentage" on any distribution date in respect of either the Subordinate I Amount or the Subordinate II Amount, determined separately, will equal the excess of 100% over the related Senior Prepayment Percentage. Initially the Subordinate Prepayment Percentage in each case will be 0%.

    "Subordinate Principal Amount" for each distribution date, in respect of either the Subordinate I Amount or the Subordinate II Amount, will be equal to the sum of:

        (1) the related Subordinate Percentage of the Principal Payment Amount for the Loans included in the related Subgroup or Subgroups;

        (2)    the Subordinate Principal Prepayment Amount; and

        (3)    the applicable Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Amount shall be reduced by the amounts required to be distributed to the Class A-P certificates with respect to the Discount Fractional Principal Shortfall on such distribution date; provided, further, that the Subordinate Principal Amount for any distribution date shall be reduced to the extent of any amounts required to be distributed to the Senior certificates pursuant to the provisions described under "--Priority of Distributions--Cross-Collateralization Provisions". Any reduction in the Subordinate Principal Amount pursuant to the provisions above shall offset the amount calculated pursuant to first clause (1), second clause
(3) and then clause (2), in each case of the definition thereof.

    "Subordinate Principal Prepayment Amount" for each distribution date, in respect of either the Subordinate I Amount or the Subordinate II Amount, is the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for the Loans included in the related Subgroup or Subgroups.

    "Subordination Level" on any specified date with respect to any class of Subordinate certificates is the percentage obtained by dividing:

        (1) the sum of the class principal balances of all classes of certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date; by

        (2) the sum of the class principal balances of all classes of certificates as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date.

Priority of Distributions

    Commencing in March 2003, the Trustee will make distributions to certificateholders on each distribution date which will be the 25th day of each month, or if such 25th day is not a business day, on the immediately succeeding business day. Before the Credit Support Depletion Date, the Trustee will make such distributions to certificateholders to the extent of the Available Distribution Amount for such distribution date in the following manner and order of priority:

        (1) first, the sum of the Discount Fractional Principal Amounts for such distribution date, to the Class A-P certificates;

        (2) second, interest to the Senior certificates entitled to receive accrued and unpaid interest;

        (3) third, the related Principal Distribution Amount to the Senior certificates entitled to principal (other than the Class A-P certificates), in the following manner and order of priority:

               (a) first, an amount up to the Senior Principal Amount for the Class IA certificates to the Class R certificates, until its class principal balance has been reduced to zero;

               (b)     second, concurrently as follows:

                       (i) an amount up to the Senior Principal Amount for the Class IA certificates remaining after the distribution, if any, in clause (a) above to the Class IA certificates concurrently as follows:

                               (1)    approximately 29.4547339648% to the
                                      Class IA-1 certificates, until the class principal balance thereof has been reduced to zero; and

                               (2)    approximately 70.5452660352% to the
                                      Class IA-2 certificates and Class IA-4
                                      certificates, sequentially, in that
                                      order, in each case until the class
                                      principal balance thereof has been
                                      reduced to zero; and

                       (ii) an amount up to the Senior Principal Amount for the Class IIA certificates, to the Class IIA-1 certificates and Class IIA-2 certificates, pro rata, until the class principal balances thereof have been reduced to zero;

        (4) fourth, the sum of the Discount Fractional Principal Shortfalls to the Class A-P certificates, but not more than an amount equal to the aggregate Subordinate Principal Amount (without regard to the proviso of such definition); provided, however, that such payments in respect of losses shall not cause a further reduction of the outstanding Class A-P class principal balance;

        (5) fifth, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 certificates, in that order of seniority, their respective amount of accrued and unpaid interest and their pro rata share, according to their outstanding class principal balances, of the aggregate of the Subordinate Principal Amount in respect of the Subordinate I Amount and the Subordinate II Amount; provided, however, that on any distribution date on which the Subordination Level for any class of Subordinate certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate certificates junior to such class will be allocated to the most senior class of Subordinate certificates for which the Subordination Level is less than such percentage as of the Closing Date and to the class or classes of Subordinate certificates senior thereto, pro rata according to the class principal balances of such classes;

        (6) sixth, to the Senior certificates and Subordinate certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such certificates; and

        (7) seventh, to the Class R certificate, the remainder, if any, which is expected to be zero, of the Available Distribution Amount.

    On each distribution date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Subgroup on such distribution date, distributions will be made to the Senior certificates of each Subgroup in the following order of priority:

        (1) first, the Discount Fractional Principal Amount for such distribution date to the Class A-P certificates;

        (2) second, to the related Senior certificates (other than the Class A-P certificates) accrued and unpaid interest pro rata according to such amount payable to the extent of amounts available;

        (3) third, to the related Senior certificates (other than the Class A-P certificates and Interest Only certificates), principal, pro rata, according to their outstanding class principal balances;

        (4) fourth, to each class of related Senior certificates, pro rata, according to their outstanding class principal balances, the amount of unreimbursed losses previously allocated to each class; and

        (5) fifth, to the Class R certificate, the remainder, if any, which is expected to be zero, of the Available Distribution Amount;

    With respect to each class of certificates (except for the Principal Only certificates), interest will be passed through monthly on each distribution date, commencing in March 2003. With respect to each distribution date, interest will accrue during the related Interest Accrual Period in an amount determined by the following formula:

          1/12th of the applicable interest rate                                             the related class principal balance or
                      for each class                                  x                          notional amount for each class


    For purposes of this formula, the notional amount on any distribution date for the Class IA-3 certificates and Class A-X certificates will be equal to the Class IA-3 Notional Amount and Class A-X Notional Amount, respectively.

    The interest rates for the Senior classes of certificates (other than the Class IIA certificates) are fixed as set forth on page iii. The interest rates on the Class IIA-1 certificates and Class IIA-2 certificates will be equal to the Class IIA-1 Interest Rate and Class IIA-2 Interest Rate, respectively.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

    The interest rate on the Subordinate certificates will be equal to the Subordinate Interest Rate which will vary depending on the level of prepayments and losses attributable to each Subgroup. The initial interest rate for each class of Senior Subordinate certificates will be approximately 5.330226112% per annum.

    Interest accrued on any class of certificates will be reduced by the following amounts:

        (1) the pro rata share allocated to such class of all interest shortfalls, resulting from (i) prepayments in full on the related Loans during the related Prepayment Period, to the extent not covered by Compensating Interest, (ii) partial prepayments on the related Loans during the related Prepayment Period, and (iii) reductions in interest payable on the related Loans by operation of law (such shortfalls are allocated among all classes pro rata according to the amount of interest to which such class would otherwise be entitled); and

        (2) the portion of Realized Losses attributable to interest allocated to that class.

    In addition, the amount of interest payable to each class of certificates will include accrued but unpaid interest from prior distribution dates (together with interest thereon at the applicable rate), but will only be paid to the extent of the Available Distribution Amount.

Cross-Collateralization Provisions

    In addition to the foregoing distributions, the Class IA certificates or the Class IIA certificates may receive additional principal distributions on any distribution date prior to the Credit Support Depletion Date under the circumstances specified in (A) and (B) below (in this section, all references to the Class IA certificates or Class IIA certificates are exclusive of the Principal Only certificates, and all references to principal on the Loans are exclusive of the applicable Discount Fraction):

        (A) If certain conditions are met, and the class principal balance of either (1) the Class IA certificates or (2) the Class IIA certificates are reduced to zero, all remaining principal on the Loans in the Subgroup or Subgroups relating to those classes of certificates that have been paid in full, will be paid as principal to the remaining classes of certificates in accordance with the priorities above. These conditions are that on the related distribution date either (a) the Aggregate Subordinate Percentage is less than 200% multiplied by the initial Aggregate Subordinate Percentage, or (b) the average outstanding principal balance of the Loans in either Subgroup delinquent 60 days or more over the last six months, as a percentage of the corresponding Subordinate I Amount or Subordinate II Amount, is greater than or equal to 50%.

        (B) Distributions of principal to the Subordinate Certificates may be reallocated to either (1) the Class IA certificates or (2) the Class IIA certificates, if certain conditions are met. These conditions are connected to the level of collateralization for each certificate group (that is, either
               (i) the Class IA certificates together with the Subordinate I Amount, or (ii) the Class IIA certificates together with the Subordinate II Amount). A certificate subgroup is considered to be an "Undercollateralized Subgroup" when the aggregate class principal balance of the related Senior certificates is greater than the sum of the Applicable Fractions of the scheduled principal balance of each Loan in the related Subgroup or Subgroups, after giving effect to distributions to be made on that distribution date. The other certificate subgroup is considered to be the "Overcollateralized Subgroup". In the event that a certificate subgroup meets the definition of Undercollateralized Subgroup, distributions of principal to the Subordinate certificates from the Overcollateralized Subgroup will be reallocated to the Senior certificates in the Undercollateralized Subgroup. This reallocation will continue until (1) the class principal balances of the Senior certificates in the Undercollateralized Subgroup are reduced to zero or (2) the aggregate class principal balance of the Senior certificates included in the Undercollateralized Subgroup is equal to the sum of the Applicable Fractions of the scheduled principal balance of each Loan in the related Subgroup or Subgroups. These amounts will be distributed to the applicable classes of Senior certificates in the priorities set forth under "--Priorities of Distribution" in this prospectus supplement. Moreover, the available funds from the Overcollateralized Subgroup will be further reduced (after distributions of interest to classes of Senior certificates in the Overcollateralized Subgroup) by an amount equal to one month's interest on the amount by which the Undercollateralized Subgroup is undercollateralized.

    In the event the Undercollateralized Subgroup is the certificate subgroup then having the higher weighted average of the Pass-Through Rates of the Loans in the related Subgroup or Subgroups as of the day immediately following the related Due Date, weighted on the basis of their scheduled principal balances as of such day, the reduction in the Available Distribution Amount of the Overcollateralized Subgroup to pay interest to the Undercollateralized Subgroup as described above may cause a shortfall (1) in the amount of principal and interest otherwise distributable to the Subordinate certificates and (2) to the amount of principal otherwise distributable to the Senior certificates of the Overcollateralized Subgroup. This shortfall shall be payable from amounts otherwise distributable first to the Subordinate certificates in reverse order of their priority of payment and then from amounts otherwise distributable as principal to the Senior certificates of the Overcollateralized Subgroup.

Subordination and Allocation of Losses

    The Subordinate certificates will be subordinate in right of payment to and provide credit support to the Senior certificates. The Junior Subordinate certificates will be subordinate in right of payment to and provide credit support to the Senior Subordinate certificates. Each class of Senior Subordinate certificates will be subordinate in right of payment to and provide credit support to each class of Senior Subordinate certificates senior thereto. The support provided by the Subordinate certificates is intended to enhance the likelihood of regular receipt by the Senior certificates of the full amount of the monthly distributions of interest and principal to which the Senior certificates are entitled and to afford the Senior certificates protection against certain losses. The protection afforded to the Senior certificates by the Subordinate certificates will be accomplished by the preferential right on each distribution date of such Senior certificates to receive distributions of interest and principal before distributions of interest or principal to the Subordinate certificates. The protection afforded a class of Senior Subordinate certificates by the classes of the Senior Subordinate certificates subordinate thereto will be similarly accomplished by the preferential right of such classes to receive distributions of principal and interest before distributions of principal and interest to those classes of Senior Subordinate certificates subordinate thereto. The support provided by the Junior Subordinate certificates to the Senior Subordinate certificates is intended to enhance the likelihood of regular receipt by such Senior Subordinate certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such certificateholders protection against certain losses. The protection afforded to the Senior Subordinate certificates by the Junior Subordinate certificates will be accomplished by the preferential right on each distribution date of the Senior Subordinate certificates to receive distributions of interest and principal prior to distributions of interest and principal to such Junior Subordinate certificates.

    Except for Excess Losses, any Realized Loss will be allocated among the certificates, as follows:

    (i) for losses allocable to principal:

        o first, to the Junior Subordinate certificates, until the aggregate of the class principal balances thereof has been reduced to zero,

        o second, to the Class B-2 certificates, until the class principal balance thereof has been reduced to zero,

        o third, to the Class B-1 certificates, until the class principal balance thereof has been reduced to zero,

        o fourth, to the Class M certificates, until the class principal balance thereof has been reduced to zero, and

        o fifth, to the related Senior certificates, by Pro Rata Allocation, until the aggregate of the class principal balances thereof have been reduced to zero;

         provided, however, that prior to the Credit Support Depletion Date if the loss is recognized with respect to (a) a Discount Loan, the Discount Fraction of such loss will be allocated to the Class A-P certificates and the remainder of such loss will be allocated as described above in this clause (i), and

   (ii) for losses allocable to interest:

        o first, to the Junior Subordinate certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Junior Subordinate certificates on such distribution date has been reduced to zero and then in reduction of the class principal balances of such certificates until the class principal balances thereof have been reduced to zero,

        o second, to the Class B-2 certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class B-2 certificates on such distribution date has been reduced to zero and then in reduction of the class principal balance of such certificates until the class principal balance thereof has been reduced to zero,

        o third, to the Class B-1 certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class B-1 certificates on such distribution date has been reduced to zero and then in reduction of the class principal balance of such certificates until the class principal balance thereof has been reduced to zero,

        o fourth, to the Class M certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class M certificates on such distribution date has been reduced to zero and then in reduction of the class principal balance of such certificates until the class principal balance thereof has been reduced to zero, and

        o fifth, to the related Senior certificates, by Pro Rata Allocation, until the aggregate of the class principal balances thereof have been reduced to zero.

    The allocation of the principal portion of any loss as described above will be achieved by reducing the class principal balance of the related class by the amount of such loss on the applicable distribution date. The amount paid on any distribution date in respect of Discount Fractional Principal Shortfalls will be applied to reduce the class principal balances of the Subordinate certificates in inverse order of seniority.

    On each distribution date, if the aggregate class principal balance of all outstanding classes of certificates exceeds the aggregate principal balance of the Loans in both Subgroups (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the classes of certificates on such distribution date, including any reductions in the class principal balances of the Subordinate certificates as a result of any amounts paid in respect of Discount Fractional Principal Shortfalls on that distribution date), such excess will be deemed a principal loss and will be allocated as follows:

        (1) first, to the Subordinate certificates in reverse order of seniority until each of their class principal balances has been reduced to zero, and

        (2) second, to the related Senior certificates, by Pro Rata Allocation, until the aggregate of the class principal balances thereof have been reduced to zero.

    Investors in the Senior certificates should be aware that because the Subordinate certificates represent interests in both Subgroups, the certificate principal balances of Subordinate certificates could be reduced to zero as a result of a disproportionate amount of losses on the Loans in one Subgroup. Therefore, notwithstanding that losses on the Loans in one Subgroup may only be allocated to the related Senior certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Subordinate certificates of losses on the Loans in the other Subgroup will increase the likelihood that losses may be allocated to such Senior certificates.

    In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient

Valuation amount, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Loan.

    Excess Losses will be allocated to the outstanding class or classes of Senior certificates and to the Subordinate certificates by Pro Rata Allocation.

    Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the offered certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Loans, could adversely affect the level of protection afforded the Senior certificates by subordination of the Subordinate certificates or the level of protection afforded the Senior Subordinate certificates by subordination of the Junior Subordinate certificates.

The Class R Certificate

    The Class R certificate will be comprised of three Components: Component R-1, Component R-2 and Component R-3. Component R-1 represents the residual interest in REMIC I, Component R-2 represents the residual interest in REMIC II and Component R-3 represents the residual interest in REMIC III.

    On each distribution date, in addition to payments of interest and principal to the Class R certificate described in this prospectus supplement, the Trustee will distribute any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount for each Subgroup after distributions of interest and principal on the certificates and payment of expenses, if any, of REMIC III to the Class R certificateholder, together with Excess Liquidation Proceeds, if any. Distributions of such remaining amounts (but not the Excess Liquidation Proceeds) with respect to the Class R certificate will be subordinate to all payments required to be made with respect to the other offered certificates on any distribution date.

    Any amounts remaining in the Certificate Account upon reduction of the aggregate class principal balance to zero, payment of any outstanding expenses and termination of REMIC III will be distributable with respect to the Class R certificate. Such remaining assets are expected to be minimal. See "--Optional Termination".

Last Scheduled Distribution Date

    The last scheduled distribution date for the Senior certificates and the Subordinate certificates is the distribution date in March 2018.

    The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Loans.

Optional Termination

    On any distribution date after the first date on which the aggregate outstanding principal balance of the Loans is less than 10% of the aggregate principal balance of the Loans as of the Cut-Off Date, the Servicer may repurchase the Loans and all property acquired in respect of any Loan remaining in REMIC I, and thereby, effect the termination of REMIC I, REMIC II and REMIC III and the retirement of the certificates; provided that the aggregate fair market value of the Loans and such property is at least equal to the repurchase price described in the next sentence. The repurchase price will equal the sum of (1) 100% of the aggregate outstanding principal balance of such Loans (other than Liquidated Loans), plus accrued interest thereon at the applicable interest rates through the last day of the month of such repurchase, less any Bankruptcy Losses realized with respect to the Loans not already allocated to the certificates and (2) the fair market value of all other property. The Trustee will treat the proceeds of such repurchase as a prepayment of the Loans for purposes of distributions to certificateholders. Accordingly, an optional termination of REMIC III will cause the outstanding principal balance of the certificates to be paid in full through the distribution of such proceeds and the allocation of the associated Realized Losses, if any, on each mortgaged property in REMIC I having a fair market value less than the aggregate principal balance of the related Loan as of the time that REMIC I acquired such mortgaged property. Upon payment in full of the certificates, the Trustee will terminate REMIC I, REMIC II and REMIC III. In no event will either REMIC I, REMIC II or REMIC III continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling and Servicing Agreement. See "Description of Certificates--Optional Termination of a Trust or Underlying Trust" in the prospectus.

                                   Servicing

    Delinquency and Foreclosure Experience of ABN AMRO Mortgage Group, Inc.,
                      Compensation and Payment of Expenses

    The Depositor acquired the Loans from its affiliate, ABN AMRO Mortgage Group, Inc. ("AAMG"). Pursuant to the Pooling and Servicing Agreement, AAMG will service the Loans (in this capacity, also referred to as the Servicer).

    On June 30, 1999, Standard Federal Bank, an affiliate of the Depositor, contributed all of its first lien residential one- to four-family mortgage loan origination and servicing assets to AAMG, which was formed to consolidate all of the mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, AAMG did not hold or service any first lien residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, AAMG began to originate, directly or indirectly, and service first lien residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank N.A. At this time the mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to AAMG.

    At September 30, 2002, AAMG provided servicing for approximately $174.7 billion aggregate principal amount of one- to four-unit mortgage loans.

    The table below summarizes the following delinquency and foreclosure experience:

        o as of December 31, 1997, 1998, 1999 and 2000, on approximately $10.41 billion, $11.95 billion, $12.14 billion and $11.37 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans originated, directly or indirectly, owned and serviced by Standard Federal Bank; and

        o as of December 31, 2001 and September 30, 2002, on approximately $139.1 billion and $174.7 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans, serviced by AAMG (including loans serviced for others), and originated in the following manner:

               o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

               o if originated after June 30, 1999, then originated directly or indirectly by AAMG; or

               o originated directly or indirectly by Standard Federal Bank N.A. or predecessor entities.

            Standard Federal Bank N.A./ABN AMRO Mortgage Group, Inc.
                      One- to Four-Unit Residential Loans


                                                                                                                        Nine Months
                                                                                                                              Ended
                                                                 As of December 31,                                   September 30,
                                   ------------------------------------------------------------------------------------------------
Delinquent Loans at Period
End(1):                                     1997            1998             1999             2000         2001(3)          2002(3)
                                   -------------   -------------    -------------    -------------   -------------    -------------
 30 to 59 days ................            0.29%           0.35%            0.63%            0.69%           0.61%            0.50%
 60 to 89 days ................            0.12%           0.10%            0.20%            0.28%           0.24%            0.20%
 90 days and over(2) ..........            0.49%           0.39%            0.85%            0.93%           1.02%            1.12%
                                   -------------   -------------    -------------    -------------   -------------    -------------
Total Delinquencies and
Foreclosures...................            0.90%           0.84%            1.68%            1.90%           1.87%            1.82%
                                   =============   =============    =============    =============   =============    =============

---------------

(1) As a percentage of the total dollar amount of loans held and serviced by Standard Federal Bank in its owned loan portfolio and loans held for sale portfolio at period end or loans held and serviced by AAMG, as applicable.

(2) Includes Foreclosures.

(3) As a percentage of the aggregate dollar amount of loans originated by AAMG and Standard Federal Bank N.A. and serviced by AAMG.

    The above delinquency and foreclosure statistics represent the total portfolio experience of Standard Federal Bank N.A. or AAMG, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of Standard Federal Bank N.A.'s or AAMG's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total one- to four- unit residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the Loans will depend on the results obtained over the life of the Mortgage Pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Loans.

    The Loans were not chosen from AAMG's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in the portfolio.

    The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to mortgagors' personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the Mortgage Pool may be sensitive to adverse economic conditions (which may or may not affect real property values), either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Moreover, if the one- to four- unit real estate market should experience an overall decline in property values such that the principal balances of the Loans become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by Standard Federal Bank N.A. or AAMG. To the extent that such losses are not covered by subordination provisions or shifting interest credit enhancement described in this prospectus supplement, such losses will be borne, at least in part, by the holders of the Class A certificates and Class R certificate. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

    Under the Pooling and Servicing Agreement, the Servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Loans.

    The Servicer will receive a servicing fee of 0.2500% per annum for its services under the Pooling and Servicing Agreement. The servicing fee will be calculated monthly as a per annum percentage of the outstanding principal balance of each Loan. Out of this servicing fee, the Servicer will pay fees to the Trustee.

    In addition, the Servicer is obligated to remit Compensating Interest to the Certificate Account on the day before each distribution date.

    The Servicer will pay all expenses incurred in connection with its activities as Servicer. The Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. In addition, the Servicer is entitled to reimbursement of expenditures incurred by it in connection with the restoration of a damaged mortgaged property.

Special Servicing Agreements

    The Pooling and Servicing Agreement permits the Servicer to enter into a special servicing agreement with an unaffiliated holder of the Subordinate certificates. Pursuant to this special servicing agreement, the holder may, among other things, instruct the Servicer to commence or delay foreclosure proceedings on delinquent Loans.

                      Prepayment and Yield Considerations

General

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Loans in the related Subgroup, the rate of principal payments (including principal prepayments) on the Loans in the related Subgroup and the rate of liquidations on the

Loans in the related Subgroup. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

    Any net interest shortfalls, as described under the heading "Description of the Certificates--Priority of Distributions" in this prospectus supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than Excess Losses) initially will be borne by the Subordinate certificates, in the reverse order of their numerical class designations (either directly or through distributions in respect of Discount Fractional Principal Shortfalls on the Class A-P certificates), Excess Losses will be allocated to the outstanding class or classes of Senior certificates and to the Subordinate certificates by Pro Rata Allocation. Moreover, since the Subordinate Principal Amount for each distribution date will be reduced by the amount of any distributions on the distribution date in respect of Discount Fractional Principal Shortfalls, the amount distributable as principal on each distribution date to each class of Subordinate certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the Discount Fractional Principal Shortfalls. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of Subordinate certificates are still outstanding and otherwise available to absorb Realized Losses.

    In addition, as described under the heading "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Subgroups of loans. Prospective investors in such certificates are urged to consider that the characteristics of the related Subgroup or Subgroups will have particular bearing on the prepayment characteristics of such loans. Specifically, Subgroups with lower interest rates may be expected to experience lower rates of prepayment than Subgroups with higher interest rates.

Principal Prepayments and Compensating Interest

    When a mortgagor prepays a Loan in full between Due Dates for such Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. Also, when a partial principal prepayment is made on a Loan together with the scheduled monthly payment for a month on or after the related Due Date, the principal balance of the Loan is reduced by the amount of the partial principal prepayment as of such Due Date. However, the additional principal is not distributed to related certificateholders until the distribution date in the next month. Therefore, one month of interest shortfall accrues on the amount of such partial principal prepayment.

    The Servicer will pass through Compensating Interest to the related certificateholders to the limited extent and in the manner set forth below to reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a

Loan between its Due Dates. The Servicer is obligated to remit to the Certificate Account on the day before each distribution date, with respect to the Loans, an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of prepayments in full on the related Loans made during the calendar month preceding such distribution date and (b) one-twelfth of 0.125% of the aggregate outstanding principal balance of the related Loans on such distribution date and any reinvestment income realized by the Servicer during the related Prepayment Period relating to prepayments in full on the related Loans made during the related Prepayment Period. Full principal prepayments of any Loans received during the period from the first day through the last day of any month will be passed through on the distribution date in the following month. The Servicer will pass through such Compensating Interest to related certificateholders with respect to such period to provide for a full month's interest payment with respect to the prior month. No Compensating Interest or other payment will be made by the Servicer with respect to interest shortfalls due to partial principal prepayments.

    To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Loan, such remaining deficiency will be allocated to the certificates pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction thereof.

The Subordinate Certificates

    The weighted average life of, and the yield to maturity on, the Subordinate certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Loans in both Subgroups. If the actual rate and severity of losses on the Loans is higher than those assumed by a holder of a Subordinate certificate, the actual yield to maturity of such certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Loans are consistent with such investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the Loans will reduce the certificate principal balances of the Subordinate certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates-- Subordination and Allocation of Losses". As a result of such reductions, less interest will accrue on such classes of Subordinate certificates than otherwise would be the case. The yield to maturity of the Subordinate certificates will also be affected by disproportionate allocations of principal prepayments to the Senior certificates, net interest shortfalls and other cash shortfalls in the Available Distribution Amount. See "Description of the Certificates--Subordination and Allocation of Losses".

Rate of Payments

    The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Loans, which may be in the form of scheduled payments or principal prepayments. See "Risk Factors" in this prospectus supplement and "Prepayment, Yield and Maturity Considerations" in the prospectus. Mortgagors may prepay the Loans at any time without penalty. A higher-than-anticipated rate of principal prepayments would reduce the aggregate principal balance of the Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of certificates (except for the Class A-P certificates) purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower-than-anticipated rate of principal prepayments would reduce the return to investors on any class of Senior certificates (except for the Interest Only certificates) purchased at a discount, in that principal payments with respect to the Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the applicable interest rate. Investors should fully consider all of the associated risks.

Special Sensitivities

    The yield to maturity on the Class A-X certificates will be extremely sensitive to the level of principal prepayments on the Premium Loans. The interest payable to the Class A-X certificates is based on the weighted average of the excess of the Pass-Through Rate for each Premium Loan over 5.50%. Therefore, the yield to maturity on the Class A-X certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-X certificates, including the possibility that if the rate of principal prepayments on the Premium Loans is rapid, such investors may not fully recoup their initial investments.

    The yield to maturity on the Class A-P certificates will be extremely sensitive to the level of principal prepayments on the Discount Loans. The principal payable to the Class A-P certificates is derived from the Discount Loans. Therefore, the yield to maturity on the Class A-P certificates will be adversely affected by slower-than-expected prepayments of the Discount Loans.

    Because the interest payable on the Class A-X certificates is based upon only the Premium Loans, and the principal distributable to the Class A-P certificates is derived only from the Discount Loans, it is possible that faster-than-expected principal prepayments on the Premium Loans may occur at the same time as slower-than-expected principal prepayments on the Discount Loans, which would result in a lower yield to maturity for the Class A-X and the Class A-P certificates.

Prepayment Speed Assumption and Modeling Assumptions

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the "Prepayment Speed Assumption" or "PSA") assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of three months (i.e. mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to one-half times 100% PSA; "200% PSA" assumes prepayment rates equal to two times 100% PSA; and so forth. PSA is not a description of historical prepayment experiences or a prediction of the mortgages' rate of prepayment.

    PSA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Loans will prepay at any given percentage of PSA. The actual rate of principal prepayments on the Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Loans, the Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if interest rates rise above the interest rates on the Loans, the rate of prepayment would be expected to decrease. A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Loans and an earlier-than-expected retirement of the certificates.

    The Depositor makes no representation as to the specific factors that will affect the prepayment of the Loans or the relative importance of such factors. Factors not identified by the Depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Loans. In particular, the Depositor makes no representation as to the percentage of the principal amount of the Loans that will be paid as of any date or as to the overall rate of prepayment.

    The tables set forth in Appendix B have been prepared on the basis of the characteristics of the Loans that are expected to be included in the Mortgage Pool, as described under "Description of the Mortgage Pool." The tables set forth in Appendix A have been prepared assuming, among other things, the following modeling assumptions (collectively, the "Modeling Assumptions"):

        o scheduled payments on all Loans are received on the first day of each month beginning March 1, 2003,

        o any prepayments in full on the Loans are received on the last day of each month, beginning on February 28, 2003 and include a full month's interest thereon,

        o      there are no defaults or delinquencies on the Loans,

        o      optional termination of the REMICs does not occur,

        o there are no partial prepayments on the Loans and prepayments are computed after giving effect to scheduled payments received on the following day,

        o      the Loans prepay at the indicated constant percentages of PSA,

        o      the date of issuance for the certificates is February 27, 2003,

        o cash distributions are received by the certificateholders on the 25th day of each month when due,

        o the scheduled monthly payments for each Loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term, such that the Loan will fully amortize on its maturity date,

        o LIBOR will be equal to a constant rate of 1.36875% with respect to the Class IIA-1 certificates and Class IIA-2 certificates, and

        o the Loans were aggregated into assumed Loans having the following characteristics:

                   Assumed Loan Characteristics for the Loans


                                                                                             Weighted Average
                                                Current Weighted      Current Weighted      Remaining Term to      Weighted Average
                                                   Average Pass-      Average Mortgage               Maturity              Loan Age
Loan Type               Principal Balance           Through Rate         Interest Rate               (Months)              (Months)
-------------------    ------------------      ------------------    ------------------     -----------------     ------------------
Loan Type I(1) ....        $37,501,818.59           4.8839084036%         5.1339084036%                   178                     1
Loan Type II(2) ...        $49,330,311.47           5.0000000000%         5.4921345211%                   179                     1
Loan Type III(3) ..        $63,528,845.50           5.5000000000%         5.5619819233%                   179                     1
Loan Type IV(4) ...       $105,309,166.71           5.5781581355%         5.8281581355%                   179                     1

---------------

(1) Represents the portion of the Class A-P certificates, Class IA certificates, Class R certificates and Subordinate certificates attributable to the Loans in Subgroup I with a Pass-Through Rate less than 5.00% and the Loans in Subgroup II with a Pass-Through Rate equal to 5.00%.

(2) Represents the portion of the Class IA certificates, Class R certificates and Subordinate certificates attributable to the Loans in Subgroup II with a Pass-Through Rate greater than 5.00% and less than 5.50%.

(3) Represents the portion of the Class IIA certificates and Subordinate certificates attributable to the Loans in Subgroup II with a Pass-Through Rate less than 5.50%.

(4) Represents the portion of the Class IIA certificates and Subordinate certificates attributable to the Loans in Subgroup II with a Pass-Through Rate greater than or equal to 5.50%.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding class principal balances and the weighted average lives shown in the tables in Appendix A. Such variations may occur even if the average prepayment experience of all the Loans equals the indicated percentage of the Prepayment Speed Assumption. There is no assurance, however, that prepayment of the Loans will conform to any given percentage of the Prepayment Speed Assumption. The Depositor makes no representation that the actual rates of prepayments on the Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

    Based on the foregoing assumptions, the tables in Appendix A indicate the weighted average lives of the offered certificates and set forth the percentages of the initial class principal balances of each such class of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the Prepayment Speed Assumption.

    There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

    The Depositor makes no representation that the Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Loans will significantly affect the yields to maturity on the offered certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Loans and the suitability of the certificates to their investment objectives.

Yield Considerations of the Interest Only Certificates and Principal Only Certificates

    The yield to maturity on the Class IA-3, Class A-P and Class A-X certificates will be extremely sensitive to the level of principal prepayments on certain of the Loans as described in "Prepayment and Yield Considerations-- Rate of Payments" and "--Special Sensitivities".

    To illustrate the significance of different rates of prepayment on the distributions to the Class IA-3, Class A-P and Class A-X certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different constant percentages of PSA indicated. Because the rate of distribution of interest on the Interest Only certificates, and the rate of distribution of principal on the Principal Only certificates will be directly related to the actual amortization (including prepayments) of the related Loans, which will include Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on these certificates are likely to differ from those shown in the following tables even if all the Loans prepay at the indicated constant percentages of PSA. Any differences between such assumptions and the actual characteristics and performance of the related Loans and of the certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Loans will prepay at a constant level of PSA until maturity or that all of such Loans will prepay at the same rate. The timing of changes to the rate of principal prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

    In addition, the yield to maturity on the Class IA-3, Class A-P and Class A-X certificates may be adversely affected if an optional termination of REMIC III occurs.

    The sensitivity tables for the Class IA-3, Class A-P and Class A-X certificates set forth below are based on the Modeling Assumptions and assume further that the certificates are purchased at prices equal to that set forth in the tables plus accrued interest, if any. There can be no assurance that the Loans will have the assumed characteristics, will prepay at any of the rates shown in this prospectus supplement, or that the purchase prices of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in this prospectus supplement. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of certificates.

    The pre-tax yields for the Class IA-3, Class A-P and Class A-X certificates could differ significantly from those shown in the tables below if the related Loans were to prepay at a different rate than shown.

Sensitivity of Pre-Tax Yield to Maturity of the Class IA-3 Certificates to Principal

Prepayments at an Assumed Purchase Price of 14.00%

                                                                                     Percentage of PSA
                                                        ---------------------------------------------------------------------------
                                                                  0%            200%           350%            500%            750%
                                                        ------------    ------------   ------------    ------------    ------------
Pre-Tax Yield ......................................           29.38%          18.30%          9.02%         (0.76)%        (16.96)%


Sensitivity of Pre-Tax Yield to Maturity of the Class A-P Certificates to Principal

Prepayments at an Assumed Purchase Price of 80.00%

                                                                                     Percentage of PSA
                                                        ---------------------------------------------------------------------------
                                                                  0%            200%           350%            500%            750%
                                                        ------------    ------------   ------------    ------------    ------------
Pre-Tax Yield ......................................            2.76%           4.43%          5.81%           7.18%           9.37%


Sensitivity of Pre-Tax Yield to Maturity of the Class A-X Certificates to Principal

Prepayments at an Assumed Purchase Price of 12.00%

                                                                                     Percentage of PSA
                                                        ---------------------------------------------------------------------------
                                                                  0%            200%           350%            500%            750%
                                                        ------------    ------------   ------------    ------------    ------------
Pre-Tax Yield ......................................           42.09%          33.22%         26.41%          19.47%           7.63%


    The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Class IA-3, Class A-P and Class A-X certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest if applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and thus do not reflect the return on any investment in the Class IA-3, Class A-P and Class A-X certificates when any reinvestment rates other than the discount rates are considered.

Yield Considerations with Respect to the Adjustable Rate Certificates

    The significance of the effects of prepayments and changes in LIBOR on the Class IIA-1 certificates and Class IIA-2 certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of these certificates under different constant percentages of PSA and constant levels of LIBOR. The yields of these certificates set forth in the following tables were calculated using the modeling assumptions and further assuming the following:

        o on each LIBOR Determination Date, LIBOR will be at the level shown; and

        o the purchase price, including accrued interest, of the Class IIA-1 certificates and Class IIA-2 certificates is approximately $107,994,066.30 and $63,921,971.08, respectively.

    The yield to investors in the Adjustable Rate certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Loans, which generally can be prepaid at any time without penalty.

    Changes to LIBOR may not correlate with the changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur at the same time as an increased level of LIBOR.

Sensitivity of the Class IIA-1 Certificates to Prepayments and LIBOR

(Pre-Tax Yield to Maturity)

                                                                                     Percentage of PSA
                                                        ---------------------------------------------------------------------------
LIBOR                                                             0%            200%           350%            500%            750%
                                                        ------------    ------------   ------------    ------------    ------------
0.36875%. ..........................................            0.87%           0.87%          0.87%           0.87%           0.86%
1.36875%. ..........................................            1.86%           1.86%          1.85%           1.85%           1.84%
3.36875%. ..........................................            3.86%           3.85%          3.83%           3.82%           3.79%
5.36875%. ..........................................            5.88%           5.85%          5.82%           5.80%           5.76%
8.00000%. ..........................................            8.54%           8.50%          8.46%           8.42%           8.37%

      Sensitivity of the Class IIA-2 Certificates to Prepayments and LIBOR
                          (Pre-Tax Yield to Maturity)


                                                                                   Percentage of the PSA
                                                        ---------------------------------------------------------------------------
LIBOR                                                             0%            200%           350%            500%            750%
 ---------------------------------------------------    ------------    ------------   ------------    ------------    ------------
0.36875%. ..........................................           12.52%          11.87%         11.38%          10.89%          10.11%
1.36875%. ..........................................           10.75%          10.12%          9.64%           9.16%           8.39%
3.36875%. ..........................................            7.22%           6.64%          6.17%           5.71%           4.96%
5.36875%. ..........................................            3.72%           3.18%          2.74%           2.29%           1.57%
8.00000%. ..........................................          (0.85)%         (1.33)%        (1.74)%         (2.16)%         (2.85)%


    The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class IIA-1 certificates or Class IIA-2 certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price of the Class IIA-1 certificates or Class IIA-2 certificates, as applicable, indicated above and converting these monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class IIA-1 certificates or Class IIA-2 certificates, as applicable, and consequently does not purport to reflect the return on any investment in the Class IIA-1 certificates or Class IIA-2 certificates, as applicable, when such reinvestment rates are considered.

Additional Yield Considerations Applicable Solely to the Class R Certificate

    A Class R certificateholder may have tax liabilities with respect to its certificate during the early years of the REMICs' term that substantially exceed any distributions payable thereon during any such period. In addition, a Class R certificateholder may have tax liabilities with respect to its certificate, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R certificate may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

    A Class R certificateholder should consult its own tax advisor as to the effect of taxes and the receipt of any payments made to such holder in connection with the acquisition of interests in the Class R certificate on after-tax rates of return on the Class R certificate. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Reports to Certificateholders

    The Trustee or its designee will forward or cause to be forwarded with each distribution or will make available through an internet website on a distribution date to each holder of record of an offered certificate a report setting forth certain information. In connection with providing access to such internet website, the Trustee or its designee may require registration and the acceptance of a disclaimer. For a description of the information contained in such report, see "The Pooling and Servicing Agreement--Reports to the Certificateholders" in the prospectus.

Additional Information

    The Depositor intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more classes of the offered certificates on a Current Report on Form 8-K. Goldman, Sachs & Co. prepared such tables and materials at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this prospectus supplement.

            Legal Aspects of the Mortgage Loans under California Law

    As of the Cut-Off Date, approximately 26.53% and 35.29% of the principal balance of the IA and IIA Loans, respectively, are secured by liens on mortgaged properties located in California. See also "Legal Aspects of the Loans" in the prospectus.

                        Federal Income Tax Consequences

    The Depositor will cause an election to be made to treat each of REMIC I, REMIC II and REMIC III as a REMIC for federal income tax purposes. The certificates issued by REMIC III, other than the Class R certificate, will be designated as REMIC regular interests. As REMIC regular interests, such certificates will generally be treated as debt of REMIC III for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ("OID") on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class R certificate will represent beneficial ownership of three residual interests, each of which will constitute the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

    Upon the issuance of the certificates, Thacher Proffitt & Wood will deliver its opinion generally to the effect that, assuming a REMIC election is made timely in the required form, and the Servicer complies with all provisions of the Pooling and Servicing Agreement and certain representations in the Pooling and Servicing Agreement are true, (1) REMIC I, REMIC II and REMIC III each will be treated as a REMIC within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the certificates (other than the Class R certificate) will represent regular interests in REMIC III and (3) Component R-1 of the Class R certificate will be the sole class of residual interests in REMIC I , Component R-2 of the

Class R certificate will be the sole class of residual interests in REMIC II and Component R-3 of the Class R certificate will be the sole class of residual interests in REMIC III.

    The Class IA-3, Class A-P, Class A-X and Class B-2 certificates will, and all other classes of offered certificates may, be issued with OID. For purposes of determining the rate of accrual of OID, and market discount or premium, if any, for federal income tax purposes is 350% PSA as described in this prospectus supplement under "Prepayment and Yield Considerations". No representation is made that the Loans will prepay at any given percentage of PSA.

    It is not entirely clear how income should be accrued with respect to regular interest certificates such as the Interest Only certificates, the payments on which consist solely of interest on notional principal amounts. In the absence of definitive guidance, the most reasonable interpretation would be to treat all of the income attributable to such payments as constituting OID, and this is the position which will be taken by REMIC III. Among other possibilities, the Internal Revenue Service could assert that the Interest Only certificates should instead be taxable under certain rules applicable to debt obligations providing for contingent payments.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with OID. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to securities such as the certificates. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

    If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain offered certificates might produce a negative number for certain accrual periods. In such event, certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

    Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holders of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the holder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the holder. Holders should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Federal Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Regular Certificates" in the prospectus.

    The offered certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs") in the same proportion that the assets in the REMICs would be so treated. In addition, interest on the offered certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such offered certificates are treated as "real estate assets". See "Federal Income Tax Consequences-- Qualification as a REMIC--Characterization of Investments in Certificates" in the prospectus.

Withholding Considerations

    The Treasury Department has issued final regulations (the "Final Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The Final Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

    Under the Economic Growth and Tax Reconciliation Act of 2001, the tax rates applicable to backup withholding on payments made on the certificates are reduced from the current rate of 30.0% to 29.0% for payments made on the certificates in years 2004 and 2005. Such rate will be further reduced to 28.0% for payments made on the certificates in years 2006 through 2010. See "Federal Income Tax Consequences Qualification as a REMIC--Backup Withholding" in the prospectus.

Special Tax Considerations Applicable to the Residual Certificate

    A Class R certificateholder will be required to report on its federal income tax returns as ordinary income its share of taxable income of the REMIC regardless of the amount or timing of its receipt of cash payments. See "Federal Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual Certificates" in the prospectus. The requirement that a Class R certificateholder report its share of the taxable income and net loss of the REMIC will continue until the class principal balances of all classes of certificates have been reduced to zero, even though the Class R certificateholder has received full payment of their stated interest and principal.

    A Class R certificateholder may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class R certificateholder with respect to such periods. Consequently, the Class R certificateholder should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of its ownership of interests in such Class R certificate. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class R certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R certificateholder's after-tax rate of return to be zero or negative even if the Class R certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Class R certificateholder's resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R certificate over its life.

    It is expected that all or a substantial portion of the REMIC taxable income of a Class R certificateholder will be treated as "excess inclusion" income to the holder in which case it could not be offset by losses from other sources. For a Class R certificateholder that is subject to tax on unrelated business taxable income (as defined by Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to a Class R certificateholder that is a nonresident alien individual or foreign corporation generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and will be ineligible for any statutory exemption or tax treaty reduction otherwise available to such Class R certificateholder.

    The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from a REMIC residual certificate that has "significant value" within the meaning of the REMIC Regulations (as defined in "Federal Income Tax Consequences" in the prospectus), effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions attributable to a REMIC residual interest on the alternative minimum taxable income of the holder of the interest. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

    The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R certificate. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R certificate may not be transferred to non-United States persons.

    The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". The Class R certificate will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, a transfer of an interest in the Class R certificate will likely be disregarded and purported transferor will likely remain liable for any taxes due with respect to the income of the Class R certificate. Any transfer of an interest in the Class R certificate will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. See

"Federal Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual Certificates" in the prospectus.

    Recently issued Internal Revenue Service guidance provides two alternative safe harbors for determining whether no significant purpose is present to impede the assessment or collection of tax (as discussed in the preceding paragraph) with respect to a "noneconomic" residual interest. Among other requirements, these safe harbors allow compliance, in very general terms, if either (i) the present value of the amounts received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equals the present value of the tax liabilities arising from holding the residual interest, or (ii) the transferee is a domestic corporation (with certain exceptions) having at the time of the transfer and in recent periods for financial reporting purposes gross assets exceeding $100 million and net assets exceeding $10 million. A prospective investor in the Class R certificate is urged to consult its own tax advisor concerning possible compliance with either of such safe harbors.

    As discussed above and in the prospectus, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on certain certificates will be deducted in determining REMIC taxable income, any changes required by the Internal Revenue Service in the application of those rules to such certificates may significantly affect the timing of the REMIC's OID deductions and therefore the amount of taxable income allocable to a holder of an interest in the Class R certificate.

    An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class R certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R certificate. See "Federal Income Tax Consequences--Qualification as a REMIC--Taxation of Owners of Residual Certificates and Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

    Because of the special tax treatment of REMIC residual interests, the taxable income in a given year on a REMIC residual interest will not be equal to the taxable income associated with an investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class R certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in the prospectus.

    A purchaser of an interest in the Class R certificate is strongly advised to consult its own tax advisor as to the economic and tax consequences of an investment in such certificate.

    For further information regarding the federal income tax consequences of investing in the Class R certificate, see "Prepayment Yield Considerations-- Additional Yield Considerations Applicable Solely to the Class R Certificate" in this prospectus supplement and "Federal Income Tax Consequences-- Qualification as a REMIC--Taxation of Owners of Residual Certificates" in the prospectus.

Tax Return Disclosure and Investor List Requirements

    Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are legislative proposals pending in the Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

                            Legal Investment Aspects

    As of the date of their issuance, the offered certificates, other than the Class B-1 and Class B-2 certificates, will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage-related securities", the offered certificates, other than the Class B-1 and Class B-2 certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the offered certificates, other than the Class B-1 and Class B-2 certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the offered certificates, other than the Class B-1 and Class B-2 certificates and national banks may purchase the offered certificates, other than the Class B-1 and Class B-2 certificates, for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe. See "Legal Investment Matters" in the prospectus.

    Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.

                              ERISA Considerations

    Any fiduciary of an employee benefit plan or other benefit plan or arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or other person that proposes to use "plan assets" of any of the foregoing (each, a "Plan") to acquire any offered certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such certificates by, on behalf of, or with "plan assets" of any Plan. See "ERISA Considerations" in the prospectus (but note that the prospectus does not address the 2000 Amendment (as defined below)).

Underwriter's PTE

    Goldman, Sachs & Co. is the recipient of a final prohibited transaction exemption, Prohibited Transaction Exemption 89-88, 54 Fed. Reg. 42,581 (1989) as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39,021
(1997) as amended by Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67,765 (2000) (the "2000 Amendment") and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54,487 (2002) (the "2002 Amendment") taken together, the "Underwriter's PTE") which may afford protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire offered certificates. The receivables covered by the Underwriter's PTE include obligations which are secured by residential real property including the Loans securing the certificates. Plans that acquire offered certificates, other than the Class R certificate, may be eligible for exemptive relief under the Underwriter's PTE if the current requirements of the Underwriter's PTE, as amended by the 2000 Amendment and 2002 Amendment which changed certain of the technical requirements of the Underwriter's PTE (the prospectus, under the heading "ERISA Considerations", does not address the 2000 Amendment or 2002 Amendment), are satisfied, including the following:

        (a) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act"));

        (b) the acquisition of such certificates by the Plan is on terms (including the price paid for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (c) the sum of all payments made to and retained by the Underwriters in connection with the distribution of such certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Loans to the trust represents not more than the fair market value of the Loans, and the sum of all payments made to and retained by the Depositor or any other servicer represents not more than reasonable compensation for their services under the Pooling and Servicing Agreement and reimbursement of their reasonable expenses in connection therewith;

        (d) the certificates acquired by the Plan have received a rating at the time of their acquisition by the Plan from S&P or Fitch that is in the four highest generic rating categories; and

        (e) the Trustee is a substantial financial institution and is not an affiliate of any other member of the Restricted Group (as defined below) other than the underwriter;

        (f)    the trust satisfies the following requirements:

               (i) the corpus of the trust consists solely of assets of the type which have been included in other investment pools;

               (ii) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the certificates, and

               (iii) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the certificates; and

        (g) in the case of certain types of issuers, the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the Depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of the assets to the trust.

    The Underwriter's PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b)(1) and 406(b)(2) of ERISA or Section 4975(c)(1)(E) of the Code that may result from an investment of any "plan assets" of any Plan in such certificates if:

        (a) the Plan's investment in any class of such certificates exceeds 25% of the outstanding certificates of that class at the time of acquisition;

        (b) immediately after the acquisition, 25% or more of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold by the Depositor or serviced by the Servicer;

        (c) the Plan is sponsored by the Seller, Depositor, the Underwriters, the Trustee, any servicer, the obligor under any credit support mechanism, or any mortgagor with respect to Loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust on the Closing Date (a "Major Obligor") or their affiliates (collectively, the "Restricted Group");

        (d) the Plan fiduciary responsible for the decision to invest or any of its affiliates is a Major Obligor; or

        (e) in connection with an acquisition of certificates in the initial issuance, less than 50% of each class of certificates in which Plans have invested and less than 50% of the aggregate interests in the trust are acquired by persons independent of members of the Restricted Group.

    The Underwriter's PTE will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the certificates issued to the trust.

    Whether the conditions of the Underwriter's PTE will be satisfied with respect to offered certificates of a particular class, other than the Class R certificate, will depend upon the facts and circumstances existing at the time the Plan acquires certificates of that class including that the rating on that class be BBB- or higher. Any Plan fiduciary or other person that proposes to use "plan assets" of any Plan to acquire such certificates in reliance upon the Underwriter's PTE should determine whether such acquisition will satisfy all applicable conditions and should consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE. Each purchaser that proposes to purchase an offered certificate, other than the Class R certificate, with the assets of a Plan shall be deemed to represent that each such purchaser qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Purchasers of offered certificates, other than the Class R certificate, should consider the possibility that the rating of a certificate could change during the period the security is held. If the rating were to decline below BBB-, the security could no longer be re-sold to a Plan in reliance on the Underwriter's PTE.

    If the ratings decline below one of the four highest generic rating categories from S&P, Moody's Investors Service, Inc. ("Moody's") or Fitch, each transferee will be deemed to represent that either (a) it is not a "Plan" and is not using "plan assets" to purchase such certificates or (b) it is an insurance company using assets of its general account (within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) to effect such purchase, and is eligible for and satisfies all the requirements for exemptive relief under Sections I and III of PTCE 95-60.

    Because the exemptive relief afforded by the Underwriter's PTE or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class R certificate, transfers of that certificate to any plan investor will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of that certificate by or on behalf of the plan investor:

o       is permissible under applicable law;

o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

o will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

    The sale of any certificate to a Plan is in no respect a representation by the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                             Method of Distribution

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, all of the offered certificates. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor (which are estimated to be $200,000), will be approximately 101.22% of the initial aggregate certificate principal balance of the offered certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of such offered certificates, if any are taken. Distribution of such offered certificates will be made by the

Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to the Depositor and the proceeds from the sale of such certificates realized by the Underwriters will constitute underwriting discounts and commissions. The Underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act.

    In the Underwriting Agreement, the Underwriters have severally, but not jointly, agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the underwriting commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

    The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.

    The Depositor has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be obligated to make in respect thereof.

    ABN AMRO Financial Services, Inc. is an affiliate of the Depositor.

    The Underwriters intend to make a market for the purchase and sale of the offered certificates after their initial issuance but have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.

                                 Legal Matters

    Certain legal matters will be passed upon for the Depositor by Marlene Ellis, counsel for the Depositor and by Thacher Proffitt & Wood, New York, New York. Thacher Proffitt & Wood will also pass upon certain legal matters for ABN AMRO Financial Services, Inc. McKee Nelson LLP, Washington, DC, will pass upon certain legal matters on behalf of Goldman, Sachs & Co.

                              Certificate Ratings

    It is a condition to the issuance of the offered certificates that the Senior certificates each be rated "AAA" by S&P and "AAA" by Fitch, that the Class M certificates be rated not less than "AA" by S&P, that the Class B-1 certificates be rated not less than "A" by S&P; and that the Class B-2 certificates be rated not less than "BBB" by S&P.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.


The ratings assigned by S&P and Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. S&P and Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P and Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Prepayment and Yield Considerations".

    The Interest Only certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

    The Principal Only certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are slower than anticipated, investors' yields may be adversely affected. The rating on the Principal Only certificates only addresses the return of the principal balances thereof.

    The Depositor has not requested a rating on the offered certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P and Fitch.

INDEX OF SIGNIFICANT DEFINITIONS


    Set forth below is a list of certain of the more significant terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

2000 Amendment..................................................            S-67
AAMG............................................................            S-47
Act.............................................................            S-67
Adjustable Rate.................................................             S-8
Aggregate Subordinate Percentage................................            S-30
Amendment.......................................................            S-67
Applicable Fraction.............................................            S-30
Available Distribution Amount...................................       S-7, S-27
Bankruptcy Coverage.............................................            S-30
Bankruptcy Losses...............................................            S-30
Cede............................................................            S-25
Certificate Account.............................................            S-20
Class A-X Notional Amount.......................................            S-30
Class IA-3 Notional Amount......................................            S-31
Class IIA-1 Interest Rate.......................................            S-31
Class IIA-2 Interest Rate.......................................            S-31
Code............................................................            S-61
Compensating Interest...........................................            S-28
Credit Support Depletion Date...................................            S-31
Debt Service Reduction..........................................            S-31
Deficient Valuation.............................................            S-31
Definitive Certificates.........................................            S-25
Determination Date..............................................            S-27
Discount Fraction...............................................            S-31
Discount Fractional Principal Amount............................            S-32
Discount Fractional Principal Shortfall.........................            S-32
Discount Loan...................................................            S-32
Due Date........................................................            S-27
ERISA...........................................................            S-67
Excess Liquidation Proceeds.....................................            S-28
Excess Loss.....................................................            S-32
FICO Scores.....................................................            S-21
Final Regulations...............................................            S-63
Fitch...........................................................            S-24
Fraud Coverage..................................................            S-32
Fraud Losses....................................................            S-33
IA Loans........................................................       S-4, S-20
IIA Loans.......................................................       S-4, S-21
Interest Accrual Period.........................................            S-33
Interest Only...................................................             S-8
IRS.............................................................            S-62
LIBOR...........................................................       S-8, S-33

LIBOR Business Day..............................................            S-33
LIBOR Determination Date........................................            S-33
Liquidated Loan.................................................            S-34
Liquidation Principal...........................................            S-34
Liquidation Proceeds............................................            S-34
Loans...........................................................            S-20
Major Obligor...................................................            S-69
Modeling Assumptions............................................            S-55
Moody's.........................................................            S-70
Mortgage Loan Purchase Agreement................................            S-21
Mortgage Pool...................................................            S-20
OID.............................................................            S-61
OID Regulations.................................................            S-62
Overcollateralized Subgroup.....................................            S-42
Pass-Through Rate...............................................            S-34
Plan............................................................            S-67
Premium Loan....................................................            S-34
Prepayment Period...............................................            S-34
Prepayment Speed Assumption.....................................            S-54
Principal Distribution Amount...................................            S-34
Principal Only..................................................             S-8
Principal Payment Amount........................................            S-34
Principal Prepayment Amount.....................................            S-35
Pro Rata Allocation.............................................            S-35
PSA.............................................................            S-54
PTCE 95-60......................................................            S-70
REITs...........................................................            S-62
Restricted Group................................................            S-69
S&P.............................................................            S-24
Senior Liquidation Amount.......................................            S-35
Senior Principal Amount.........................................            S-35
Senior Subgroup Percentage......................................            S-31
Senior Subgroup Prepayment Percentage...........................            S-36
SMMEA...........................................................            S-66
Special Hazard Coverage.........................................            S-36
Special Hazard Losses...........................................            S-37
Subgroup........................................................            S-37
Subgroup I......................................................            S-37
Subgroup I Subordinate Amount...................................            S-37
Subgroup II.....................................................            S-37
Subordinate Interest Rate.......................................            S-37
Subordinate Liquidation Amount..................................            S-37
Subordinate Percentage..........................................            S-37
Subordinate Prepayment Percentage...............................            S-38

Subordinate Principal Amount....................................            S-38
Subordinate Principal Prepayment Amount.........................            S-38
Subordination Level.............................................            S-38
Thrift Institutions.............................................            S-64
Undercollateralized Subgroup....................................            S-42
Underwriter's PTE...............................................            S-67

                      [This page intentionally left blank]

                                                                     Appendix A

             Percent of Initial Class Principal Balance Outstanding At Various Percentages of the Prepayment Speed Assumption

                                                                       Class IA-1                            Class IA-2
                                                           ----------------------------------    ----------------------------------
Distribution Date                                            0%    200%   350%    500%   750%      0%   200%    350%    500%   750%
-----------------                                          ----    ----   ----    ----   ----    ----   ----    ----    ----   ----
Initial Percentage .....................................    100%   100%    100%   100%    100%   100%    100%    100%   100%    100%
February 25, 2004 ......................................     95     93      90     88      84     95      92      90     87      83
February 25, 2005 ......................................     91     81      74     67      56     90      79      72     64      52
February 25, 2006 ......................................     86     67      55     45      29     84      65      51     40      23
February 25, 2007 ......................................     80     56      41     29      15     79      52      36     23       7
February 25, 2008 ......................................     75     45      30     19       7     73      41      24     11       0
February 25, 2009 ......................................     69     37      22     12       3     66      31      15      4       0
February 25, 2010 ......................................     63     29      15      7       2     59      23       8      0       0
February 25, 2011 ......................................     56     23      11      5       1     52      16       3      0       0
February 25, 2012 ......................................     49     18       7      3       *     45      11       0      0       0
February 25, 2013 ......................................     42     13       5      2       *     37       6       0      0       0
February 25, 2014 ......................................     34     10       3      1       *     28       2       0      0       0
February 25, 2015 ......................................     26      6       2      1       *     20       0       0      0       0
February 25, 2016 ......................................     17      4       1      *       *     10       0       0      0       0
February 25, 2017 ......................................      8      2       *      *       *      *       0       0      0       0
February 25, 2018 ......................................      0      0       0      0       0      0       0       0      0       0
Weighted Average Life (1) ..............................    8.4    5.4     4.1    3.3     2.5    7.9     4.7     3.5    2.8     2.2

---------------
(1)The weighted average life of any Class of Certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total net reductions of the Certificate Principal Balance described in (i) above.
* Represents amounts greater than zero and less than 0.50% of the initial aggregate Certificate Principal Balance outstanding.

             Percent of Initial Class Principal Balance Outstanding At Various Percentages of the Prepayment Speed Assumption

                                                                       Class IA-4                      Classes IIA-1 and IIA-2
                                                           ----------------------------------    ----------------------------------
Distribution Date                                            0%    200%   350%    500%   750%      0%   200%    350%    500%   750%
-----------------                                          ----    ----   ----    ----   ----    ----   ----    ----    ----   ----
Initial Percentage .....................................    100%    100%   100%   100%    100%   100%    100%    100%   100%   100%
February 25, 2004 ......................................    100     100    100    100     100     96      93      91     88      85
February 25, 2005 ......................................    100     100    100    100     100     91      81      74     67      56
February 25, 2006 ......................................    100     100    100    100     100     86      68      56     45      30
February 25, 2007 ......................................    100     100    100    100     100     81      56      41     29      15
February 25, 2008 ......................................    100     100    100    100      88     75      46      30     19       7
February 25, 2009 ......................................    100     100    100    100      42     70      37      22     12       3
February 25, 2010 ......................................    100     100    100     92      19     63      30      16      7       2
February 25, 2011 ......................................    100     100    100     57       8     57      23      11      5       1
February 25, 2012 ......................................    100     100     93     35       4     50      18       8      3       *
February 25, 2013 ......................................    100     100     63     21       2     43      14       5      2       *
February 25, 2014 ......................................    100     100     40     12       1     35      10       3      1       *
February 25, 2015 ......................................    100      80     24      6       *     27       7       2      1       *
February 25, 2016 ......................................    100      47     13      3       *     18       4       1      *       *
February 25, 2017 ......................................    100      20      5      1       *      9       2       *      *       *
February 25, 2018 ......................................      0       0      0      0       0      0       0       0      0       0
Weighted Average Life (1) ..............................   14.5    13.0   10.9    8.8     6.2    8.5     5.4     4.1    3.3     2.5

---------------
(1)The weighted average life of any Class of Certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total net reductions of the Certificate Principal Balance described in (i) above.
* Represents amounts greater than zero and less than 0.50% of the initial aggregate Certificate Principal Balance outstanding.

             Percent of Initial Class Principal Balance Outstanding At Various Percentages of the Prepayment Speed Assumption

                                                                        Class A-P                      Classes M, B-1 and B-2
                                                           ----------------------------------    ----------------------------------
Distribution Date                                            0%    200%   350%    500%   750%      0%   200%    350%    500%   750%
-----------------                                          ----    ----   ----    ----   ----    ----   ----    ----    ----   ----
Initial Percentage......................................    100%    100%   100%    100%   100%    100%   100%    100%    100%   100%
February 25, 2004.......................................     95      93     90      88     85      96     96      96      96     96
February 25, 2005.......................................     91      81     74      67     57      91     91      91      91     91
February 25, 2006.......................................     85      67     56      45     30      86     86      86      86     86
February 25, 2007.......................................     80      56     41      29     15      81     81      81      81     81
February 25, 2008.......................................     74      45     30      19      8      75     75      75      75     75
February 25, 2009.......................................     68      37     22      12      4      69     67      65      62     58
February 25, 2010.......................................     62      29     16       8      2      63     58      54      49     42
February 25, 2011.......................................     55      23     11       5      1      57     48      42      36     26
February 25, 2012.......................................     49      18      8       3      *      50     38      30      24     14
February 25, 2013.......................................     41      13      5       2      *      42     29      20      14      7
February 25, 2014.......................................     33      10      3       1      *      35     21      13       8      3
February 25, 2015.......................................     25       6      2       1      *      27     14       8       4      1
February 25, 2016.......................................     17       4      1       *      *      18      8       4       2      *
February 25, 2017.......................................      8       2      *       *      *       9      4       2       1      *
February 25, 2018.......................................      0       0      0       0      0       0      0       0       0      0
Weighted Average Life (1)...............................    8.4     5.4    4.1     3.3    2.6     8.5    7.7     7.2     6.8    6.3

---------------
(1)The weighted average life of any Class of Certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total net reductions of the Certificate Principal Balance described in (i) above.
* Represents amounts greater than zero and less than 0.50% of the initial aggregate Certificate Principal Balance outstanding.

             Percent of Initial Class Principal Balance Outstanding At Various Percentages of the Prepayment Speed Assumption

                                                                             Class R
                                                                ----------------------------------
Distribution Date                                                 0%   200%    350%   500%    750%
-----------------                                               ----   ----    ----   ----    ----
Initial Percentage..........................................    100%    100%   100%    100%   100%
February 25, 2004...........................................      0       0      0       0      0
February 25, 2005...........................................      0       0      0       0      0
February 25, 2006...........................................      0       0      0       0      0
February 25, 2007...........................................      0       0      0       0      0
February 25, 2008...........................................      0       0      0       0      0
February 25, 2009...........................................      0       0      0       0      0
February 25, 2010...........................................      0       0      0       0      0
February 25, 2011...........................................      0       0      0       0      0
February 25, 2012...........................................      0       0      0       0      0
February 25, 2013...........................................      0       0      0       0      0
February 25, 2014...........................................      0       0      0       0      0
February 25, 2015...........................................      0       0      0       0      0
February 25, 2016...........................................      0       0      0       0      0
February 25, 2017...........................................      0       0      0       0      0
February 25, 2018...........................................      0       0      0       0      0
Weighted Average Life (1)...................................    0.1     0.1    0.1     0.1    0.1

---------------
(1)The weighted average life of any Class of Certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total net reductions of the Certificate Principal Balance described in (i) above.
* Represents amounts greater than zero and less than 0.50% of the initial aggregate Certificate Principal Balance outstanding.

                                                                     Appendix B

                                    IA Loans


                                                  Original Loan-to-Value Ratios(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                   Range of Original                                       Number of     Principal      Principal
                                      Loan-to-Value                                         Mortgage      Balance        Balance
                                        Ratios (%)                                           Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
 0.01 - 50.00..........................................................................        82       $23,769,644        27.37%
50.01 - 55.00..........................................................................        41        11,635,349        13.40
55.01 - 60.00..........................................................................        20         5,887,700         6.78
60.01 - 65.00..........................................................................        37         9,150,247        10.54
65.01 - 70.00..........................................................................        41        15,110,606        17.40
70.01 - 75.00..........................................................................        37         9,540,780        10.99
75.01 - 80.00..........................................................................        43        11,129,745        12.82
80.01 - 85.00..........................................................................         2           348,570         0.40
85.01 - 90.00..........................................................................         2           259,489         0.30
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


(1) The weighted average original Loan-to-Value Ratio of the IA Loans is expected to be approximately 59.44%.

                                              Remaining Terms to Maturity(1) (months)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                    Remaining Terms                                         Mortgage      Balance        Balance
                                       to Maturity                                           Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
118....................................................................................         1       $   319,372         0.37%
176....................................................................................         1           236,532         0.27
177....................................................................................         9         2,668,758         3.07
178....................................................................................        52        13,592,447        15.65
179....................................................................................       242        70,015,021        80.63
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


(1) As of the Cut-Off Date, the weighted average remaining term to maturity of the IA Loans is expected to be approximately 179 months.

                                                         Mortgage Rates(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                                                                            Mortgage      Balance        Balance
                                   Mortgage Rates (%)                                        Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
4.750..................................................................................         3       $ 1,064,717         1.23%
4.875..................................................................................         6         2,612,227         3.01
5.000..................................................................................        16         7,745,574         8.92
5.125..................................................................................        16         7,242,471         8.34
5.250..................................................................................        34        18,836,830        21.69
5.375..................................................................................        43        15,304,979        17.63
5.500..................................................................................        90        21,824,406        25.13
5.625..................................................................................        97        12,200,927        14.05
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the IA Loans is expected to be approximately 5.337%.


                                                Mortgage Loan Principal Balances(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                        Range of                                            Mortgage      Balance        Balance
                           Mortgage Loan Principal Balances ($)                              Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
300,001 -  350,000.....................................................................        46       $ 9,662,540        11.13%
350,001 -  400,000.....................................................................        67        14,259,621        16.42
400,001 -  450,000.....................................................................        53        13,716,090        15.80
450,001 -  500,000.....................................................................        38         9,390,302        10.81
500,001 -  600,000.....................................................................        39        11,048,597        12.72
600,001 -  800,000.....................................................................        41        18,864,955        21.73
800,001 - 1,000,000....................................................................        21         9,890,026        11.39
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


(1) As of the Cut-Off Date, the average IA Loan principal balance is expected to be approximately $492,986.

                                                     Purpose of Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                                                                            Mortgage      Balance        Balance
                                      Loan Purpose                                           Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
Equity-Out-Refinance...................................................................        61       $15,855,857        18.26%
Purchase...............................................................................        38        15,783,622        18.18
Rate/Term-Refinance....................................................................       206        55,192,651        63.56
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


                                             Documentation Programs for Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                                                                            Mortgage      Balance        Balance
                                   Documentation Type                                        Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
Full...................................................................................       305       $86,832,130       100.00%
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======

                                                         Occupancy Types(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                                                                            Mortgage      Balance        Balance
                                     Occupancy Type                                          Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
Primary................................................................................       284       $81,065,649        93.36%
Second Home............................................................................        21         5,766,481         6.64
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


(1) Based upon representation of the related mortgagors at the time of origination.

                                                   Types of Mortgaged Properties
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                         Aggregate      Aggregate
                                                                                           Number of     Principal      Principal
                                                                                            Mortgage      Balance        Balance
                                     Property Type                                           Loans      Outstanding    Outstanding
---------------------------------------------------------------------------------------    ---------    -----------   -------------
Two-to-Four Family.....................................................................         1       $   372,275         0.43%
Condominium............................................................................         5         1,572,137         1.81
Detached Planned Unit Development......................................................        33         7,975,822         9.19
Condominium - High Rise................................................................         3           584,561         0.67
Single Family Detached.................................................................       258        74,418,084        85.70
Townhouse..............................................................................         5         1,909,251         2.20
                                                                                              ---       -----------       ------
   Total:..............................................................................       305       $86,832,130       100.00%
                                                                                              ===       ===========       ======


                                          State Distribution of the Mortgage Properties(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percentage
                                                                                                                             of
                                                                                               Number      Aggregate     Aggregate
                                                                                                 of        Principal     Principal
                                                                                              Mortgage      Balance       Balance
                                           State                                                Loans     Outstanding   Outstanding
------------------------------------------------------------------------------------------    --------    -----------   -----------
California................................................................................        87      $23,036,921       26.53%
Texas.....................................................................................        21        9,155,140       10.54
Florida...................................................................................        27        8,031,919        9.25
Michigan..................................................................................        23        5,631,930        6.49
Pennsylvania..............................................................................        12        3,800,363        4.38
Illinois..................................................................................        18        3,448,533        3.97
New York..................................................................................         9        3,298,071        3.80
Maryland..................................................................................        12        3,243,671        3.74
Massachusetts.............................................................................        15        3,239,786        3.73
Virginia..................................................................................        10        3,217,940        3.71
Connecticut...............................................................................         7        3,030,618        3.49
Washington................................................................................         7        2,358,699        2.72
Minnesota.................................................................................         6        2,173,800        2.50
Mississippi...............................................................................         2        1,508,224        1.74
New Jersey................................................................................         6        1,467,348        1.69
Utah......................................................................................         3        1,323,561        1.52
North Carolina............................................................................         5        1,200,485        1.38
Kansas....................................................................................         4          944,044        1.09
Georgia...................................................................................         5          890,879        1.03
Alabama...................................................................................         4          822,784        0.95
Kentucky..................................................................................         3          739,624        0.85
Missouri..................................................................................         4          724,645        0.83
Arkansas..................................................................................         2          706,686        0.81
New Hampshire.............................................................................         2          631,644        0.73
West Virginia.............................................................................         1          374,513        0.43
Oklahoma..................................................................................         1          350,274        0.40
Oregon....................................................................................         1          322,663        0.37
Tennessee.................................................................................         3          307,835        0.35
Iowa......................................................................................         1          274,213        0.32
New Mexico................................................................................         1          200,777        0.23
Arizona...................................................................................         1          156,941        0.18
Indiana...................................................................................         1          115,464        0.13
Wisconsin.................................................................................         1          102,136        0.12
                                                                                                 ---      -----------      ------
   Total:.................................................................................       305      $86,832,130      100.00%
                                                                                                 ===      ===========      ======


(1) No more than approximately 1.86% of the IA Loans will be secured by properties located in any one postal zip code area.

                                   IIA Loans

                                                  Original Loan-to-Value Ratios(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                   Range of Original                                      Number of     Principal       Principal
                                      Loan-to-Value                                        Mortgage      Balance         Balance
                                       Ratios (%)                                           Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
 0.01 - 50.00.........................................................................       113       $ 43,093,357        25.52%
50.01 - 55.00.........................................................................        49         16,894,386        10.01
55.01 - 60.00.........................................................................        43         18,756,598        11.11
60.01 - 65.00.........................................................................        50         18,380,953        10.89
65.01 - 70.00.........................................................................        56         21,256,986        12.59
70.01 - 75.00.........................................................................        70         26,451,855        15.67
75.01 - 80.00.........................................................................        61         22,460,806        13.30
80.01 - 85.00.........................................................................         3            731,036         0.43
85.01 - 90.00.........................................................................         3            812,034         0.48
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) The weighted average original Loan-to-Value Ratio of the IIA Loans is expected to be approximately 59.71%.

                                              Remaining Terms to Maturity(1) (months)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                  Remaining Terms to                                       Mortgage      Balance         Balance
                                        Maturity                                            Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
175...................................................................................         1       $    348,671         0.21%
176...................................................................................         1            236,532         0.14
177...................................................................................        12          4,820,228         2.85
178...................................................................................        83         30,731,167        18.20
179...................................................................................       350        132,365,414        78.40
180...................................................................................         1            336,000         0.20
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) As of the Cut-Off Date, the weighted average remaining term to maturity of the IIA Loans is expected to be approximately 179 months.

                                                         Mortgage Rates(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                   Mortgage Rate (%)                                        Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
5.375.................................................................................        43       $  5,101,660         3.02%
5.500.................................................................................        90         21,824,406        12.93
5.625.................................................................................        97         36,602,780        21.68
5.750.................................................................................       124         62,287,497        36.89
5.875.................................................................................        64         29,276,834        17.34
6.000.................................................................................        16          6,920,030         4.10
6.125.................................................................................        10          5,010,500         2.97
6.250.................................................................................         3          1,373,778         0.81
6.375.................................................................................         1            440,528         0.26
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the IIA Loans is expected to be approximately 5.728%


                                                Mortgage Loan Principal Balances(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                       Range of                                           Number of     Principal       Principal
                                      Mortgage Loan                                        Mortgage      Balance         Balance
                                 Principal Balances ($)                                     Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
300,001 -  350,000....................................................................        60       $ 15,558,410         9.21%
350,001 -  400,000....................................................................        98         27,985,457        16.58
400,001 -  450,000....................................................................        73         23,412,673        13.87
450,001 -  500,000....................................................................        75         29,575,499        17.52
500,001 -  600,000....................................................................        70         30,714,669        18.19
600,001 -  800,000....................................................................        42         18,870,451        11.18
800,001 - 1,000,000...................................................................        30         22,720,852        13.46
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) As of the Cut-Off Date, the average IIA Loan principal balance is expected to be approximately $486,982.

                                                     Purpose of Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                     Loan Purpose                                           Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
Rate/Term - Refinance.................................................................       312       $119,618,885        70.85%
Equity-Out - Refinance................................................................       101         34,702,894        20.55
Purchase..............................................................................        35         14,516,233         8.60
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======


                                              Documentation Program for Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                  Documentation Type                                        Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
Full..................................................................................       448       $168,838,012       100.00%
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======


                                                         Occupancy Types(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                    Occupancy Type                                          Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
Primary...............................................................................       418       $157,196,569        93.10%
Second Home...........................................................................        30         11,641,443         6.90
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) Based upon representations of the related mortgagors at the time of origination.

                                                   Types of Mortgaged Properties
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                     Property Type                                          Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
Two-to-Four Family....................................................................         4       $  1,658,295         0.98%
Condominium...........................................................................        10          4,261,566         2.52
Detached Planned Unit Development.....................................................        48         15,997,911         9.48
Condominium - High Rise...............................................................         7          3,225,540         1.91
Multi Family..........................................................................         1            366,907         0.22
Single Family Detached................................................................       371        139,899,393        82.86
Townhouse.............................................................................         7          3,428,400         2.03
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======


                                           State Distribution of Mortgaged Properties(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Percentage of
                                                                                                        Aggregate       Aggregate
                                                                                          Number of     Principal       Principal
                                                                                           Mortgage      Balance         Balance
                                         State                                              Loans      Outstanding     Outstanding
--------------------------------------------------------------------------------------    ---------    ------------   -------------
California............................................................................       149       $ 59,585,347        35.29%
Michigan..............................................................................        39         15,589,757         9.23
Illinois..............................................................................        34         13,963,742         8.27
Florida...............................................................................        32         10,594,255         6.27
New York..............................................................................        21          8,287,197         4.91
Massachusetts.........................................................................        21          7,070,527         4.19
Maryland..............................................................................        13          4,979,389         2.95
Virginia..............................................................................        12          4,472,234         2.65
Pennsylvania..........................................................................        11          4,101,567         2.43
New Jersey............................................................................        11          3,893,456         2.31
Texas.................................................................................        15          3,680,690         2.18
Connecticut...........................................................................         7          3,344,298         1.98
North Carolina........................................................................         9          3,140,507         1.86
Missouri..............................................................................         8          2,753,124         1.63
Washington............................................................................         9          2,532,868         1.50
Wisconsin.............................................................................         5          2,294,975         1.36
Alabama...............................................................................         5          1,444,815         0.86
South Carolina........................................................................         2          1,444,958         0.86
Minnesota.............................................................................         4          1,413,146         0.84
Tennessee.............................................................................         4          1,412,765         0.84
Arizona...............................................................................         3          1,404,885         0.83
Kansas................................................................................         4          1,402,660         0.83
Mississipi............................................................................         3          1,309,072         0.78
Indiana...............................................................................         3          1,295,563         0.77
Georgia...............................................................................         4          1,096,747         0.65
Kentucky..............................................................................         4          1,035,457         0.61
Ohio..................................................................................         2            881,892         0.52
Oregon................................................................................         2            820,925         0.49
Utah..................................................................................         3            593,073         0.35
New Mexico............................................................................         2            558,207         0.33
District of Columbia..................................................................         1            429,502         0.25
Delaware..............................................................................         1            403,592         0.24
Nebraska..............................................................................         1            368,700         0.22
Oklahoma..............................................................................         1            359,533         0.21
Wyoming...............................................................................         1            348,784         0.21
Iowa..................................................................................         1            274,213         0.16
New Hampshire.........................................................................         1            255,589         0.15
                                                                                             ---       ------------       ------
   Total:.............................................................................       448       $168,838,012       100.00%
                                                                                             ===       ============       ======

(1) No more than approximately 1.15% of the IIA Loans will be secured by properties located in any one postal zip code area.

                    ABN AMRO Mortgage Corporation, Depositor

                       Mortgage Pass-Through Certificates
                      Issuable in series by separate trusts




Each series of certificates:

o will consist of one or more classes of mortgage pass-through certificates representing interests in the assets of a trust;

o will receive principal and interest only from payments collected on the assets of the related trust; and

o will not be insured or guaranteed by any government agency or instrumentality and will not be obligations of ABN AMRO Mortgage Corporation or any related companies.

Each trust:

o will own a pool of mortgage assets sold to the trust by ABN AMRO Mortgage Corporation that may include:
       --    mortgage loans;
       --    certificates backed by mortgage loans;
       --    principal and interest payments due on these mortgage assets

o    will include mortgage loans secured by first liens on:
       --    one- to four-family residential properties; and
       --    rights to own and occupy apartments in cooperative buildings.


     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                The date of this prospectus is January 23, 2003.

                                TABLE OF CONTENTS


                                                                         Page

Description of the Certificates............................................1
     Source of Funds for Payment...........................................1
     Form of Certificates..................................................2
     Classes of Certificates...............................................3
     Distributions of Principal and Interest...............................6
        General............................................................6
        Distributions of Interest..........................................8
        Distributions of Principal.........................................8
     Example of Distributions..............................................9
     Optional Termination of a Trust or Underlying
        Trust.............................................................11

The Trusts................................................................12
     General..............................................................12
     The Loans............................................................14
        Description of the Loans..........................................14
        Payment Provisions of the Loans...................................15
        Loan Underwriting Policies........................................18
     Mortgage Certificates................................................20
        Description of the Mortgage Certificates..........................20
        Substitution of Mortgage Certificates.............................25

The Depositor.............................................................25

Use of Proceeds...........................................................26

Credit Enhancement........................................................27
     Types of Enhancements................................................27
     Subordination........................................................27
     Shifting Interest Credit Enhancement.................................28
     Cross-Support........................................................29
     Pool Insurance.......................................................29
     Special Hazard Insurance.............................................30
     Bankruptcy Bond......................................................30
     Reserve Fund.........................................................31
     Overcollateralization................................................31
     Letter of Credit.....................................................32
     Surety Bond..........................................................32
     Other Insurance, Guarantees and Similar
        Instruments or Agreements.........................................32

Prepayment, Yield and Maturity Considerations.............................33
     General..............................................................33
        Determination of Pass-Through Rates...............................33
        Determination of Remittance Rate..................................33
     Yield................................................................34
        Price.............................................................34
        Effective Pass-Through Rate.......................................34
        Other Yield Considerations........................................35
     Prepayment Considerations............................................37
        General...........................................................37
        Substitutions.....................................................38
        Loan Assumptions..................................................38
        ARMs .............................................................39
        Foreclosures......................................................40
        Pre-Funding.......................................................40
        Prepayment Assumptions............................................41
        Optional Termination..............................................41

Distributions on the Certificates.........................................41

Servicing of the Loans....................................................43
     Collection and Other Servicing Procedures............................43
     Primary Mortgage Insurance...........................................46
     Hazard Insurance.....................................................47
     Unanticipated Recoveries of Losses
          on the Loans....................................................48
     Advances.............................................................49
     Payments on Mortgage Assets..........................................49
     Administration Fees, Compensation
          and Payment of Expenses.........................................50
     Resignation of the Master Servicer; Scope of
        Indemnities.......................................................51
     Back-Up Master Servicer..............................................52
     Special Servicing Agreements.........................................52
     Servicing of the Underlying Loans....................................52

The Pooling and Servicing Agreement.......................................52
     Assignment of Loans..................................................52
     Representations and Warranties.......................................54
     Repurchase or Substitution...........................................57
     Forward Commitments: Pre-Funding
          Account.........................................................57
     Adjustment to Administration Fees in
        Connection with Prepayment Interest
        Shortfall.........................................................58
     Book-Entry Registration..............................................58
     Global Clearance, Settlement and Tax
        Documentation Procedures..........................................62
        Initial Settlement................................................63
        Secondary Market Trading..........................................63
        U.S. Federal Income Tax Documentation
             Requirements.................................................65
     Definitive Certificates..............................................67
     Evidence as to Compliance............................................67
     Reports to Certificateholders........................................67

                                TABLE OF CONTENTS


     Reports to the Trustee...............................................69
     Events of Default....................................................69
     Rights Upon Event of Default.........................................69
     Amendment............................................................70
     Termination..........................................................71
     Governing Law........................................................71

Legal Aspects of the Loans................................................72
     General..............................................................72
     Foreclosure..........................................................72
     Rights of Redemption.................................................73
     Anti-Deficiency Legislation and Other
        Limitations on Lenders............................................74
     Junior Liens; Rights of Senior Lienholders...........................75
     "Due-on-Sale" Clauses................................................76
     Environmental Legislation............................................78
     Subordinate Financing................................................78
     Applicability of Usury Laws..........................................79
     Enforceability of Some Provisions....................................79
     Legal Aspects of the Loans Under California Law......................80
     Co-op Loans..........................................................80

Legal Investment Matters..................................................81

ERISA Considerations......................................................83
     General..............................................................83
     Publicly-Offered Securities..........................................84
     Prohibited Transaction Exemption 83-1................................84
     Underwriter Exemption................................................87

Federal Income Tax Consequences...........................................89
     General..............................................................89
     REMIC................................................................90
        Classification of REMICs..........................................90
     Qualification as a REMIC.............................................91
        Characterization of Investments in
             Certificates.................................................92
        Taxation of Owners of
             Regular Certificates.........................................93
        Constant Yield Election...........................................96
        Effects of Defaults and Delinquencies.............................97
        Taxation of Owners of
             Residual Certificates........................................97
        Pass-Through of Miscellaneous Itemized
             Deductions..................................................100
        Sales of Certificates............................................101
        Prohibited Transactions and Other REMIC-
             Level Taxes.................................................102
        Tax on Transfers of Residual Certificates to
             Certain Organizations.......................................102
        Disregard of Some Types of Transfers.............................103
        Termination......................................................104
        Reporting and Other Administrative
              Matters....................................................105
        Backup Withholding...............................................106
        Purchase of Both Regular and Residual
             Certificates................................................107
     Investment in Certificates Not Representing
        Interests in a REMIC.............................................107
        Classification of Trust and Characterization
             of Investment in Certificates...............................107
        Taxation of Owners of P&I
             Certificates................................................108
        Taxation of Owners of IO Certificates............................112
        Administration Fee, Voluntary Advances and
             Subordinated Amount.........................................114
        Sales of Certificates............................................115
        Reporting........................................................116
        Backup Withholding...............................................117
        Foreign Investors................................................117

State Tax Considerations.................................................117

Plan of Distribution.....................................................117

Legal Matters............................................................119

Rating...................................................................120

Where You Can Find More Information......................................120
     ABN AMRO Mortgage Corporation.......................................120
     Additional Information Relating to the
          Mortgage Certificates..........................................121

               --------------------------------------------------

              Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement

     We describe the offered certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to all series of certificates; and (2) the prospectus supplement for a series of certificates, which describes the specific terms of that series of securities and may be different from the information in the prospectus. Neither this prospectus nor any prospectus supplement will contain all the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Where You Can Find More Information."

     If the description of the terms of the certificates varies between the prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement.

     We include cross-references in each prospectus supplement and in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents which appears before this page and the Table of Contents included in each prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" in this prospectus and in the prospectus supplement for each series.

               --------------------------------------------------

                         Description of the Certificates

         The certificates comprising each series will represent the entire beneficial ownership interest in a distinct trust (the "Trust") that will issue those certificates. The Trust will be comprised primarily of mortgage assets (the "Mortgage Assets") consisting of:

         o mortgage loans (the "Loans") secured by first liens on one- to four-family residential properties and rights to own and occupy apartments in cooperative buildings,

         o mortgage certificates (the "Mortgage Certificates") secured by mortgage loans (the "Underlying Loans"), and

         o    the principal and interest payments due on the Mortgage Assets.

         One or more entities, which may include an affiliate of ABN AMRO Mortgage Corporation (the "Depositor"), will be specified in the prospectus supplement as the master servicer (the "Master Servicer") for a series of certificates. Each series of certificates will be issued under a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") entered into among ABN AMRO Mortgage Corporation, as Depositor, the Master Servicer, and a commercial bank or trust company acting as trustee (the "Trustee") for the benefit of certificateholders of the related series.

         The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related Trust. This prospectus summarizes the material provisions which may appear in each Pooling and Servicing Agreement. The prospectus supplement for a series of certificates will describe any other material provisions of the Pooling and Servicing Agreement relating to that series. On written request, the Depositor will provide certificateholders with a copy of the Pooling and Servicing Agreement for any series without charge. You should send your request to ABN AMRO Mortgage Corporation, 135 South LaSalle Street, Suite 925, Chicago, Illinois 60603, Attention: Maria Fregosi - Director - ABN AMRO Mortgage Operations. The Depositor will file the Pooling and Servicing Agreement relating to a series of certificates with the SEC within 15 days after the date of issuance of a series of certificates. See "The Trusts--General."

Source of Funds for Payment

         The certificates of a series will be entitled to payment only from the proceeds from the Mortgage Assets included in the Trust issuing that series. You will not be entitled to payments from the Mortgage Assets included in any other Trust established by the Depositor. The certificates are not obligations of ABN AMRO Mortgage Corporation or any of its affiliates. The certificates will not be guaranteed by any governmental agency or any other entity.

         The Depositor and the Master Servicer of the Mortgage Assets for a Trust will each have limited obligations to the Trust.

         o The Depositor's obligations will be limited to repurchasing Mortgage Assets in the Trust or substituting different Mortgage Assets into the Trust if the Depositor breaches its representations and warranties concerning the Mortgage Assets.

         o The only obligations of the Master Servicer for the Trust will be its contractual servicing and/or master servicing obligations. This may include an obligation to make advances of delinquent installments of principal, interest or both under limited circumstances.

         The prospectus supplement may describe additional obligations of the Depositor and the Master Servicer to the Trust. You should refer to "The Pooling and Servicing Agreement--Repurchase or Substitution" and "Servicing of the Loans --Advances" in this prospectus.

         The Mortgage Assets in the Trust will not be insured or guaranteed by any governmental agency or any other entity. You may experience delays in distributions on your certificates or losses on your certificates if:

         o delinquent payments or losses on defaulted Loans are not advanced by the Master Servicer or another person or paid from any credit enhancement arrangement in your Trust;

         o payments on Mortgage Certificates are delayed or the Mortgage Certificates experience losses.

Form of Certificates

         The certificates of each series will be issued in fully registered certificated or book-entry form only. The minimum original principal balance or notional balance that may be represented by a certificate is referred to as its denomination. Each prospectus supplement will specify the minimum denominations for that series. The original principal balance of each certificate will equal the aggregate distributions of principal to which that certificate is entitled. Unless otherwise stated in the prospectus supplement, interest distributions on each certificate that is not entitled to distributions of principal will be calculated based on the notional balance of the certificate. The notional balance will not evidence an interest in or entitlement to distributions of principal. It will be used solely for convenience in determining the interest payable on the certificate, the denomination of the certificate and the voting rights of its holder. You will not receive payment of the notional balance of your certificate.

         When we refer to interests in the certificates, we sometimes reference two different types of interests. The first is a "Fractional Undivided Interest" which means the percentage of the principal portion of a Trust evidenced by a certificate. The second term is "Percentage Interest" which means the percentage that a certificate represents of a particular class of certificates. When we refer to a "Residual Holder," we are referring to a certificateholder entitled to receive the

"residual interest" in the REMIC as defined in Section 860G(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

         Except for global certificates described in the next paragraph, you may transfer and exchange your certificates on a certificate register to be maintained at the corporate trust office of the Trustee or an office or agency maintained by the Trustee for that purpose. Unless otherwise stated in the prospectus supplement, the Trustee will not charge a fee for any registration of transfer or exchange of certificates, but may require you to pay an amount sufficient to cover any tax or other governmental charge. Before a certificate is properly presented for transfer, the Master Servicer, the Trustee, the certificate registrar and any of their agents may treat the person in whose name a certificate is registered as the owner of the certificate for the purpose of receiving distributions of principal and interest and for all other purposes under the Pooling and Servicing Agreement.

         For the classes of certificates specified in the applicable prospectus supplement, investors will not have the right to receive physical certificates evidencing their ownership except under limited circumstances. Instead, the Trust will issue the certificates in the form of global certificates, which will be held by The Depository Trust Company, known as DTC, or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

Classes of Certificates

         Each series of certificates will be issued in one or more classes. Each class of certificates may have multiple components and may be entitled to receive all amounts payable on a specific group of assets in the related Trust.

         The certificates of each class will be entitled to receive:

         o any distributions from the Mortgage Assets of the Trust that are allocable to principal, in the aggregate amount of the original principal balance, if any, of that class of certificates; and

         o any distributions from the Mortgage Assets of the Trust that are allocable to interest on the principal balance or notional balance of the certificates at the interest rate, if any, payable on that class of certificates.

         If stated in the prospectus supplement, the certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Loans and Mortgage Certificates as of the close of business on the first day of the month of creation of the Trust (the "Cut-off Date") after deducting payments of principal due on or before, and prepayments of principal received before, the Cut-off Date. The principal balance of a Loan refers to the scheduled principal balance remaining to be paid at the close of business on the Cut-Off Date:

         o reduced by all amounts collected by the Master Servicer and allocable to principal of that Loan;

         o plus for any Loan which is not payable in self amortizing payments, the shortfall, if any, in interest that is added to the principal balance of the Loan.

         The principal balance of a Mortgage Certificate refers to the principal balance remaining to be paid at the close of business on the Cut-Off Date;

         o reduced by distributions of principal made after the Cut-Off Date and any allocation of losses;

         o plus, any interest not distributed that may be added to the principal balance of the Mortgage Certificate.

If a Trust or underlying trust includes Loans or Underlying Loans with payments due on a day other than on the first day of each month, the prospectus supplement will more fully describe any resulting effect on certificateholders.

         Each class of certificates may bear interest at a different Remittance Rate. The "Remittance Rate" will equal the rate of interest payable on each Mortgage Asset in the Trust minus the Master Servicer's administration fee, the servicing fee of any third party servicer of the Loans and any other amounts stated in the prospectus supplement. If stated in the prospectus supplement, the original principal balance of the certificates and the interest rate on the classes of certificates will be determined based on the cash flows on the Mortgage Assets.

         In addition, the related prospectus supplement will specify whether the Pooling and Servicing Agreement will provide that all or a portion of principal collected on the Mortgage Assets may be retained by the Trustee and held in temporary investments, including mortgage loans, for a specified period prior to being used to distribute payments of principal to certificateholders.

         The result of any retention and temporary investment of principal by the Trustee would be to slow the repayment rate of the related certificates relative to the repayment rate of the related Mortgage Assets, or to attempt to match the repayment rate of the related certificates to a repayment schedule established at the time the certificates are issued. Any feature of this type applicable to any certificates may terminate, resulting in the current funding of principal payments to the related certificateholders and an acceleration of the repayment of those certificates upon the occurrence of specified events described in the related prospectus supplement.

         Each series of certificates may include different classes of certificates that have different rights to receive or not receive distributions of principal and interest on each "Distribution Date" as specified in the prospectus supplement. The prospectus supplement for each series will outline these classes and their rights. A summary of some of the possible categories of certificates and their rights are described below:

         Senior and Subordinated Certificates. The rights of a "Senior" certificate to receive any or a specified portion of distributions will be superior to the rights of a "Subordinate" certificate up to an amount specified in the related prospectus supplement (the "Subordinated Amount"). See "Credit Enhancements--Subordination."

         Accrual Certificates. Interest will accrue at the applicable Remittance Rate on "Accrual" certificates, but the Trustee will not distribute interest until the termination of the accrual period specified in the prospectus supplement. Instead, the amount of interest accrued during the accrual period will be added to the principal balance of the certificate.

         Accretion Directed Certificates. In addition to receiving distributions of principal on the Mortgage Assets, "Accretion Directed" certificates are entitled to receive principal distributions from the interest accrued but not paid to the Accrual certificates.

         Principal Only Certificates. "Principal Only" certificates are entitled to receive distributions of principal on Mortgage Assets, but not to receive distributions of interest.

         Interest Only Certificates. "Interest Only" certificates are entitled to receive distributions of interest on the Mortgage Assets, but not distributions of principal. These certificates will be denominated in notional balances. The notional balance is the amount specified on the certificate, reduced by distributions allocable to principal on the corresponding class or classes, all as described in the prospectus supplement. The Trustee will calculate each Interest Only Certificate's pro rata share of the interest distributions on the Mortgage Assets by multiplying the amount of interest by the following fraction:

                notional balance of the Interest Only certificate
               ---------------------------------------------------
         notional balance of all Interest Only certificates of its class

         Stripped Certificates. "Stripped" certificates may consist of the following:

         o  Principal Only certificates;

         o  Interest Only certificates;

         o certificates entitled to distributions of principal with disproportionate or nominal interest distributions; or

         o certificates entitled to distributions of interest with disproportionate or nominal principal distributions.

         Sequential Pay Certificates. "Sequential Pay" certificates receive distributions of principal in order so that no class will receive a principal distribution until classes having earlier scheduled maturity dates or prior designations have been fully repaid.

         Prepayment Certificates. "Prepayment" certificates are entitled to minimum distributions of principal based on the assumption that the Loans in the related Trust or the Underlying Loans related to the Mortgage Certificates in the related Trust prepay at a rate specified in the prospectus supplement. Distributions of principal to these certificates will commence on the Distribution Date specified in the prospectus supplement.

         Residual Certificates. A series of REMIC certificates will include a class of "Residual" certificates representing the right to receive, in addition to any other distributions to which they are entitled in accordance with their terms, distributions of all of the Surplus, if any, for each Distribution Date. The "Surplus" for a series of REMIC certificates as of any Distribution Date equals the amount by which the sum of distributions, payments and other amounts received exceeds the sum of (1) the amount required to be distributed to certificateholders on that Distribution Date and (2) expenses described in the prospectus supplement. In addition, after the aggregate principal balances of all of the certificates other than the Residual certificates have been fully repaid, the holders of the Residual certificates will be the sole owners of the related Trust and will have sole rights to the Loans and/or Mortgage Certificates and other assets remaining in the Trust. Some or all of the Residual certificates of a series may be offered by the related prospectus supplement; if so, the terms of the Residual certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual certificates offered by a prospectus supplement, as well as restrictions on the transfer of the Residual certificates, will be described in the related prospectus supplement. If the Residual certificates are not so offered, the Depositor may, but need not, sell some or all of the Residual certificates on or after the date of original issuance of a series in transactions exempt from registration under the Securities Act of 1933 and otherwise under circumstances that will not adversely affect the REMIC status of the Trust. If Residual certificates offered by this prospectus and the related prospectus supplement have a certificate balance or a Remittance Rate, references in this prospectus to distributions on certificates and related matters should be interpreted to include Residual certificates, as appropriate.

         Non-Accelerated Certificates. "Non-Accelerated" certificates are entitled to distributions of principal according to a repayment schedule established at the time the certificates are issued. The scheduled repayment rate of the certificates is intended to be slower than the repayment rate of the related Mortgage Assets.

         Each class of certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that may change from time to time:

         o  in accordance with a schedule;

         o in reference to a widely published interest rate index like the London Interbank Offered Rate (LIBOR); or

         o  as otherwise specified in the prospectus supplement.

Distributions of Principal and Interest

General

         The Trustee will distribute principal and interest at the applicable Remittance Rate, if any, on the certificates out of funds available on the Distribution Dates specified in the prospectus supplement. Distribution Dates may be monthly, quarterly, semiannually or at another interval specified in the prospectus supplement. The Trustee will make distributions to the persons in whose names the certificates are registered at the close of business on the last business day of the month before the Distribution Date (each, a "Record Date"). Unless otherwise specified in the prospectus supplement, distributions will begin in the month after the month in which the Cut-off Date occurs. The Trustee will distribute funds by check or money order mailed to the person entitled to receive them at the address appearing in the certificate register. The prospectus supplement may also specify that in the case of certificates that are of a specified minimum denomination, upon written request by the certificateholder, the Trustee will remit funds by wire transfer or by other means agreed upon. The Trustee will make the final distribution in retirement of the certificates only upon presentation and surrender of the certificates at the office or agency of the Trustee specified in the final distribution notice to certificateholders. The Trustee will make all distributions on global certificates held by DTC to DTC, which will credit the accounts of its direct participants. If you hold an interest in a global certificate, you will have to rely on your financial intermediary to forward you payments. The Pooling and Servicing Agreement may permit the Trustee to appoint a paying agent for purposes of remitting distributions.

         The Trustee will make distributions on the certificates out of, and only to the extent of, funds in a separate account established and maintained under the Pooling and Servicing Agreement for the benefit of holders of the certificates of the related series (the "Certificate Account"). The Trustee will distribute principal, principal prepayments, scheduled payments of principal and interest in the manner specified in the prospectus supplement. Unless otherwise stated in the prospectus supplement, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

         Unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that amounts deposited in the Certificate Account may be invested in the following "Eligible Investments":

         o direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any United States agency or instrumentality;

         o direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, qualified by a rating agency as investment grade;

         o demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, a qualified bank or trust company, savings and loan association or savings bank;

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia with an investment grade rating;

         o  investment grade commercial or finance company paper;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to the issuers by each rating agency at the time of the investment; and

         o other obligations that are acceptable as Eligible Investments to each of the rating agencies rating then rating the certificate series as provided in the related Pooling and Servicing Agreement.

Eligible Investments made by the Trustee must mature no later than the business day before the next Distribution Date. If a REMIC election (see "Federal Income Tax Consequences") is made for a series of certificates, then:

         o earnings on those Eligible Investments will belong to the Depositor unless otherwise specified in the related prospectus supplement; and

         o investments will be so that they qualify as "permitted investments" (as defined in Section 860G(a)(5) of the Code) and the Trustee will not sell these investments if the sale would cause any part of the proceeds to be subject to the 100 Percent Tax on Prohibited Transactions imposed by Section 860F(a)(1) of the Code or would be to cause a loss of REMIC status.

Distributions of Interest

         Each class of certificates of a series will accrue interest from the date and at the fixed or adjustable Remittance Rate described in the prospectus supplement. For each Distribution Date, unless described differently in the prospectus supplement, interest will accrue on each class of certificates entitled to interest from the first day to the last day of the month before the month in which the distribution occurs (each, an "Accrual Period"). Interest will accrue on the aggregate principal balance of your certificate, or if your certificate is an Interest Only class, interest will accrue on its notional balance. To the extent funds are available, the Trustee will distribute interest accrued during each Accrual Period on the Distribution Dates specified in the prospectus supplement. The Trustee will distribute interest until the aggregate principal balance of a class of certificates is reduced to zero or, in the case of Interest Only classes, until the aggregate notional balance of the certificates is reduced to zero. Distributions of interest on each class of Accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement. Before any of the specified events occur, the aggregate principal balance of any class of Accrual certificates will increase on each Distribution Date by the amount of interest that would have been distributed to that class. Any class of Accrual certificates will thereafter accrue interest on its outstanding principal balance. Interest accrued but not paid to the Accrual certificates may be distributed as principal to some classes of Accretion Directed certificates. Each prospectus supplement may provide for interest to accrue and/or to be distributed differently from the description in this paragraph.

Distributions of Principal

         Unless otherwise stated in the prospectus supplement, the outstanding principal balance of any class of certificates at any point in time will be:

         o  the original principal balance of that class of certificates;
            minus

         o  all distributions of principal made on those certificates; minus

         o  all realized losses allocated to that class; plus

         o in the case of Accrual certificates, all interest accrued, but not then paid less its allocable share of shortfalls.

         The aggregate amount of principal distributable for a certificate series will generally be equal to the amount of principal received on the Mortgage Assets in the related Trust. The prospectus supplement will specify the method by which the Master Servicer will calculate principal distributions and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Trustee will distribute principal on a pro rata basis among certificates of the same class entitled to receive distributions. The certificate balance of a class or classes of certificates may increase in accordance with any negative amortization experienced by the Mortgage Assets in the related Trust.

         The "Due Date" related to each Distribution Date is the first day of the month in which that Distribution Date occurs. The "Determination Date" is a day not later than the 10th day before the related Distribution Date in the month in which the Distribution Date occurs.

         If stated in the prospectus supplement, one or more classes of Senior certificates may be entitled to receive all or a disproportionate percentage of Principal Prepayments. "Principal Prepayments" consist of the payments or other recoveries of principal on a Loan that are received in advance of their scheduled Due Dates and not accompanied by amounts of interest representing scheduled interest due after the month in which the payment was received. The allocation of Principal Prepayments to the Senior classes will accelerate the reduction of the principal balance of the relevant Senior class while simultaneously increasing the interests in the Trust held by the Subordinate classes. Increasing the interests of the Subordinate certificates relative to that of the Senior certificates is intended to preserve the benefits to the Senior certificates of the subordination provided by the Subordinate certificates. See "Credit Enhancement--Subordination."

Example of Distributions

         The following chart sets forth an example of hypothetical distributions on a series of certificates. The chart assumes the certificates are issued in October 1999, are paid monthly and relate to a Trust comprised of Mortgage Assets. All references to the Trust, certificateholders, Mortgage Assets and Certificate Account refer to those related to a series of certificates. We have assumed that all dates are business days.


October 1................. Cut-off Date.  The Trust will include the aggregate unpaid principal balance of the Mortgage Assets, after deducting principal payments due and payable on or before October 1, and Principal Prepayments received before October 1. These deducted principal payments, interest payments and Principal Prepayments will not be included in the Trust or passed through to certificateholders. They will be paid to the Depositor when received.

October 1-31.............. Principal Prepayments received by the Master Servicer during this period would be credited to the
                           Certificate Account for distribution to
                           certificateholders on the November 25 Distribution Date. When a Loan is prepaid in full or liquidated, interest on the amount prepaid or liquidated is collected only to the date of prepayment or liquidation. Unless otherwise specified in the prospectus supplement, to the extent funds are available from the current administration fees, and in order to minimize a shortfall in interest payable to Certificateholders, the Master Servicer will make an additional payment to certificateholders on any Loan that is prepaid or liquidated by October 31. The payment may be in an amount up to the amount necessary to assure that on the related Distribution Date the funds available for distribution will include one month's interest at the Pass-Through Rate for each prepaid or liquidated Loan. For example, assume a mortgagor prepays a mortgage in full on October 10. The prepayment includes interest from October 1 to October 10. The Master Servicer will make an additional payment to certificateholders to minimize the interest shortfall from October 11 to October 31.
October 31................ Record Date. Distributions on November 25 will be made to certificateholders of record at the close
                           of business on the last business day of October.
November 1-15............. The Master Servicer receives scheduled payments of principal and interest due November 1, and deposits these amounts in a custodial account as they are received. Under the terms of the related mortgage, the Master Servicer may collect a late charge on payments received after their due date and any applicable grace period. The Master Servicer, or servicer, will retain these late charges as additional servicing compensation.

November 15............... Determination Date.  On November 15, the Master
                           Servicer determines the aggregate amount of collections available for distribution to certificateholders on the Distribution Date and provides the Trustee with a report outlining these amounts and the Trustee will determine amounts payable on the certificates. These amounts will include:

                           o scheduled principal payments and principal prepayments that are distributable on the November Distribution Date,

                           o the amount of funds the Master Servicer is required to advance for scheduled payments due on November 1 but not received by the close of business on the Determination Date, and

                           o the portion of current administrative fees that it will distribute in order to minimize prepayment interest shortfalls on any Loan that is prepaid by October 31.

November 24............... Withdrawal date.  On the business day before the
                           Distribution Date, the Master Servicer transfers amounts to be distributed to certificateholders to the Certificate Account.

November 25............... Distribution Date.  The Trustee will distribute to certificateholders the aggregate amounts described in the notice it received from the Master Servicer, unless provided otherwise in the prospectus supplement.

Optional Termination of a Trust or Underlying Trust

         Unless otherwise specified in the prospectus supplement, the Depositor, the Master Servicer or the Residual Holder may, at its option, effect early termination of the Trust, by purchasing all of the Mortgage Assets in the Trust. The Depositor or the Master Servicer may exercise this option on any Distribution Date after the aggregate outstanding principal balance of the Mortgage Assets is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Assets as of the Cut-off Date as specified in the prospectus supplement. The Trustee will apply the proceeds of this sale on that Distribution Date to each certificate entitled to distributions. The proceeds realized upon an early termination may be less than the total principal balance of all outstanding certificates plus accrued and unpaid interest. In this case, the resulting shortfall will be allocated among the certificates as described in the prospectus supplement.

         We anticipate that the Depositor or the Master Servicer will buy the assets in the Trust for a price equal to the sum of the following:

         o the principal balance of each Mortgage Asset, plus accrued interest thereon at the applicable Pass-Through Rate; plus

         o the fair market value of all acquired property in respect of any Mortgage Assets; minus

         o unreimbursed monthly advances of principal or interest by the Master Servicer.

         The Trust will sell the Mortgage Assets in connection with any early termination without representation or warranty, except as to the Trust's title, and without recourse. No holder of any class of certificates will be entitled to any share of unanticipated recoveries received after the termination of the Trust. See "Servicing of the Loans--Unanticipated Recoveries of Losses on the Mortgage Assets" in this prospectus.

         The Master Servicer of the Underlying Loans held in an underlying trust which secures the Mortgage Certificates or another party may have the ability to terminate the underlying trust on any Distribution Date after the aggregate outstanding principal balance of the Underlying Loans is less than a specified percentage of the aggregate outstanding principal balance of the Underlying Loans as of a specified date. The proceeds realized upon an early termination of the Underlying Loans may be less than the total principal balance of the Mortgage Certificates secured by those loans plus accrued and unpaid interest.

                                   The Trusts

General

         The Trust issuing a series of certificates may include the following assets:

         o the Mortgage Assets consisting of Loans and Mortgage Certificates backed by Underlying Loans;

         o amounts held from time to time in the Certificate Account and any segregated account established by the Master Servicer in connection with a particular form of credit enhancement for a particular series (the "Pre-Funding Account");

         o all payments, except for any exclusions identified in the prospectus supplement, in respect of the Mortgage Assets, adjusted for the applicable Pass-Through Rates;

         o all property acquired by foreclosure or deed in lieu of foreclosure for any property that secured a Loan;

         o all rights of the Depositor under any primary mortgage insurance policies and any other insurance policies required to be maintained in respect of the Loans;

         o the Depositor's rights and remedies under any purchase agreement by which it acquires the Mortgage Assets; and

         o rights under any form of credit enhancement specified in the prospectus supplement.

     The Depositor will purchase or acquire each Loan from a qualified lender or mortgage asset seller pursuant to a mortgage loan purchase agreement. Qualified lenders and mortgage asset sellers may be affiliates of the Depositor. Each Loan will have been originated or purchased by a qualified lender. All qualified lenders will be or will have been at the time of the origination of the Loans either:

         (1) mortgagees approved by the Secretary of Housing and Urban Development ("HUD"), the Federal Home Loan Mortgage Corporation ("FHLMC"), or the

                  Federal National Mortgage Association ("FNMA"), or state-chartered or federally- chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by either the Savings Association Insurance Fund (the "SAIF") or the Bank Insurance Fund (the "BIF") administered by the Federal Deposit Insurance Corporation (the "FDIC"); or

         (2) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution described in subclause (1) above.

         The Depositor has approved, or will approve, individual institutions as eligible qualified lenders by applying specific criteria, including the qualified lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each qualified lender must have experience in originating residential mortgages and net worth acceptable to the Depositor and must use the services of qualified underwriters, appraisers and attorneys. However, from time to time, the Depositor may purchase Loans for inclusion in a Trust from lenders not meeting the generally applicable criteria described above. In each of these cases, the Depositor must review the lender and find it acceptable. In connection with these types of purchases by the Depositor, the Depositor will reunderwrite the applicable Loans. See "--Loan Underwriting Policies" below.

         The prospectus supplement for each certificate series will include information describing the Mortgage Assets. If definitive information respecting the final pool of Mortgage Assets is not known at the time the related series of certificates initially is offered, information of the nature described below for the anticipated pool will be provided in the prospectus supplement. Definitive information for the final pool will be described in a report on Form 8-K and filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. The definitive description of the mortgage asset pool will specify:

         o the range of the aggregate outstanding scheduled principal balance of the Mortgage Assets at origination and as of the Cut-off Date;

         o  any special payment features of the Mortgage Assets;

         o  years of origination of the Loans;

         o insurance policies, letters of credit or other terms of credit enhancement, if any, applicable to any Mortgage Asset;

         o the original maturities of the Loans and the last maturity date of the latest maturing in the Trust;

         o mortgage interest rates borne by the Loans and for adjustable rate Loans:

         o  the initial and current mortgage interest rates;

         o the index or formula used to calculate the adjustable mortgage interest rate;

         o the weighted average minimum and maximum rates and maximum adjustment; and

         o  the frequency of interest rate adjustments;

         o  original loan-to-value ratios;

         o distribution by number and aggregate unpaid principal balance of the types of properties securing the Loans; and

         o  geographical distribution of the Loans by state.

         The definitive description of the pool of Mortgage Assets comprising a Trust will also specify the original principal balance, or, in the case of Interest Only certificates, the notional balance, of each class of certificates on the date of issuance of the certificates, and information regarding the exact amount of any forms of credit enhancement, if applicable.

The Loans

Description of the Loans

         The Loans will be evidenced by promissory notes secured by mortgages or deeds of Trust. The mortgages create first liens on one- to four-unit residential properties, condominium units, townhouses and units located within planned unit developments ("PUDs") and that are secured by shares of cooperative corporations ("Co-op Loans").

         The Loans will be "conventional" Loans which means they will not be insured or guaranteed by any governmental agency. The mortgaged properties securing the Loans may be located in any jurisdiction within the United States and many include investment properties and vacation and second homes. Unless otherwise stated in the prospectus supplement, the Loans will have the following characteristics:

         o initial principal balances at origination of not more than $2,000,000;

         o  monthly payments due on the first day of each month;

         o  5- to 40-year term at origination;

         o  adjustable or fixed rates of interest;

         o  level or variable monthly payments over the term of the Loan; and

         o secured by a lien on the underlying mortgaged property or by a leasehold interest in the property.

         Unless otherwise specified in the related prospectus supplement, in connection with the Loans secured by a leasehold interest, the related seller shall have represented to the Depositor that, among other things:

         o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

         o residential property in such area consisting of leasehold estates is readily marketable;

         o the lease is recorded and, to the knowledge of the related seller, no party is in any way in breach of any provision of such lease;

         o to the knowledge of the related seller, the leasehold is in full force and effect and the related leasehold estate is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

         o the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

         Unless otherwise stated in the prospectus supplement, the loan-to-value ratio of any Loan will be determined by dividing (1) the original principal balance of the Loan by (2) the original value of the related mortgaged property. The principal balance of the Loan, for purposes of computation of the loan-to-value ratio of any Loan, will include any part of an origination fee or closing costs that have been financed. The original value of a mortgaged property is:

         o in the case of a purchase money Loan, the lesser of the appraised value of the mortgaged property and the selling price; and

         o in the case of any non-purchase money Loan, the value of the mortgaged property, based on the appraised value determined in an appraisal obtained at the time of refinancing or origination of the loan or the sales price, if the mortgaged property was purchased within the previous twelve months.

Payment Provisions of the Loans

         Each Loan may be fully amortizing or may be a balloon loan. A "Balloon Loan" is a Loan that requires the borrower to make a substantial payment on the Loan's stated maturity date. The ability of a borrower to make a balloon payment will frequently depend upon the borrower's ability to refinance the Loan. Each Balloon Loan may require payment of a premium or a yield maintenance penalty in connection with a prepayment. The prospectus supplement will describe any balloon loans, any applicable prepayment premiums or yield maintenance penalties and the allocation of any premiums or penalties.

         A Trust may contain buydown loans. A "Buydown Loan" is a Loan that includes a provision whereby the originator or a third party partially subsidizes the monthly payments of the mortgagor during the early years of the Loan. At the time of origination of the Loan, the originator or a third party establishes a buydown fund from which the difference in the amount of principal and interest due on the Loan and the payment due from the mortgagor will be made. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation. As a result, the mortgagor should be able to meet the full mortgage payments at the end of the buydown period. To the extent that a mortgagor does not experience an increase in income, the possibility of defaults on buydown loans is increased. The prospectus supplement will contain information for any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

         The Loans in any Trust may include loans that bear simple interest at fixed annual rates (the "Fixed-Rate Loans") and have original terms up to 40 years. These Loans provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the mortgage note in sufficient amounts to fully repay the principal amount of the note by maturity.

         The Loans may include fully or negatively amortizing adjustable rate loans ("ARMs"). Unless otherwise specified in the related prospectus supplement, ARMs eligible for inclusion in a

Trust provide for a fixed initial mortgage interest rate for an initial period of time ranging from 1 month to 120 months. Thereafter, the mortgage interest rates are subject to periodic adjustment based on changes in a formula or index (the "Index"). The Index applicable as of any interest adjustment date will be the most recent index figure available during a period specified in the prospectus supplement. A lender may set the initial mortgage interest rate independently of the Index otherwise applicable at the time of origination. The initial mortgage interest rate is based on competitive factors and on other various factors including the lender's:

         o  lending policy at the time of origination;

         o  availability of funds for lending purposes;

         o  rate of return obtainable on other investments; and

         o  cost of doing business.

The initial mortgage interest rate may be higher for mortgage loans with a relatively higher loan-to- value ratio. After the initial period, the mortgage interest rates are adjusted periodically to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the "Gross Margin"). Some ARMs can be converted into Fixed- Rate Loans at the option of the mortgagor subject to any maximum rate, minimum rate and maximum adjustment. The mortgagor's option to convert is usually limited to a set period after origination and the fulfillment of specific conditions described in the related mortgage note. To the extent specified in the related prospectus supplement, any ARM converted to a fixed-rate mortgage may be subject to repurchase by the Depositor. In addition, some ARMs and Fixed Rate Loans may provide for no accrual of interest or payments of interest only for a specified period of time. Following such initial period, the monthly payment with respect to each such Loan will be increased to an amount sufficient to fully amortize the principal balance of such Loan over the remaining term of the Loan and to pay interest at the applicable mortgage interest rate.

         Adjustable interest rates can cause payment increases that some mortgagors may find difficult to make. However, many ARMs provide that the mortgage interest rate may not be adjusted to a rate above a lifetime maximum rate or below a lifetime minimum rate. In addition, some ARMs provide for limitations on the maximum amount by which mortgage interest rates may adjust for any single adjustment period. These limits are established at the time of origination of the ARM and are based on a variety of factors, including competitive conditions at the time of origination in the area in which the mortgaged property is located. Because of the maximum rate, minimum rate and, if applicable, the periodic maximum adjustment, the mortgage interest rate in effect from time to time on an ARM may not be equal to the applicable Index plus the Gross Margin.

         The mortgage interest rates on ARMs that do not provide for negative amortization adjust at specified intervals which will be specified in the prospectus supplement. To accommodate changes in the adjustable mortgage interest rate, the monthly payment for an ARM which does not provide for negative amortization will be adjusted at the time the rate adjustment occurs to an amount that would fully repay the Loan over its remaining term at the mortgage interest rate in effect as of the adjustment date. The Loans which comprise any Trust may have been originated at different times, and therefore the monthly payments on these Loans will adjust periodically in different months.

         Some ARMs are payable in self amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the monthly payment on the ARMs ("Payment Caps"). Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to repay the Loan by its maturity at the mortgage interest rate in effect in any particular month. If a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, the amount of the shortfall in interest ("Deferred Interest") is added to the principal balance of the Loans, causing negative amortization of the Loan, and will be repaid through future monthly payments. If a monthly payment exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment which would have been necessary to repay the outstanding principal balance over the remaining term of the loan, the excess reduces the principal balance of the ARM. See "Prepayment, Yield and Maturity Considerations-- Prepayment Considerations." Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their mortgage interest rate. All of the limitations on periodic increases in interest rates and on changes in monthly payments protect borrowers from unlimited interest rate and payment increases. For any Trust that includes ARMs, the related prospectus supplement will specify whether the Trust includes Negatively Amortizing ARMs.

         The Loans included in a Trust are by their terms assumable under limited conditions. However, they also contain "due-on-sale" provisions under which the Loans become due and payable, at the option of the mortgage holder, upon the sale of the related mortgaged property. We expect that the Master Servicer will enforce "due-on-sale" provisions on most Fixed-Rate Loans and some ARMs. In instances where the Master Servicer does not enforce these provisions, the prospective purchaser must meet the Master Servicer's creditworthiness standards or the Master Servicer must reasonably believe that it may be restricted by law from enforcing a due-on-sale clause. In addition, applicable law at the time of transfer must not limit the Master Servicer's ability to make the interest rate and payment adjustments permitted by the related mortgage note. Upon any assumption, the Master Servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the promissory note evidencing the Loan. If a REMIC election is made for the related Trust, in connection with any assumption or substitution agreement, the Master Servicer may not change the interest rate of the related mortgage note. The person assuming the Loan will generally pay a fee based on a percentage of the outstanding principal balance of the Loan. The Master Servicer will retain this fee as additional servicing compensation. In some cases the maximum rate or minimum rate applicable to ARMs may change upon assumption. Upon assumption, the terms of Fixed-Rate Loans generally are not modified to current market rates, unless the loan bears a higher interest rate than the prevailing market rate. For a description of circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of the Loans--'Due on Sale' Clauses".

Loan Underwriting Policies

         The Loans to be included in each Trust will be subject to the various credit, appraisal and underwriting standards described in this section. The Depositor's credit, appraisal and underwriting standards for the Loans will generally conform to those published in the Depositor's selling guide. We refer to the Depositor's selling guide, together with the Depositor's servicing guide, as modified from time to time, as the "Guide". The credit, appraisal and underwriting standards in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's mortgage pass-through certificates. The Loans may be underwritten by the Depositor or by designated third parties.

         In addition, the Depositor may purchase Loans which do not conform to the underwriting standards described in the Guide. The Depositor may purchase these Loans from qualified lenders and mortgage asset sellers who will represent that the Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Depositor. The Depositor will generally review only a limited portion of these Loans for conformity with the applicable credit, appraisal and underwriting standards. The Depositor may also purchase Loans from qualified lenders and mortgage asset sellers who will represent that the Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Depositor. The Depositor will accept a certification from the insurance company as to a Loan's insurability in a mortgage pool as evidence that the Loan conforms to applicable underwriting standards. The certificates will likely have been issued before the purchase of the Loans by the Depositor. The Depositor will perform only random quality assurance reviews on Loans delivered with this certification.

         The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards described in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Loans included in any Trust, the prospectus supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Depositor. Moreover, we cannot assure you that every Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

         The Depositor's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. The Depositor expects that each prospective mortgagor will be required to complete an application which will include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, the Depositor will, unless otherwise waived as described below, require evidence regarding the mortgagor's employment, income and assets, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. The Depositor may purchase Loans which were originated under a limited mortgage documentation program. However, the mortgagors on these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Depositor. Currently, the Depositor's underwriting standards provide that under this type of program, only Loans with specified loan-to-value ratios will qualify for purchase. If the Loan qualifies, the Depositor may waive some of its documentation requirements including eliminating verification of assets, income and employment for the prospective mortgagor.

         The Depositor's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic data base, inspecting the exterior of the property or another method described in the Guide. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. The Depositor expects that the underwriting standards will require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding Loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         Some states where the mortgaged properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The Depositor expects that the underwriting standards applied to the Loans will require that the underwriters be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one- to-four-unit residential first mortgage loans. We cannot assure you, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

         The Depositor will obtain representations and warranties from the applicable qualified lender that the Loan was originated in accordance with the underwriting guidelines described above or other policies that the Depositor may require or approve from time to time. The qualified lender providing this representation may or may not be the party that originated the Loan. The Depositor will review, or cause to be reviewed, all or a representative sample of the Loans, and perform other reviews that it deems appropriate to determine compliance with these standards. The Depositor will have 90 days following delivery of a certificate series to complete its review. If the Depositor finds any Loan fails to comply with these standards, the mortgage asset seller must repurchase the defective Loan or provide a substitute Loan. However, the mortgage asset seller will not be obligated to make a repurchase or substitution if it can demonstrate to the satisfaction of the Depositor that the defective Loan is includible in the pool. See "The Pooling and Servicing Agreement--Repurchase or Substitution."

         The underwriting policies described in this section may be varied for particular certificate series to the extent described in the prospectus supplement.

Mortgage Certificates

Description of the Mortgage Certificates

         All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. In some cases the financial intermediary may be the Trustee. Each Mortgage Certificate will evidence an interest in a Trust consisting of a pool of Mortgage Assets and/or in principal distributions and interest distributions thereon.

         The descriptions of Government National Mortgage Association ("GNMA"), FHLMC, FNMA and Private certificates in this section are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. These issuers may also issue asset-backed securities that represent a right to receive distributions of:

         o  interest only; or

         o  principal only; or

         o  disproportionate distributions of principal or interest; or

         o principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

         In addition, any of these issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates to be included in a Trust and the Underlying Loans will be described in the prospectus supplement. The descriptions that follow are subject to modification in each prospectus supplement as appropriate to reflect the terms of the Mortgage Certificates that are actually included in a Trust.

         GNMA. GNMA is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans. The pool will consist of:

         o loans insured by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans");

         o loans guaranteed by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code; or

         o  other eligible loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under a guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

         GNMA Certificates. All of the GNMA certificates will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA certificates may consist of:

         o FHA Loans secured by mortgages on one- to four-family residential properties or multi- family residential properties,

         o loans secured by mortgages on one- to four-family residential properties or multi-family residential properties,

         o  mortgage loans which are partially guaranteed by the VA, and

         o other mortgage loans eligible for inclusion in mortgage pools underlying GNMA certificates.

         Each GNMA certificate provides for the payment by or on behalf of the issuer of the GNMA certificate to the registered certificateholder of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of:

         o the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less

         o servicing and guaranty fees aggregating the excess of the interest on each underlying mortgage loan over the GNMA certificate pass-through rate.

         In addition, each payment to a GNMA certificateholder will include proportionate pass- through payments of any prepayments of principal on the underlying loans, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any underlying loan.

         Unless otherwise specified in the related prospectus supplement, the GNMA certificates included in a Trust may be issued under either or both of the GNMA I program and the GNMA II program. All mortgages underlying a particular GNMA I certificate must be of the same type. An example of type would be "single-family level payment mortgage loans." The mortgages must also have the same annual interest rate, except for pools of mortgage loans secured by mobile homes.

The annual interest rate on each GNMA I certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the GNMA I certificate. Mortgages underlying a particular GNMA II certificate must also be of the same type, but may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on any mortgage loan included in the pool of mortgages backing the GNMA II certificate.

         GNMA will have approved the issuance of each of the GNMA certificates in accordance with a guaranty agreement between GNMA and the Master Servicer of the mortgage loans underlying the GNMA certificate. Pursuant to the guaranty agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA certificate, even if the payments received by the servicer on the mortgage loans backing the GNMA certificate are less than the amounts due on the GNMA certificate. If a servicer is unable to make payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make the payments directly to the registered holder of the GNMA certificate. If no payment is made by the servicer and it fails to notify and request GNMA to make the payment, the registered holder of the GNMA certificate has recourse only against GNMA to obtain the payment. The registered holder is entitled to proceed directly against GNMA under the terms of each GNMA certificate or the guaranty agreement or contract relating to the GNMA certificate for any amounts that are not paid when due under the GNMA certificate.

         FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC is a stockholder-owned corporation. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional one-to-four-unit residential first mortgages. The principal activity of FHLMC currently consists of:

         o the purchase of first lien conventional one- to four-unit residential mortgage loans,

         o the purchase of participation interests in these types of loans, and

         o the resale of the purchased mortgage loans in the form of mortgage securities.

FHLMC is confined to purchasing, so far as practicable, conventional one-to-four-unit residential first mortgage loans and participation interests in conventional one-to-four-unit residential first mortgage loans which it deems to be of the quality, type and class as to generally meet the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. FHLMC certificates represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC certificates included in a Trust will consist principally of fixed or adjustable-rate mortgage loans with original terms to maturity of approximately 5, 7, 15, 20 and 30 years. First liens on one- to four-family residential properties secure these loans.

         FHLMC certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the certificate is held.

         Under its cash and guarantor programs, FHLMC guarantees to each registered holder of a FHLMC certificate the timely payment of interest at the rate provided for by the FHLMC certificate on the registered holder's pro rata share of the outstanding unpaid principal balance of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. It does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC generally indemnifies holders of FHLMC certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest to occur of:

         o  foreclosure sale,

         o  payment of a claim by any mortgage insurer, or

         o  the expiration of any right of redemption.

In any event, FHLMC shall remit the guaranteed amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal or for payment of principal due on the maturity of the mortgage. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment on the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the issuer and the Trustee of the FHLMC certificates pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If this type of agreement is entered into and is applicable to all or any part of the FHLMC certificates included in a Trust, its existence will be disclosed in the prospectus supplement.

         Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC certificate the timely payment of interest calculated in the same manner as described above. In addition, it guarantees timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC certificate.

         FHLMC certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

         FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

         FNMA Certificates. FNMA certificates represent fractional interests in a pool of mortgage loans formed by FNMA.

         FNMA guarantees to each registered holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying loans, whether or not received. It also guarantees each holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the full principal amount is actually recovered. If FNMA were unable to perform its obligations, distributions on FNMA certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. The FNMA certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States.

         Private Certificates. Each "Private" certificate will evidence an undivided interest in a pool of:

         o  FNMA certificates,

         o  FHLMC certificates,

         o  GNMA certificates,

         o  mortgage loans, or

         o any combination of FNMA, FHLMC and GNMA certificates and mortgage loans.

We expect that Private certificates will be issued pursuant to participation or agreements entered into from time to time between the related seller and the related trustee or custodian for the certificates. In addition, an affiliate of the seller or of the Depositor under the agreement may be a Master Servicer for these certificates or for the mortgage loans in which the Mortgage Certificates represent a beneficial interest. The mortgage loans underlying the Private certificates may be subserviced by one or more loan servicing institutions under the supervision of the Master Servicer. Each Private certificate will have been acquired in a secondary transaction and not from the issuer or any affiliate of the issuer of the Private certificate. Unless otherwise specified in the related prospectus supplement, each Private certificate will evidence an interest in, or will be secured by a pledge of mortgage loans that conform to the descriptions of Loans in this prospectus. Each Private certificate included in any Trust that is not a FNMA, FHLMC or GNMA certificate must either: (1) have been previously registered under the Securities Act of 1933 or (2) if not registered, be eligible for sale under Rule 144(k) under the Securities Act of 1933.

         We expect that all collections received by the servicers on the mortgage loans securing the Private Certificates will be deposited with the trustee for the Private certificates. However, the Master Servicer will be entitled to retain servicing fees and other amounts specified in the related Pooling and Servicing Agreement from collections. Monthly distributions of the principal and interest components of the collections will be made to the Trustee for the certificates of the related series for deposit into the Certificate Account for that series.

         More specific information concerning the Private certificates underlying a particular series of certificates, the mortgage loans underlying those Private certificates, and related servicing and insurance, subordination or other credit support arrangements will be described in the prospectus supplement.

Substitution of Mortgage Certificates

         The Pooling and Servicing Agreement for a series that includes Mortgage Certificates may permit substitution of Mortgage Certificates if the seller of the Mortgage Certificates breaches a representation or warranty, or the documentation related to any Mortgage Certificate is incomplete. The prospectus supplement for each series will further describe the conditions under which a substitution may occur.

                                 The Depositor

         The Depositor was incorporated in Delaware in 1991 and is a wholly owned limited purpose indirect subsidiary of ABN AMRO Bank N.V. The limited purposes of the Depositor are, in general:

         o to acquire, own, pledge and sell mortgage loans and certificates representing proportionate interests in pools of mortgage loans;

         o to issue, acquire, own, pledge and sell mortgage pass-through securities which represent ownership interests in mortgage loans and certificates representing proportionate interests in pools of mortgage loans, collections thereon and related properties; and

         o to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

We do not expect that the Depositor will have any business operations other than offering series of certificates and related activities. The principal executive offices of the Depositor are located at 135 South LaSalle Street, Suite 925, Chicago, Illinois 60603, and its telephone number is (312) 904- 2000.

         Unless otherwise specified in the related prospectus supplement, neither the Depositor, its parents nor any of the Depositor's affiliates will insure or guarantee distributions on the certificates of any series. As described in this prospectus, the only obligations of the Depositor will be pursuant to representations and warranties related to the Mortgage Assets. See "Pooling and Servicing Agreement--Representations and Warranties." The Depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust. If the Depositor were required to repurchase or substitute a Mortgage Asset, its only source of funds to make the required payment would be funds obtained from the related Mortgage Asset seller or, if applicable, the Master Servicer or the servicer.

                                                  Use of Proceeds

         Unless otherwise stated in the prospectus supplement, the Depositor will use substantially all of the net proceeds from sales of certificates to purchase Mortgage Assets or to reimburse itself for previous purchases of Mortgage Assets. Reimbursement amounts to the Depositor may include the following:

         o amounts sufficient to repay any loans made to the Depositor to facilitate mortgage asset purchases;

         o the costs of carrying the Mortgage Assets until the sale of the certificates; and

         o expenses connected with pooling the Mortgage Assets and issuing the certificates.

         Any remaining proceeds will be used by the Depositor for its general corporate purposes which are related to the activities described above.

                              Credit Enhancement

Types of Enhancements

         Credit enhancement may be provided for one or more classes of a series of certificates or for the Mortgage Assets in the related Trust. Credit enhancement may be in one or more of the following forms:

         o the subordination of one or more classes of the certificates of the series;

         o  the use of a cross-support feature;

         o  a pool insurance policy;

         o  a special hazard insurance policy;

         o  a bankruptcy bond;

         o  the establishment of one or more reserve funds;

         o  shifting interest credit enhancement;

         o  overcollateralization;

         o  letters of credit;

         o  surety bond; or

         o another method of credit enhancement described in the related prospectus supplement.

         Unless otherwise stated in the prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies.

Subordination

         If so stated in the prospectus supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination of these items that otherwise would have been payable to one or more classes of Subordinate certificates of a series will instead be payable to holders of one or more classes of Senior certificates of that series under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans will be borne first by the various classes of Subordinate certificates and thereafter by the various classes of Senior certificates, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The prospectus supplement may limit the subordination of payments to Subordinate certificateholders that the Trustee will distribute to Senior certificateholders as follows:

         o limiting the aggregate distributions from delinquent payments on the Loans over the lives of the certificates or at any time,

         o limiting the aggregate losses in respect of defaulted Loans which must be borne by the Subordinate certificates by virtue of subordination.

If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of these Loans were to exceed the total amounts payable and available for distribution to holders of Subordinate certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior certificates could experience losses on the certificates.

         In addition to or in lieu of the foregoing, if so stated in the prospectus supplement, the Trustee may deposit all or any portion of distributions otherwise payable to holders of Subordinate certificates on any Distribution Date into one or more reserve funds established by the Trustee. See "--Reserve Fund."

         The prospectus supplement may specify that one or more classes of certificates will bear the risk of specified losses on defaulted Loans not covered by other forms of credit enhancement prior to other classes of certificates. This subordination might be effected by reducing the principal balance of the Subordinate certificates on account of losses, thereby decreasing the proportionate share of distributions allocable to the Subordinate certificates, or by another means specified in the prospectus supplement.

         If stated in the prospectus supplement, various classes of Senior certificates and Subordinate certificates may themselves be subordinate in their right to receive distributions to other classes of Senior and Subordinate certificates, respectively, through a cross-support mechanism or otherwise.

         Unless otherwise stated in the prospectus supplement, the Pooling and Servicing Agreement may permit the Master Servicer, at its option, to grant to the holders of some classes of Subordinate certificates particular rights in connection with the foreclosure of defaulted Loans in the related Trust. See "Servicing of the Loans--Collection and Other Servicing Procedures."

Shifting Interest Credit Enhancement

         The protection afforded to the Senior certificateholders of a series of certificates by the subordination feature described above under "Subordination" will be effected by the preferential right of the Senior certificateholders to receive current distributions from the Trust. Also, if specified in the related prospectus supplement, the subordination feature will be enhanced by distributing to one or more classes of Senior certificates on specified Distribution Dates, as payments of principal, specified Principal Prepayments in the pool of Mortgage Assets under the circumstances and for the period of time set forth in the prospectus supplement ("Shifting Interest Credit Enhancement"). Shifting Interest Credit Enhancement will have the effect of accelerating the repayment of the Senior certificates while increasing the respective interest evidenced by the Subordinate certificates in the related Trust. Increasing the respective interest of the Subordinate certificates relative to that of the Senior certificates is intended to preserve the availability of the subordination provided by the Subordinate certificates.

Cross-Support

         If stated in the prospectus supplement, the Trustee may issue different classes of certificates of the series that evidence a beneficial ownership in separate groups of assets included in a Trust. In this case, credit enhancement may be provided by a cross-support feature which may require the Trustee to make distributions on certificates evidencing beneficial ownership of one or more asset groups prior to distributions to certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The prospectus supplement for a series which includes a cross- support feature will describe the manner and conditions for applying the cross-support feature.

         If stated in the prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts. If applicable, the prospectus supplement will identify the Trusts to which the credit enhancement relates and the manner of determining the amount of the coverage provided and the application of coverage to the identified Trusts.

Pool Insurance

         In order to decrease the likelihood that certificateholders will experience losses in respect of the Mortgage Assets, if stated in the prospectus supplement, the Depositor will obtain one or more pool insurance policies. The pool insurance policy will, subject to the limitations described in the prospectus supplement, cover loss by reason of default in payments on the Loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The Master Servicer will agree to use its best reasonable efforts to maintain in effect any pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the certificateholders. The pool insurance policy, however, is not a blanket policy against loss. Claims under a pool insurance policy may only be made respecting particular defaulted Loans and only upon satisfaction of specific conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefore.

         Unless otherwise stated in the prospectus supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the Master Servicer on the foreclosed properties for the following:

         o  hazard insurance premiums;

         o amounts paid for property taxes that have been approved by the pool insurer;

         o  the discharge of liens;

         o  expenses required to preserve and repair the properties;

         o  foreclosure costs; and

         o accrued interest on delinquent Loans to the date of payment of the claim.

See "Legal Aspects of the Loans--Foreclosure." Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of certificateholders.

         Since any mortgage pool insurance policy may require that the property subject to a defaulted Loan be restored to its original condition prior to claiming against the pool insurer, the policy may not provide coverage against hazard losses. As described under "Servicing of the Loans--Hazard Insurance," the hazard policies concerning the Loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the hazard policies may afford recoveries which are significantly less than the full replacement cost of losses. Even if special hazard insurance is applicable as specified in the prospectus supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any coverage will be limited. See "Special Hazard Insurance" below. As a result, some hazard risks will not be insured against and will therefore be borne by certificateholders.

Special Hazard Insurance

         In order to decrease the likelihood that certificateholders will experience losses in respect of the Loans, if specified in the prospectus supplement, the Depositor will obtain one or more special hazard insurance policies on the Loans. The special hazard insurance policy will, subject to limitations described below and in the prospectus supplement, protect holders of certificates from loss by reason of damage to mortgaged properties caused by specified hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered in the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under flood insurance policies, if any, covering the mortgaged properties. It also protects holders from loss from partial damage caused by reason of the application of the co- insurance clause contained in hazard insurance policies. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, specified governmental actions, errors in design, faulty workmanship or materials (except under specific circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-off Date of the Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property has been kept in force and other protection and preservation expenses have been paid by the Master Servicer. The terms of any special hazard insurance policy will be more fully described in the prospectus supplement.

Bankruptcy Bond

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property securing the related Loan at an amount less than the then outstanding principal balance of the Loan secured by the mortgaged property and could reduce the secured debt to that value. In this case, the holder of the Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of the Loan and the reduced secured debt. In addition, the bankruptcy court can make other modifications of the terms of a Loan, including reducing the monthly payments required to be made by the borrower. See "Legal Aspects of the Loans--Enforceability of Some Provisions." If so stated in the related prospectus supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract for proceedings of borrowers under the Bankruptcy Code. The bankruptcy bond will cover specified losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan. It will also cover some amounts of unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement. Payments made under the bankruptcy bond will reduce the coverage amounts unless otherwise stated in the related prospectus supplement, and will not be restored.

         In lieu of a bankruptcy bond, the Depositor may obtain a limited guarantee to cover bankruptcy-related losses.

Reserve Fund

         If so specified in the related prospectus supplement for a series of certificates, the Master Servicer will establish and maintain a reserve fund (the "Reserve Fund") with the Trustee. The prospectus supplement will state whether or not the Reserve Fund will be part of the Trust assets. Unless otherwise specified in the related prospectus supplement, the Depositor will make an initial cash deposit to the Reserve Fund equal to the amount specified in the related prospectus supplement. Following the initial issuance of the certificates and until the balance of the Reserve Fund equals the amount specified in the prospectus supplement (the "Specified Reserve Fund Balance"), the Trustee or the applicable paying agent will withhold distributions of principal and interest otherwise available to the Subordinate certificateholders and deposit those amounts in the Reserve Fund. After the Specified Reserve Fund Balance is attained, the Trustee or the applicable paying agent will withhold distributions of principal only from the Subordinate certificateholders and deposit those amounts in the Reserve Fund as necessary to maintain the Specified Reserve Fund Balance applicable at the time. Amounts in the Reserve Fund, if any, will be transferred to the Certificate Account for distribution to Senior certificateholders to the extent required to make full distributions to them on a particular Distribution Date. The related prospectus supplement will set forth when and to what extent the Specified Reserve Fund Balance may be reduced. The Prospectus Supplement will further specify how any funds remaining in the Reserve Fund will be distributed after termination of the Trust or reduction of the Subordinated Amount to zero.

Overcollateralization

         Credit enhancement for a series of Certificates may be provided by overcollateralization. Principal and/or interest collections on the Mortgage Assets may exceed principal and/or interest payments on the certificates for the related Distribution Date. These excess amounts may be deposited into the Reserve Fund or applied as a payment of principal on the certificates. To the extent these amounts are applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the Mortgage Assets.

Letter of Credit

         Credit enhancement for a series of certificates may be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related Cut-off Date of the Mortgage Assets evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of certificates will be in compliance with the requirements established by the rating agency or agencies rating the series, and will be described in the prospectus supplement.

Surety Bond

         If so specified in the related prospectus supplement for a series of certificates, credit enhancement may be provided in the form of a surety bond issued by an insurer named in the prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If stated in the prospectus supplement, the related Trust may also include insurance, guarantees or similar arrangements for the purpose of:

         o maintaining timely payments or providing protection against losses on the assets included in a Trust;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

         These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee based on the terms specified in the prospectus supplement. In addition, unless otherwise provided in the prospectus supplement, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the certificate series, without resulting in a downgrading of the current rating of the certificates of that series.

                 Prepayment, Yield and Maturity Considerations

General

Determination of Pass-Through Rates

         Unless otherwise specified in the related prospectus supplement, the "Pass-Through Rate" for each Loan will equal the mortgage interest rate on the Loan less the servicing fee due to the Master Servicer for that Loan (the "Administration Fee") and for each Mortgage Certificate will equal the interest rate on the Mortgage Certificate less the Administration Fee. The Administration Fee will be specified in the Pooling and Servicing Agreement. It may be uniform for all Loans in a pool or may vary on a loan-by-loan basis. For ARMs, the Administration Fee, will generally vary on a loan-by-loan basis to produce a uniform margin (the "Net Margin") by which the Pass-Through Rate for each Loan in a Trust will exceed the applicable Index for the loan. For example, if the Net Margin for a class or series of certificates were established to be 125 basis points over the Index applicable to the ARMs included in the Trust for that class or series, an individual Loan whose terms provide for a mortgage interest rate of 200 basis points over the applicable Index would be assigned an Administration Fee totaling 75 basis points. Similarly, a Loan whose mortgage interest rate is 175 basis points over the Index would be assigned an Administration Fee totaling 50 basis points. The prospectus supplement will specify whether the Administration Fee assigned to a Loan at the time of formation of a Trust will be fixed throughout the term of the related Pooling and Servicing Agreement or will vary. If the lifetime maximum rate or the periodic maximum adjustment applicable to a Loan prevents its mortgage interest rate from adjusting at any adjustment date to the full extent of the Index plus the Gross Margin applicable to that loan, the Pass-Through Rate for the loan may be less than the Index plus the Net Margin. Similarly, if the lifetime minimum rate or, if applicable, the periodic maximum adjustment prevents the mortgage interest rate from fully adjusting, the Pass-Through Rate for the loan may exceed the Index plus the Net Margin.

Determination of Remittance Rate

         Unless otherwise specified in the related prospectus supplement, the Remittance Rate for each class of certificates of a series will, for Trusts consisting of ARMs, and may, for Trusts consisting of Fixed-Rate Loans, be all, or a portion specified in the related prospectus supplement, of the weighted average of the Pass-Through Rates of the Loans included in the Trust. The weighted average Pass-Through Rate for Trusts comprised of ARMs generally will change with any changes in the adjustable mortgage interest rates borne by or accruing on the underlying ARMs and may change with principal prepayments, negative amortization or accelerated repayment of the ARMs. The weighted average Pass-Through Rate for a Trust consisting of Fixed-Rate Loans with different Pass-Through Rates may change due to differing prepayment rates and differing repayment rates of the Loans included in the Trust.

Yield

         The following discussions of yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement regarding yield and prepayment considerations and other risks.

         The yield on any certificate will depend on, among other things, the price paid by the certificateholder, the Remittance Rate of the certificate, the weighted average life and the prepayment experience of the Mortgage Assets represented by the certificate. The actual yield to maturity realized on the certificates listed below may be dramatically affected by the prepayment experience or repurchases of the Mortgage Assets comprising the related Trust:

         o certificates offered at a discount from or premium over its original principal amount,

         o  Interest Only certificates, or

         o certificates offered with a lower proportionate share of the principal amount of the Mortgage Assets.

In extreme cases, holders of some certificates could fail to recoup their investment.

Price

         Prepayments of principal in whole or in part or accelerated repayment, if any, on the Mortgage Assets comprising a Trust will:

         o increase the yield to maturity on a certificate purchased at a price less than the aggregate principal balance of the Mortgage Assets represented by that certificate, and

         o decrease the yield to maturity on a certificate purchased at a price equal to, slightly less than (due to effects of payment delays), or greater than the aggregate principal balance of the Mortgage Assets represented by that certificate. However, the amount of interest payable in connection with prepayments as described in the prospectus supplement may alter the effect on the price of certificates.

         Additionally, and as more fully described in the prospectus supplement, if any certificate is offered without any principal amount or with a lower disproportionate share of the principal amount of the underlying Mortgage Assets, the yield realized on the certificate will be extremely sensitive to levels of prepayments of the Mortgage Assets represented by that certificate. In extreme cases, holders of these certificates could fail to recoup their original investment.

Effective Pass-Through Rate

         Each monthly interest payment on a Loan is calculated as 1/12 of the applicable mortgage interest rate times the outstanding principal balance of the Loan on the first day of the month. The Pass-Through Rate for each Loan will be similarly calculated on a loan-by-loan basis, after subtracting the Administration Fee applicable to each Loan from the applicable mortgage interest rate, unless otherwise specified in the related prospectus supplement. In the case of a Trust with a range of Pass-Through Rates, disproportionate prepayments of Loans with higher Pass-Through Rates will result in a lower effective Remittance Rate to certificateholders.

         Except as otherwise specified in the prospectus supplement, the interest accrual period for your certificates will be from the first day of each month through the end of the month, but the Trustee will not distribute that interest until a later date which is the Distribution Date occurring in the following month. As a result, the effective yield to maturity on certificates entitled to interest distributions will be slightly lower than the yield otherwise produced by the applicable Remittance Rate and the applicable purchase prices of certificates.

         When a mortgagor prepays the entire Loan prior to the next scheduled Due Date, the mortgagor pays interest on the amount prepaid only to the date of prepayment. In addition, a mortgagor may make a partial prepayment that reduces the principal balance of the related Loan as of a date prior to the Due Date of the payment. In this case, on the next Due Date, the mortgagor would not pay interest on the amount of the partial prepayment. The difference between one full month's interest at the applicable Pass-Through Rate and the amount of interest actually paid by the mortgagor is referred to as "Prepayment Interest Shortfall". Unless otherwise specified in the related prospectus supplement, in order to prevent certificateholders from being adversely affected by a Prepayment Interest Shortfall, the Master Servicer may forego all or a portion of the current Administration Fees as compensating interest, so that up to a full month's interest payment will be passed through to the certificateholders. To the extent sufficient current Administration Fees due to the Master Servicer are not available to cover compensating interest, the yield to certificateholders will be slightly less than it would be if the current administration fees were adequate to cover compensating interest. See "Description of the Certificates--Example of Distributions." The occurrence of any of the following events may also reduce the amount of interest passed through to certificateholders and any resulting shortfall will be borne by certificateholders:

         o the payment of a claim under insurance policies or the purchase of a defaulted Loan by a private mortgage insurer, or

         o a reduction in the interest rate of any Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Other Yield Considerations

         Mortgage Interest Rates on Negatively Amortizing ARMs. Since a portion of the interest accrued on Negatively Amortizing ARMs may be deferred and payable at a future time, the interest paid by a mortgagor on this type of Loan on a given Due Date (the "Interest Remittance Amount") may not be equal to interest at the applicable Pass-Through Rate on the Loan. During periods of negative amortization, any Deferred Interest that is added to the principal balance of a Loan bears interest at the applicable mortgage interest rate. The distribution to certificateholders of the Interest Remittance Amount, rather than interest calculated at the applicable Pass-Through Rate, will not materially affect the yield to certificateholders if the certificates are purchased at or near par. Negative Amortization will lengthen the average life of the certificates, and if the certificates are purchased at a discount or premium, a yield effect can occur. See "--Price" and "--Prepayment Considerations." Any Deferred Interest will be includible in taxable income of classes entitled thereto as it accrues, rather than when it is received. See "Federal Income Tax Consequences."

         Mortgage Interest Rates on Non Negatively Amortizing ARMs. The mortgage interest rates on ARMs adjust periodically in response to movements in the applicable Index. In addition, because ARMs included in a Trust may have different origination dates, the mortgage interest rates on the ARMs comprising a Trust will not necessarily adjust on the same dates. Accordingly, the yield to certificateholders on Trusts comprised of ARMs will be adjusted on a delayed basis relative to movements in the applicable Index.

         ARMs. In the case of a Trust containing ARMs, the readjustment mechanics of the ARM could affect the yield on the related series of certificates. In the event that despite prevailing market interest rates the mortgage interest rate on an ARM cannot increase due to the maximum rate or, if applicable, the maximum adjustment, the yield on the related certificates could be impacted adversely. Conversely, should the mortgage interest rate on an ARM not be able to decrease due to the minimum rate or, if applicable, the maximum adjustment at a time when market interest rates are below that level, the yield on the related certificates could be higher than that which would otherwise be the case. In that event, the mortgagor may be more likely to prepay the Loan in full and obtain financing at a lower rate. In addition, to the extent that a Payment Cap on a Negatively Amortizing ARM restricts an increase in the related mortgagor's monthly payment or because the adjustable mortgage interest rate changes more frequently than the adjustments in a monthly payment, Deferred Interest could result and impact the yield on the related certificates.

         Distribution Shortfalls. The Trustee will use the following funds to make distributions to certificateholders:

         o the aggregate amount of payments received from mortgagors on the Loans;

         o  any servicing advances;

         o  funds otherwise payable to the Subordinate certificateholders; and

         o  monies available in the Reserve Fund.

If these amounts are insufficient to make full distributions to the Senior certificateholders, unless otherwise specified in the related prospectus supplement, the amount of the shortfall together with interest at the related applicable Remittance Rates, will be added to the amount the Senior certificate holders are entitled to receive on the next Distribution Date. The allocation of any shortfall and shortfall recoveries between the classes of Senior certificates, and the effect of any shortfall on yield will be discussed in the prospectus supplement relating to those certificates.

         Classes of Certificates. The certificates of a series may consist of one or more classes, in which each class will evidence interests in specified allocations of the principal payments only, or of the interest payments only, or both principal and interest payments in respect of the Mortgage Assets in the related Trust. If certificates are subdivided, the yield of any class evidencing interest payments only will be adversely impacted by prepayments in full and partial prepayments. If appropriate, the prospectus supplement for that series will offer examples of cash flows on the certificates, based on specified mortgage interest rates.

Prepayment Considerations

General

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust. The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Assets. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Assets could result in actual yields to investors that are lower than the anticipated yields. In the case of some classes of these certificates, investors could fail to recover their investments. In the case of certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Assets could result in actual yields to investors that are lower than the anticipated yields. This could result in an extension of the weighted average lives of these certificates. Principal payments will include:

         o  scheduled payments;

         o  Principal Prepayments;

         o prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties and include amounts paid by insurers under insurance policies;

         o repurchases by the Depositor of any Loan as to which there has been a material breach of warranty or defect in documentation or deposit of additional amounts in respect of delivery of a substitute loan; and

         o repurchases by the Depositor or the Master Servicer of all of the certificates or all of the Mortgage Assets resulting from an optional termination of a Trust.

         The yield to maturity and weighted average lives of the certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Assets.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses on the Mortgage Assets. These factors may include:

         o  the age of the Loans and/or Underlying Loans;

         o  the geographic distribution of mortgaged properties;

         o  the terms of the mortgages;

         o  the characteristics of the mortgagors;

         o  homeowner mobility;

         o economic conditions generally and in the geographic area in which the mortgaged properties are located;

         o  enforceability of due-on-sale clauses;

         o  servicing decisions;

         o prevailing mortgage market interest rates in relation to the interest rates on the Loans and/or the Underlying Loans;

         o  the availability of mortgage funds;

         o  the use of second or home equity loans by mortgagors;

         o  the availability of refinancing opportunities; and

         o  the use of the properties as second or vacation homes.

         The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Loans and/or Underlying Loans, the Loans and/or Underlying Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Loans and/or Underlying Loans. During these periods, the yields at which an investor in the certificates may be able to reinvest amounts received as payments on the investor's certificates may be lower than the yield on those certificates. Conversely, if interest rates were to rise above the interest rates on the Loans and/or Underlying Loans, the Loans and/or Underlying Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Loans and/or Underlying Loans. During these periods, the amount of payments available to an investor for reinvestment at these high rates may be relatively low. The Loans and/or Underlying Loans will not prepay at any constant rate, nor will all of the Loans and/or Underlying Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may significantly affect a certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on the certificateholder's yield to maturity. As a result, the effect on a certificateholder's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the related series of certificates will not be offset by a subsequent like reduction or increase in the rate of principal payments.

Substitutions

         Substitutions of Loans by the Depositor under the conditions in the Pooling and Servicing Agreement may also be treated as partial prepayments. If the principal balance of the substituted loan is less than the principal balance of the Loan replaced, the Depositor must pay the Trust the difference. The Trustee will pass this amount through to the certificateholders as a prepayment.

Loan Assumptions

         The Loans may allow the mortgagor to sell the mortgaged property and have the purchaser assume the mortgagor's obligations under the mortgage. Assumptions of the Loans will reduce the level of principal prepayments in the related Trust that would otherwise occur if the Loans had been accelerated. To the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of the related mortgaged property, the Master Servicer will retain the right to accelerate the maturity of the Loan under any applicable "due-on-sale" clause if credit or other factors warrant enforcement. However, the Loans provide for assumption by qualifying buyers, and the Master Servicer may in some cases encourage the assumption of Loans by persons meeting relevant underwriting standards. In no event will the Master Servicer exercise any right of acceleration if prohibited by law. If the Master Servicer determines not to enforce a "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the property has been conveyed or is proposed to be conveyed, pursuant to which that person becomes liable under the Loan. Any fees collected by the Master Servicer in connection with the execution of an assumption agreement may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. See "Servicing of the Loans--Collection and Other Servicing Procedures."

ARMs

         The maximum and minimum rates, maximum adjustments, Gross Margins, Payment Caps and other features of the ARM programs of mortgage lenders during recent years have significantly varied in response to market conditions like interest rates, consumer demand and regulatory restrictions. The lack of uniformity of the terms and provisions of ARM programs have made it impractical to compile meaningful comparative data on prepayment rates of ARMs and accordingly, there can be no certainty as to the rate of prepayments on ARMs in either stable or changing interest rate environments. The ARMs comprising a Trust or underlying the Mortgage Certificates comprising a Trust may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs included in any other Trust for other adjustable rate mortgages having different or similar characteristics and for fixed-rate mortgages. In addition, we cannot assure you that any Trust will conform to past prepayment experience or any published prepayment forecast.

         As described under "The Trusts--The Loans--Payment Provisions of the Loans" if interest rates rise without a simultaneous increase in the related monthly payments, Deferred Interest and negative amortization may result in the case of Negatively Amortizing ARMs. However, borrowers may pay amounts in addition to their monthly payments in order to avoid negative amortization. In the case of Negatively Amortizing ARMs, borrowers may pay amounts in addition to their monthly payments in order to avoid negative amortization or they may incur negative amortization. To the extent that any of the Loans or any Underlying Loans negatively amortize, the amount of the negative amortization is added to the outstanding principal balance and future interest accruals are computed on the higher outstanding principal balance and a smaller portion of the monthly payment is applied to principal than is necessary to repay the unpaid principal over its remaining term. Accordingly, the weighted average life of these Loans will be increased beyond that which would otherwise be the case. During a period of declining interest rates, the portion of each monthly payment in excess of scheduled interest and principal will be applied to reduce the outstanding principal balance on the related Negatively Amortizing ARM, thereby resulting in accelerated repayment of the Loan. This will shorten the weighted average life of the Negatively Amortizing ARMs. The application of partial prepayments to reduce the principal amount of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Loan and may adversely affect the yield to (1) holders of certificates which purchased their certificates at a premium, (2) holders of classes with lower proportionate shares of the principal amount in the underlying Mortgage Assets, and (3) holders of Interest Only certificates.

         The pooling of Negatively Amortizing ARMs having monthly payment adjustment dates in different months, together with different initial mortgage rates, maximum rates, minimum rates and stated maturity dates, could result in some Negatively Amortizing ARMs experiencing negative amortization while the amortization of other Negatively Amortizing ARMs is accelerated. The weighted average life of certificates of a series will reflect a composite of the repayment and prepayment characteristics of the Mortgage Assets in the related Trust.

Foreclosures

         The number of foreclosures and the principal amount of the Loans and Underlying Loans foreclosed in relation to Loans and Underlying Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Assets in the Trust and that of the related series of certificates. Servicing decisions made regarding the Loans and Underlying Loan, may also have an impact upon the payment behavior of particular Trusts. See "Servicing of the Loans-- Collection and Other Servicing Procedures" and "Servicing of the Underlying Loans." These servicing decisions may include:

         o  the use of payment plans prior to demand for acceleration,

         o the restructuring of Loans or Underlying Loans in bankruptcy proceedings, o the Master Servicer's servicing policy to generally not accept payment from the mortgagor of less than the total scheduled monthly payment due on a Loan.

         Servicing policies and decisions that result in foreclosures may adversely affect the return:

         o to holders of certificates which purchased their certificates at a premium, if any,

         o the return on classes with lower proportionate shares of the principal amount of the interest in the underlying Loans, if any, and

         o  the return on Interest Only classes, if any.

Pre-Funding

         As may be described in the prospectus supplement relating to any series, the related Pooling and Servicing Agreement may provide for a pre-funding period. During this period, all or a portion of the principal collected on the Mortgage Assets may be applied by the Trustee to the acquisition of additional Mortgage Assets during a specified period rather than used to fund payments of principal to certificateholders during that period. This will result in the related certificates possessing an interest-only period, also commonly referred to as a revolving period, which will be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related certificates.

Prepayment Assumptions

         The prospectus supplement for a series of Sequential Pay certificates may contain a table setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in the table. The table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the Underlying Loans or on the Loans are made at rates corresponding to various percentages of the prepayment model specified in the prospectus supplement. It is unlikely, however, that the prepayment of the Underlying Loans, or of the Loans underlying any series will conform to any of the percentages of the prepayment model described in the table.

Optional Termination

         The Depositor, Master Servicer, or another third party may have the option to repurchase the Mortgage Assets comprising part of a Trust when the aggregate outstanding principal balance of the Mortgage Assets is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Assets as of the related Cut-off Date. See "Description of the Certificates--Optional Termination of a Trust, --Optional Termination of an Underlying Trust" in this prospectus and "Description of the Certificates--Optional Termination" in the prospectus supplement. The Depositor or a mortgage asset seller may also be required to repurchase Mortgage Assets from any pool because of breaches in its representations and warranties to the Trustee. Any repurchases will shorten the weighted average lives of the certificates.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments, prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       Distributions on the Certificates

         Unless otherwise specified in the prospectus supplement, on each applicable Distribution Date the Trustee will distribute the Available Distribution Amount from the Certificate Account to certificateholders, in most cases, through DTC and its participants.

         The "Available Distribution Amount" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of the Master Servicer for the Mortgage Assets by the Determination Date and not previously distributed, including amounts received in connection with the liquidation of defaulted Loans whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise ("Liquidation Proceeds") except:

                  o all scheduled payments of principal and interest collected but due on a date after the related Due Date;

                  o all partial principal prepayments received after the previous calendar month, together with any interest payment received with the prepayments to the extent that it represents the payment of interest accrued on the Loans for the period after the previous calendar month;

                  o all prepayments in full received after the applicable calendar month immediately before the Determination Date, together with any interest payment received with the prepayments in full to the extent that it represents the payment of interest accrued on the Loans for the period after the previous calendar month;

                  o Liquidation Proceeds received on the Loans after the previous calendar month;

                  o all amounts in the separate account established and maintained by the Master Servicer for collection purposes (the "Custodial Account for P&I") which are due and reimbursable to the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement;

                  o   the Administration Fee for each Loan; and

                  o the excess, if any, of the total amount received in connection with the liquidation of defaulted Loans received during the previous calendar month over the amount that would have been received if prepayments in full had been made on these Loans on the date that the liquidation proceeds were received ("Excess Liquidation Proceeds");

         (2) all advances made by the Master Servicer to the Trustee on that Distribution Date;

         (3) any amounts payable as compensating interest by the Master Servicer on that Distribution Date; and

         (4) the total amount of any cash received by the Trustee or the Master Servicer in respect of the obligation of the Depositor or the seller to repurchase any Mortgage Assets.

         Unless otherwise provided in the applicable prospectus supplement, the term "Prepayment Period" shall refer to the calendar month before the Distribution Date.

         Distributions on the certificates on each Distribution Date will generally be allocated to each certificate entitled to receive a distribution on the basis of the Percentage Interest of the Trust which each certificate represents or their outstanding principal amounts or notional amounts.

         However, a prospectus supplement may alter these general distribution methods by providing for the subordination of the rights of any classes of Subordinate certificates to receive current distributions. If the Mortgage Assets for a series have adjustable or variable interest rates, then the Remittance Rate of the Certificates for that series will also vary, due to changes in those rates and due to prepayments of Loans and/or Underlying Loans comprising the related Mortgage Assets. If the Mortgage Assets for a series have fixed interest rates, then the Remittance Rate on Certificates of the related series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective interest rates, then the Remittance Rate on the Certificates of the related series may also reflect these caps.

         Distributions of interest on certificates which receive interest will be made periodically at the intervals and at the Remittance Rate specified or determined in the manner described in the related prospectus supplement. Interest on the certificates will be calculated on the basis of a 360- day year consisting of twelve 30-day months unless otherwise specified in the related prospectus supplement.

         Funds available in the Certificate Account together with any amounts transferred from any Reserve Fund or applicable credit enhancement may not always be sufficient to make the full distribution to certificateholders on any Distribution Date. In this case, the Trustee will distribute available funds to the certificateholders of each class in accordance with their respective interests. The subordinate certificateholders, if any, will not, subject to the limitations described in the related prospectus supplement, receive any amount of distributions until senior certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed and to which they are entitled. If specified in the related prospectus supplement, the difference between the amount which certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the certificateholders are entitled to receive on the next Distribution Date.

                            Servicing of the Loans

         One or more entities, which may include an affiliate of the Depositor, will be named in the related prospectus supplement as the Master Servicer. The Master Servicer will be responsible for the servicing and administration of the Loans as described in the related prospectus supplement. Any Master Servicer or any successor Master Servicer may contract with Master Servicers, who also may be qualified lenders or mortgage asset sellers, to perform all or a portion of the servicing functions on behalf of the Master Servicer.

Collection and Other Servicing Procedures

         The Master Servicer will make reasonable efforts to collect all payments called for under the Loans and any applicable credit enhancement. It will also follow collection procedures that are consistent with the Pooling and Servicing Agreement and as it follows on its own conventional one- to-four-unit residential first Loans. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment charge or other charge in connection with a Loan; and (2) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any mortgage note, for the liquidation of delinquent items.

         Some of the Loans may provide for payment by the mortgagor to the Master Servicer of amounts to be used for payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the mortgagor. These amounts, if any, will not become part of the Trust assets and certificateholders will possess no interest in them. The Master Servicer may deal with these amounts in accordance with its normal servicing procedures.

         The Master Servicer will be responsible for servicing and administering the Loans, but will be permitted to enter into a servicing agreement with a qualified lender or another eligible institution to perform all or part of its functions under its supervision that it would otherwise be required to perform.

         The Master Servicer or the servicer will diligently perform all services and duties specified in the Pooling and Servicing Agreement, or servicing agreement, in the same manner as prudent mortgage lending institutions would perform for mortgages of the same type as the Loans in those jurisdictions where the related mortgaged properties are located. The Master Servicer will monitor the performance of the servicer and will have the right to remove any servicer at any time if it considers removal to be in the best interest of the certificateholders. The duties to be performed by the Master Servicer, directly or through the servicer, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure. If the Master Servicer terminates a servicing agreement, it shall either perform the servicing function itself or transfer it to a substitute servicer. The Master Servicer will be entitled to retain the portion of the servicing fee paid to the servicer under a terminated servicing agreement if the Master Servicer elects to perform the servicing functions itself.

         The Master Servicer will be paid an Administration Fee for the performance of its services and duties under the Pooling and Servicing Agreement as specified in the related prospectus supplement. Additionally, the Master Servicer or the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors.

         In servicing ARMs, the Master Servicer will on occasion accommodate borrower inquiries regarding the notice of interest rate adjustments by deferring the effective date of the adjustment and requesting the borrower to agree to reduce the notice period provided in the related mortgage note. The result of any deferrals of the effective date of rate adjustments to Loans included in a Trust, during periods of rising interest rates, may be to reduce the yield to investors in certificates evidencing interests in that Trust.

         The Master Servicer will be obligated to follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its general mortgage servicing activities to realize upon defaulted Loans. However, in the case of damage to a mortgaged property, the Master Servicer is not required to expend its own funds in connection with foreclosure or to restore any damaged property unless it reasonably determines (1) that foreclosure and/or restoration will increase the liquidation proceeds to certificateholders after reimbursement to the Master Servicer for its expenses and (2) that the expenses will be recoverable to it through liquidation proceeds of the sale of the mortgaged property. If the Master Servicer has expended its own funds to restore damaged property, it will be entitled to charge the Certificate Account, out of the related liquidation proceeds, an amount equal to expenses incurred by it.

         In realizing upon a defaulted Loan, the Master Servicer may:

         o directly or through a local assignee, sell the property at a foreclosure or trustee's sale;

         o  negotiate with the mortgagor for a deed in lieu of foreclosure; or

         o if a deficiency judgment is available against the mortgagor or other person, foreclose against the property and proceed for the deficiency against the appropriate person.

We anticipate that in most cases the Master Servicer will not seek deficiency judgments against defaulting mortgagors. See "Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments.

         The Depositor and/or the Master Servicer will be entitled to elect to purchase defaulted Loans or Loans as to which the related mortgagor has tendered a deed in lieu of foreclosure from the Trust for a purchase price equal to the principal balance plus accrued and unpaid interest on the Loan. If the Master Servicer purchases a Loan, any gain realized in a liquidation proceeding on the Loan will not be paid to the Trust. If the Master Servicer does not purchase the Loan, any gain realized in a liquidation proceeding on the Loan will be paid to the Trust for distribution to the certificateholders, less reasonable reimbursement to the Master Servicer for its expenses. If the Trust elects to be treated as a REMIC, the gain would become an asset of the REMIC Residual Holders to the extent the gain is not necessary to make payments due to the holders of regular interests. Often, the holder of property acquired through foreclosure maximizes recovery by providing financing to a new purchaser. The Trustee will not be empowered to provide this financing and the Master Servicer may, but will not be obligated to do so. This may result in a Trust experiencing greater losses on defaulted Loans than might otherwise be the case.

         For a series of certificates for which a REMIC election is made, if the Trustee acquires ownership of any mortgaged property as a result of a default or imminent default of any Loan secured by that mortgaged property, the Trustee will be required to dispose of the property within two years after the date on which it acquired ownership of the property.

         The Master Servicer will not be obligated to foreclose on any mortgaged property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. See "Legal Aspects of the Loans--Environmental Legislation." The Master Servicer will not be liable to the certificateholders of a series if it fails to foreclose on a mortgaged property securing a Loan in the related Trust which it believes may be contaminated or affected, even if the mortgaged property is, in fact, not contaminated or affected. If the Master Servicer does not foreclose on the mortgaged property in this instance, the certificateholders of the related series may experience a loss on the related Loan. In addition, the Master Servicer will not be liable to the certificateholders if, based on its belief that no contamination or effect exists, it forecloses on a mortgaged property and takes title to the mortgaged property on behalf of the related Trustee, and thereafter the mortgaged property is determined to be contaminated or affected.

         Unless otherwise stated in the prospectus supplement relating to a series of certificates, if the Master Servicer determines that all amounts which it expects to recover from or on account of a

Loan have been recovered, its obligation, if any, to advance delinquent installments of principal, interest or both on that Loan will cease. The principal balance of the Loan will then be allocated in reduction of the principal balance of the certificates of the related series in the manner in which losses are allocated as specified in the prospectus supplement.

         For a series of certificates that includes subordination as a form of credit enhancement, until the Subordinated Amount is reduced to zero, and provided any special loss limitation has not been exceeded, Senior certificateholders will not realize a loss on a defaulted Loan if Liquidation Proceeds are less than the sum of the principal balance of the defaulted Loan and the Master Servicer's expenses.

         The Master Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. The Master Servicer may withdraw amounts from these accounts only to effect the following:

         o payment of taxes, insurance premiums, assessments or comparable items;

         o reimbursement to itself, or the applicable Master Servicer, out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or comparable items;

         o  refunds to mortgagors for any amounts determined to be overages;

         o payment of interest to mortgagors on balances in these accounts to the extent required by law;

         o withdraw interest or other income which may lawfully be retained by the Trust for deposit into the Certificate Account; and

         o  clear and terminate the accounts at termination of the Trust.

Primary Mortgage Insurance

         The Loans in a Trust will not have loan-to-value ratios in excess of 100% of the original value of the mortgaged property unless otherwise specified in the prospectus supplement. Generally, Loans that the Depositor acquires do not have loan-to-value ratios in excess of 95% of the original value of the mortgaged property. The prospectus supplement for a series will describe the extent to which a Trust includes Loans with loan-to-value ratios exceeding 95%. Unless otherwise stated in the prospectus supplement, each Loan will have primary mortgage insurance if the original principal amount of the loan exceeds 80% of the original value of the mortgaged property. The mortgagor is generally required to continue this coverage until the outstanding principal amount of the loan equals or is less than 80% of the greater of the original value of the mortgaged property and, if permitted under any pool insurance policy obtained for a series, the then current value of the property as evidenced by an appraisal. A primary mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Loan following the receipt of a notice of default. The mortgage insurer may have a purchase right after the borrower has failed to make three scheduled monthly payments, or one payment if it is the first payment due on the Loan, or after any foreclosure or other proceeding affecting the Loan or the mortgaged property has been commenced. The proceeds of any purchase will be distributed to certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise its purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

         The Master Servicer will cause to be maintained for each Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage in the applicable state. The coverage will be in an amount equal to the lesser of (1) the principal balance of the Loan; and (2) the replacement cost of the improvements securing the Loan. All amounts collected by the Master Servicer under any hazard policy will be credited to the Custodial Account for P&I except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures. The Master Servicer may satisfy its obligation relating to the maintenance of hazard insurance by maintaining a blanket policy insuring against hazard losses on all the Loans. The Master Servicer will pay the premium amount for any blanket policy it maintains. The blanket policy may contain a deductible clause, in which case the Master Servicer will be required to credit to the Custodial Account for P&I the amounts which would have been payable by the insurer but for the deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans will be underwritten by different insurers and therefore do not contain identical terms and conditions, the basic terms are dictated by applicable law. Most policies typically do not cover any physical damages resulting from the following: war, revolution, governmental actions, flood and other water-related causes, earth movement, including earthquakes, landslides and mud flows, nuclear reactions, hurricanes, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all- inclusive. If any mortgaged property was located in a federally designated special flood hazard area at the time of origination, the Master Servicer will cause to be maintained a flood insurance policy on the mortgaged property up to the maximum amount available or to the full amount of the related Loan. The Depositor may also purchase special hazard insurance against some or all of the uninsured risks described in this paragraph. See "Credit Enhancement--Special Hazard Insurance."

         Most of the properties securing the Loans in a Trust will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for other types of risks. These homeowners' policies typically contain a coinsurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (2) a proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the Master Servicer is required to cause to be maintained on the improvements securing the Loans declines as the principal balances owing on the Loans decrease, if the residential properties securing the Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, for a series of certificates that includes subordination as a form of credit enhancement, Senior certificates may not realize a loss resulting from uninsured hazard losses or the application of coinsurance provisions. The Trustee will distribute the full distribution amounts due on the Senior certificates until the Subordinated Amount is reduced to zero, so long as the following conditions are met:

         o any applicable special loss limitation described in the related prospectus supplement has not been exceeded, and

         o there are sufficient funds otherwise due on the Subordinate certificates or held in the Reserve Fund, if any, to pay the distribution amount due to the Senior certificates.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative apartment relating to any Co-op Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a Co-op Loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative apartment or the cooperative building could significantly reduce the value of the collateral securing that Co-op Loan.

Unanticipated Recoveries of Losses on the Loans

         To the extent and in the manner specified in the prospectus supplement, the principal balance of classes of certificates may be reduced by allocating losses of principal to them that occur in connection with liquidation on the Loans in the related Trust (a "Realized Loss"). Unless otherwise stated in the prospectus supplement, holders of certificates that had previously been allocated a Realized Loss may receive distributions if the Master Servicer subsequently recovers an amount (an "Unanticipated Recovery") in respect of that Loan. Unanticipated Recoveries may result from events like an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. To the extent a certificate has been transferred, the holder that receives an Unanticipated Recovery may be different from the holder who was allocated a Realized Loss. The Trustee will distribute to the holders of each outstanding class to which the Realized Loss had previously been allocated, its share of the Unanticipated Recovery up to the amount of the loss previously allocated to that class. The Trustee will make this distribution on the Distribution Date in the calendar month following receipt of the Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the principal balances of the class of certificates receiving the recoveries. However, no certificateholder will be entitled to receive any share of an Unanticipated Recovery following the Distribution Date on which the principal balance of its certificate has been reduced to zero, including following the termination of the Trust. See "The Pooling and Servicing Agreement--Termination" in this prospectus.

Advances

         Unless otherwise stated in the prospectus supplement, if any borrower fails to make any payment of principal or interest required under the terms of a Loan, the Master Servicer will be obligated to advance the entire amount of that payment net of the applicable Administration Fee. This obligation to advance will be limited to amounts which the Master Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of the Loan. In addition, the Master Servicer may make advances from funds on deposit in the Certificate Account.

         The Master Servicer will make advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant classes of certificates. These advances do not represent an obligation of any Master Servicer to guarantee or insure against losses.

         The Master Servicer may recover advances without interest from amounts which represent late recoveries of principal and/or interest on, or liquidation proceeds or insurance proceeds from, the Loan as to which the advance was made. If these amounts are insufficient to reimburse the Master Servicer, the amount of the deficiency will be characterized as a non-recoverable advance. The Master Servicer may reimburse itself for non-recoverable advances out of any funds in the Custodial Account for P&I or the Certificate Account. If the Master Servicer makes an advance on any Distribution Date, it will be included with the distribution to the certificateholders on that Distribution Date. If the Trustee purchases any foreclosed property and the property becomes part of the Trust, the Master Servicer will continue to make advances on the property as if the Loan were still outstanding in the manner described above. At the time the Trustee sells the property, the Master Servicer may reimburse itself for these advances in an amount not to exceed the sale price. Additionally, if specified in the related prospectus supplement, the Trustee, on behalf of the Master Servicer, may make advances.

         Any obligation to make advances may be limited to amounts due holders of Senior certificates of the related series or may be limited to specified periods or otherwise as specified in the prospectus supplement.

Payments on Mortgage Assets

         The Pooling and Servicing Agreement for each Trust will require that the Master Servicer establish and maintain a Custodial Account for P&I. The Master Servicer will credit to the Custodial Account for P&I on a daily basis the collections received by it after the Cut-off Date, as well as scheduled payments of principal and interest due after the Cut-off Date, but received before the Cut- off Date. These amounts include:

         o all mortgagor payments on account of principal, including principal prepayments by mortgagors, on the Loans and payments on account of principal on the Mortgage Certificates;

         o all mortgagor payments on account of interest on the Loans and payments on account of interest on the Mortgage Certificates, which may be net of administration fees the Master Servicer is entitled to retain;

         o  all liquidation proceeds net of unpaid administration fees;

         o all proceeds received by the Master Servicer under any title, hazard or other insurance policy covering any Loan or the related mortgaged property, other than proceeds to be applied to the restoration or repair of the property subject to the related mortgage or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures;

         o  all repurchase proceeds of Loans;

         o  Unanticipated Recoveries; and

         o all other amounts required to be deposited in the Custodial Account for P&I pursuant to the Pooling and Servicing Agreement.

         The Master Servicer is authorized to make withdrawals from the Custodial Account for P&I for various purposes outlined in the Pooling and Servicing Agreement. The Master Servicer may invest funds held in the Custodial Account for P&I in Eligible Investments.

         On the business day before each Distribution Date, the Master Servicer will transfer amounts to be distributed to certificateholders from the Custodial Account for P&I and any amounts required to be transferred from the Reserve Fund to the Certificate Account.

Administration Fees, Compensation and Payment of Expenses

         Unless otherwise specified in the related prospectus supplement, the Master Servicer is entitled to receive an Administration Fee for each Loan, which may be variable, as described in the Pooling and Servicing Agreement. The Master Servicer's aggregate Administration Fee for any month may be reduced to cover a Prepayment Interest Shortfall. The Master Servicer may either retain the Administration Fees to which it is entitled before making required deposits to the Certificate Account or may withdraw them from the Certificate Account.

         Since the Administration Fee is a percentage of the then outstanding principal balance of each Loan each month, the Master Servicer's aggregate compensation will decrease as the Loans are repaid. In addition to the Administration Fees, the Master Servicer will retain all assumption fees, late payment charges and other charges, to the extent collected from mortgagors.

         The Master Servicer will pay some of the expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to certificateholders.

         The Master Servicer is entitled to reimbursement for some types of expenses incurred by it in connection with the liquidation of defaulted Loans, including under some circumstances reimbursement of expenditures incurred by it in connection with the restoration of mortgaged properties. The Master Servicer's right of reimbursement for these amounts is senior to the rights of certificateholders to receive any related amounts resulting from the liquidation of a defaulted loan. The Master Servicer is also entitled to reimbursement from the Certificate Account for advances.

Resignation of the Master Servicer; Scope of Indemnities

         Unless otherwise specified in the applicable prospectus supplement, a Master Servicer may not resign from its duties unless performance of its duties is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's duties under the Pooling and Servicing Agreement. If a Master Servicer resigns for any of these reasons, it is possible that the Trustee would be unable or unwilling to assume responsibility for servicing the Loans under the Pooling and Servicing Agreement and would seek to appoint another institution as servicer. The Master Servicer may arrange for its duties under the Pooling and Servicing Agreement to be performed by a sub- servicer, so long as the Master Servicer remains responsible for the performance of its duties.

         The Pooling and Servicing Agreement for each Trust will also provide that neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith and without gross negligence or willful misconduct or for errors in judgment. The Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of any Master Servicer is entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, except for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence of the Master Servicer in the performance of its duties or by reason of reckless disregard of its duties. In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement and which in its opinion may involve it in any expense or liability. Any Master Servicer may, however, in its discretion, subject to the terms and conditions of the Pooling and Servicing Agreement, undertake any action which it may deem necessary or desirable in respect of the agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of this action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer and the other Master Servicer, if any, will be entitled to be reimbursed therefor and charge the Certificate Account for the reimbursement, the right of reimbursement being prior to the rights of certificateholders to receive any amounts in the Certificate Account.

         If the Master Servicer reorganizes, including as a result of a merger, consolidation or transfer of its assets, any person succeeding to the business of the Master Servicer will be the Master Servicer's successor under the Pooling and Servicing Agreement.

Back-Up Master Servicer

         If so specified in the related prospectus supplement, pursuant to the Pooling and Servicing Agreement relating to any series, the Trustee or another successor Master Servicer appointed pursuant to the agreement will serve as back-up Master Servicer (the "Back-Up Master Servicer") and assume the duties of the Master Servicer after a notice of termination of the Master Servicer or if the Master Servicer fails to perform its duties. The back-up Master Servicer shall have no liability for any act of the Master Servicer prior to its assumption of duties.

Special Servicing Agreements

         The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of subordinated mortgage pass-through certificates. Pursuant to the agreement, the holder may instruct the Master Servicer and if applicable, any sub- servicer, to commence or delay foreclosure proceedings on delinquent Loans.

Servicing of the Underlying Loans

         The Mortgage Certificates will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the Underlying Loans will have entered into the agreement with a trustee and a servicer. The servicer named in the agreement, along with any subservicers, as applicable, will service the Underlying Loans in accordance with the terms of the agreement.

                      The Pooling and Servicing Agreement

         The following, together with the description of the Pooling and Servicing Agreement in the prospectus supplement, describes the material provisions of the Pooling and Servicing Agreement relating to a series of certificates. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, these provisions or terms are as specified in the Pooling and Servicing Agreements.

Assignment of Loans

         At the time of issuance of each series of certificates, the Depositor will cause the Loans, including loans underlying Mortgage Certificates, comprising the Trust to be assigned to the Trustee for that series, together with all principal and interest due on the Loans subsequent to the Cut-off Date. The Trustee will, in exchange for the Trust and concurrently with the assignment, execute and deliver the certificates to a certificate registrar appointed pursuant to the Pooling and Servicing

Agreement for authentication and delivery to the Depositor or its designee. Each Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. The schedule will include information about each Loan including the following:

         o  principal balance as of the Cut-off Date;

         o  current mortgage interest rate and Pass-Through Rate;

         o  current scheduled monthly payment of principal and interest;

         o  stated maturity;

         o  Administration Fee;

         o  original Loan-to-Value Ratio; and

         o if the Loan is an ARM, its applicable Index, its Gross Margin, its lifetime minimum rate (if any), its lifetime maximum rate, its periodic maximum adjustment, the frequency of its interest rate adjustment and its first monthly payment adjustment date.

         The Trustee for a series of certificates will be authorized to appoint one or more custodians, which may include affiliates of the Depositor or the Trustee (together, the "Custodians"), under a custodial agreement to maintain possession of and review the documents for the Loans, as the agent of the Trustee. Any custodial agreement will be on terms to which the Depositor, the Trustee and each custodian shall agree.

         In addition, the Depositor will deliver to the Trustee for each Loan the following documents:

         o the mortgage note endorsed without recourse in blank or to the order of the Trustee,

         o the original mortgage with evidence of recording, o an Officer's certificate to the effect that a title insurance policy was issued and remains in full force and effect or the original title insurance policy, or in the event the original title policy is not available, any one of an original title binder, an original preliminary title report or an original title commitment or a copy certified by the title company with the original policy to follow within 180 days, and

         o an assignment of the mortgage in recordable form unless otherwise described in the related prospectus supplement.

         The Pooling and Servicing Agreement will generally require that the assignment of each mortgage be properly recorded and delivered to the Trustee within one year following the issuance of the certificates; provided that assignments of mortgages need not be recorded in any state for which the Depositor delivers to the Trustee an opinion of counsel to the effect that recordation of the assignments is not necessary to secure or perfect the interest in the mortgaged properties in the name of the Trustee.

         Because assignments by the Depositor to the Trustee of the Loans secured by mortgaged properties located in some states may not be recorded, it might be possible for the Depositor to transfer the Loans to bona fide purchasers for value without notice, notwithstanding the Trustee's rights. However, in most instances the Depositor would not be able to deliver the original documents evidencing the mortgage notes or the mortgages because under the terms of the mortgage loan purchase agreement and any custodial agreement, these documents are to be retained in the possession of the Trustee or the specified Custodian, except when released to the Depositor in connection with its servicing activities. Moreover, under the law of California and some other states, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness would not, in the absence of special facts, be able to defeat the Trustee's interest in a Loan so long as evidence of indebtedness remained in the possession of the Trustee.

         Unless otherwise specified in the related prospectus supplement, the Trustee or specified Custodian will review and hold the documents relating to the Loans in Trust for the benefit of the certificateholders. If any document is found by the Trustee or specified Custodian (within 45 days or within a longer specified period for assignments that must be recorded) to be defective in any material respect and the Depositor does not cure the defect within 90 days after notice by the Trustee has been given to the Depositor within the relevant period, the Depositor will either:

         o within the three month period commencing on the closing date of the sale of the related series of certificates repurchase the related Loan at a price, unless otherwise specified in the related prospectus supplement, equal to the principal balance of the Loan, plus accrued interest on the principal balance at the mortgage interest rate to the next scheduled Due Date, or

         o within the three month period commencing on the closing date of the sale of the related series of certificates (or within the two year period commencing on the closing date if the related Loan is a "defective obligation" within the meaning of the Code) unless otherwise provided in the related prospectus supplement, substitute a different Loan upon satisfaction of the conditions described in the agreement.

Except as otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the Trustee for a material defect in a constituent document. The related prospectus supplement will specify any restrictions for repurchases, substitutions and any alternative arrangements.

Representations and Warranties

         Unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant to the Trustee in the Pooling and Servicing Agreement, or will assign the representations and warranties of the mortgage asset seller related to the Loans comprising the Mortgage Assets in a Trust, upon delivery of the Loans to the Trustee hereunder, among other things:

         o that the information described in the schedule of Loans appearing as an exhibit to the Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which the information is furnished;

         o that as of the date of the transfer of the Loans to the Trustee, the Depositor is the sole owner and holder of each Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

         o that as of the date of initial issuance of the certificates, no payment of principal of or interest on or in respect of any Loan is more than 89 days past due from the due date of the Loan;

         o that to the best of the Depositor's knowledge, as of the date of the transfer of the Loans to the Trustee, there is no valid offset, defense or counterclaim to any mortgage note or mortgage;

         o that as of the date of the initial issuance of the certificates, there is no proceeding pending, or to the best of the Depositor's knowledge, threatened for the total or partial condemnation of any of the mortgaged property and the mortgaged property is free of material damage and in good repair and neither the mortgaged property nor any improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

         o that each Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws and each Loan was not usurious at the time of origination;

         o that to the best of the Depositor's knowledge, as of the date of the initial issuance of the certificates, all insurance premiums previously due and owing on the mortgaged property have been paid and all taxes and government assessments previously due and owing, and which may become a lien against the mortgaged property have been paid;

         o that each mortgage note and the related mortgage are genuine and each is a legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); all parties to the mortgage note and the mortgagor had legal capacity to execute the mortgage note and the mortgage; and each mortgage note and mortgage have been duly and properly executed by the mortgagor;

         o that each mortgage is a valid and enforceable first lien on the property securing the related mortgage note, and that each Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the lien of the mortgage in the original principal amount of the Loan subject only to:

            o the lien of current real property taxes and assessments not yet due and payable;

            o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage acceptable to mortgage lending institutions in the area in which the mortgaged property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan; and

            o other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage;

            o that as of the initial issuance of the certificates, neither the Depositor nor any prior holder of any mortgage has, except as the mortgage file may reflect, modified the mortgage in any material respect; satisfied, canceled or subordinated the mortgage in whole or in part; released the mortgaged property in whole or in part from the lien of the mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

            o that each mortgaged property consists of a fee simple estate, a leasehold estate, or condominium form of ownership in real property, or a share interest in a cooperative corporation in the case of a Co-op Loan;

            o the condominium projects that include the condominiums that are the subject of any Co-op Loan are generally acceptable to FNMA and FHLMC;

            o no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) on any Loan; and except for payment delinquencies not in excess of 91 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under any mortgage or the related mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

            o that each Loan was originated on FNMA or FHLMC uniform instruments for the state in which the mortgaged property is located;

            o that based upon a representation by each mortgagor at the time of origination or assumption of the applicable Loan, the percentage of the Loans measured by principal balance secured by owner-occupied residences and by non-owner-occupied residences or by primary residences and by second homes do not exceed specified percentages;

            o that an appraisal of each mortgaged property was conducted at the time of origination of the related Loan;

            o that no Loan had a loan-to-value ratio at origination in excess of 100%;

            o that the Loans were not selected in a manner to adversely affect the interests of the certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Loan to become delinquent or otherwise lose value;

            o each Loan was either (1) originated directly by or closed in the name of either: (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (2) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (1)(a) or (1)(b) above;

            o  each Loan is a "qualified mortgage" within the meaning of
               Section 860G of the Code without regard to ss. 1.860G-2(f) of the REMIC Provisions or any similar rule; and

            o each Loan that has a Loan-to-Value Ratio in excess of 80% is covered by a primary mortgage insurance policy.

Repurchase or Substitution

         Unless otherwise specified in the related prospectus statement, within 90 days of the discovery by the Depositor or the applicable mortgage asset seller of a breach of any representation or warranty which materially and adversely affects the interests of the certificateholders, or the Depositor's or the mortgage asset seller's receipt of a notice from the Trustee or a Custodian, and without regard to any limitation contained in the representation or warranty concerning the knowledge of the Depositor as to facts stated in the representation or warranty, the Depositor or the applicable mortgage asset seller will cure the breach or either (1) repurchase the Loan at a price equal to the principal balance of the Loan plus accrued interest on the principal balance at the mortgage interest rate to the next scheduled Due Date of or (2) within the three month period commencing on the closing date of the sale of the related series of certificates (or within the two year period commencing on the closing date if the related Loan is a "defective obligation" within the meaning of the Code) unless otherwise provided in the related prospectus supplement, substitute a different Loan upon satisfaction of the conditions described in the Pooling and Servicing Agreement. Except as otherwise specified in the related prospectus supplement, this repurchase and substitution obligation constitutes the sole remedy available to the certificateholders or the Trustee for this type of breach. The related prospectus supplement will specify any restrictions for repurchases, substitution and any alternative arrangements.

Forward Commitments: Pre-Funding Account

         If specified in the prospectus supplement relating to any series, the Trustee or the Master Servicer may, on behalf of the related Trust, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Loans to the Trust following the date on which the Trust is established and the related certificates are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the certificates are delivered to the certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Loans transferred to a Trust conform to the requirements specified in the Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related prospectus supplement, the Trustee will be required to deposit in the Pre-Funding Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of certificates of the related series.

         The additional Loans will be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any transfers must occur. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to the Pre-Funding Account are not used by the end of the specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of certificates as specified in the related prospectus supplement. The reinvestment risk associated with this type of prepayment will be borne by the holders of the certificates issued by the applicable Trust.

         Unless otherwise specified in the related prospectus supplement, the specified period for the acquisition by a Trust of additional Loans will not exceed three months from the date the Trust is established. The amount that may be initially deposited into a Pre-Funding Account may be up to 25% of the principal amount of the certificates issued by the related Trust. The amounts on deposit in any Pre-Funding Account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the certificates. The underwriting standards for additional Loans that will be acquired with amounts from the Pre-Funding Account will be in accordance with the standards set forth under "The Trusts--Loan Underwriting Policies."

         In addition, following the transfer of additional Loans to the applicable Trust, the characteristics of the entire pool of Loans included in the Trust may vary significantly from those of the initial Loans transferred to the Trust. Accordingly, it is possible that the credit quality of the pool, as a whole, may differ due to the transfer of additional Loans to the Trust. In no event will any Loans be transferred to the Trust if the transfer would cause a downgrade of the ratings of the related certificates. The transfer of additional Loans to the Trust may also result in an accelerated rate of payment to the applicable certificateholders caused by an increased level of defaults on the Loans. Certificateholders will bear all reinvestment risk associated with a higher than expected rate of payment of the certificates. In addition, if the certificates were purchased at a premium, a higher than expected rate of payment would result in a reduction in the yield to maturity of any class of certificates to which these payments are distributed.

Adjustment to Administration Fees in Connection with Prepayment Interest
Shortfall

         Unless otherwise stated in the prospectus supplement, the Master Servicer may forego all or a portion of its Administration Fee to minimize the adverse effect of Prepayment Interest Shortfall to certificateholders. See "Prepayment, Yield and Maturity Considerations-- Yield-- Effective Pass-Through Rate."

Book-Entry Registration

         Certificate owners may hold their interests in the offered certificates through DTC, in the United States, or Clearstream, Luxembourg (previously known as Cedelbank) or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the offered certificates. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC has advised us and the underwriters that it is:

            o a limited-purpose trust company organized under the New York Banking Law;

            o a "banking organization" within the meaning of the New York Banking Law;

            o  a member of the Federal Reserve System;

            o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

            o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC and are also available upon request to DTC.

         Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur under their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC under DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system under its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

         Purchases of offered certificates held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered certificates on DTC's records. The ownership interest of each actual certificate owner is in turn to be recorded on the DTC participants' and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchase. However, certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the offered certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in offered certificates unless use of the book-entry system for the offered certificates is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. does not change beneficial ownership. DTC has no knowledge of the actual certificate owners of the offered certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the offered certificates are credited, which may or may not be the actual beneficial owners of the certificates. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to certificate owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the offered certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered certificates are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the offered certificates will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable Distribution Date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that Distribution Date. Payments by DTC participants to certificate owners will be governed by standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of the DTC participant and not of DTC, the Trustee or the Depositor. Payment of principal and interest to DTC is the responsibility of the Trustee. DTC is responsible for disbursing payments made to it to DTC participants. Disbursement of these payments to certificate owners is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities Depository for the offered certificates at any time by giving reasonable notice to the Depositor or the Trustee. Under these circumstances, if a successor securities Depository is not obtained, definitive certificates are required to be printed and delivered.

         According to DTC, the foregoing information about DTC has been provided to us for informational purposes only and is not a representation, warranty, or contract modification of any kind.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional Depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 32 currencies, including United States dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars.

         The Euroclear System is operated by Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

         Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants according to the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes under United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder on behalf of its participants only as permitted by its rules and procedures, and only if its depositary is able to take these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time.

Global Clearance, Settlement and Tax Documentation Procedures

         In most circumstances, the certificates offered by this prospectus will be issued only as global certificates which are registered and held by a depository. Certificate owners of the global certificates may hold their global certificates through any of DTC, Clearstream, Luxembourg or Euroclear. The global certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same- day funds.

         Secondary market trading between investors holding global certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear and the DTC participants.

         Non-U.S. holders of global certificates may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All global certificates will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Certificate owners' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

         Certificate owners electing to hold their global certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Certificate owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Certificate owners electing to hold their global certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global certificates credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global certificates will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective Depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

         (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of global certificates holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or new Form W-8BEN). Beneficial owners of global certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or new Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes (or new Form W-8BEN), a new Form W-8 (or new Form W-8BEN) must be filed within 30 days of that change.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224 or new Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or New Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or new Form W-8BEN). Non-U.S. Persons that are beneficial owners of global certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or new Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or new Form W-8BEN. Form 1001 may be filed by the certificate owner or his agent whereas new Form W-8BEN must be filed by the beneficial owner.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year, but Forms W-8, 1001 and 4224 will not be effective after December 31, 2000.

         A new Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A new Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global certificates. Certificate owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global certificates.

         In 1997, final Treasury regulations were issued that modify the filing requirements with which non-U.S. persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN, while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. These new withholding regulations generally are effective for payments of interest due after December 31, 2000, but Forms W-8, 1001 and 4224 filed before that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors about the effect of these new withholding regulations.

Definitive Certificates

         We refer to certificates issued in fully registered, certificated form as "Definitive Certificates." The certificates for any series will be issued as Definitive Certificates, rather than in book entry form to DTC or its nominees, only under the circumstances described in the related prospectus supplement.

Evidence as to Compliance

         The Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish a statement to the Trustee on or before April 30 of each year, beginning with April 30 in the year which begins not less than six months after the date of the initial issue of certificates. The statement will state that the firm has examined specific documents and records relating to the servicing of the Loans of each series and that, either:

         o on the basis of its examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, the firm is of the opinion that servicing has been conducted in compliance with the manner of servicing described in the Pooling and Servicing Agreement except for exceptions as the firm believes to be immaterial and other exceptions as are described in the statement; or

         o that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in the records relating to Loans serviced for others that in their opinion are material and that the program requires them to report.

The Pooling and Servicing Agreement will also require each Master Servicer to provide the Trustee with an annual statement signed by an officer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

Reports to Certificateholders

         Unless otherwise specified in the related prospectus supplement, the Master Servicer will cause the Trustee to forward with each distribution to each certificateholder of record a statement setting forth the following information as to each class of certificates to the extent applicable:

         1. the amount, if any, of the distribution allocable to principal on the Loans and Mortgage Certificates, separately identifying the aggregate amount of any Principal Prepayments included in the distribution;

         2. the amount of the distribution allocable to interest on the Loans and Mortgage Certificates;

         3. the amount of Deferred Interest, if any, added to the aggregate principal balance of the Loans and Mortgage Certificates during that month;

         4. the aggregate amount of any advances included in the amounts actually distributed;

         5. the aggregate principal balance of the Loans as of the close of business on the last day of the Prepayment Period prior to the immediately preceding Due Date, after giving effect to payments allocated to principal reported under clause (1) above and to amounts of Deferred Interest, if any, added to principal under clause (3) above;

         6. the related amount of Administration Fees, as adjusted, pursuant to the Pooling and Servicing Agreement, retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, Excess Liquidation Proceeds and other items;

         7. the number and aggregate principal balances of Loans delinquent for (a) one monthly payment, and (b) two monthly payments or (c) three or more monthly payments, as of the close of business on the day prior to the immediately preceding Due Date;

         8. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure in respect of any Loan as of the close of business on the day prior to the immediately preceding Due Date;

         9. the amount of any withdrawal from the Reserve Fund, if any, since the prior Distribution Date; and

         10. the amount remaining in the Reserve Fund, if any, on the Distribution Date after any withdrawal reported under clause
                  (9) above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will cause the Trustee to furnish customary information as the Master Servicer deems necessary or desirable for certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee annually a report by independent public accountants regarding the Master Servicer's servicing of the Loans. See "--Evidence as to Compliance".

         So long as the certificates remain outstanding in book-entry form issued to DTC, the Trustee will provide to DTC, its nominee and its participants, periodic and annual reports regarding any Trust. DTC, its nominee and its participants, may provide these reports to the beneficial owners of the certificates. The reports will be prepared in accordance with generally accepted accounting principles, but will not be examined and reported on by an independent public accountant.

Reports to the Trustee

         No later than 25 days after each Distribution Date, the Master Servicer will provide the Trustee with a report, certified by a officer of the Master Servicer. The report will set forth the status of the Certificate Account as of the close of business on that Distribution Date, and should state that all distributions required to be made by the Master Servicer under the Pooling and Servicing Agreement have been made. If any required distribution has not been made, the Master Servicer will specify in the report the nature and status of the distribution and showing, for the period covered by the statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. The report will include information as to the aggregate unpaid principal balances of all the Loans and Mortgage Certificates as of the day prior to the immediately preceding applicable Due Date. Copies of the reports may be obtained by certificateholders upon request in writing from the Trustee or from the Master Servicer that is identified in the related prospectus supplement.

Events of Default

         Events of default under the Pooling and Servicing Agreement will consist of:

         o any failure by the Master Servicer to distribute or cause to be distributed to certificate holders any required payment which continues unremedied for five days after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by certificateholders holding certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust or 51% of the Percentage Interest of any class of certificates;

         o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by certificateholders holding certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust or 51% of the Percentage Interest of any class of certificates; and

         o decrees or orders in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

         So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee or certificateholders holding certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust or 51% of the Percentage Interest of any class of certificates may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement. In this case, the Trustee will succeed to all of the Master Servicer's responsibilities, duties and liabilities under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the Administration Fees. If the Trustee is unwilling or unable to so act, it may select, pursuant to the public bid or another procedure described in the Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. If the public bid procedure is used, the successor Master Servicer would be entitled to servicing compensation in amounts, up to the servicing compensation provided in the Pooling and Servicing Agreement, as may be agreed by the Trustee, and the Depositor, or if the Trust elects REMIC status, the Residual certificateholder. The Trust would be entitled to receive the net profits, if any, realized from the sale of the servicing rights and obligations under the Pooling and Servicing Agreement.

         During the continuance of any Event of Default, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the certificateholders. Certificateholders holding certificates evidencing Fractional Undivided Interests, aggregating not less than 25% of the Trust or 51% of the Percentage Interest of each class of certificates, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee. Also, the Trustee may decline to follow any direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting certificateholders.

         No certificateholder, solely by virtue of its status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding related to the Pooling and Servicing Agreement, unless the certificateholder previously has given to the Trustee written notice of default and unless certificateholders holding certificates evidencing Percentage Interests aggregating not less than 25% of each class of certificates have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days thereafter has neglected or refused to institute any proceeding.

Amendment

         The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the certificateholders:

         o  to cure any ambiguity;

         o to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision of the agreement;

         o to permit the Trust to be subject to the REMIC Provisions under the Code; and

         o to conform the terms of the Pooling and Servicing Agreement to the terms described in the prospectus and the related prospectus supplement.

The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of certificateholders holding certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders; but no amendment may:

         o reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any certificate without the consent of such Class of certificateholders; or

         o reduce the percentages of certificates the certificateholders of which are required to consent to this amendment without the consent of all the certificateholders of the class or classes affected then outstanding.

         For purposes of giving any consent, any certificates registered in the name of the Master Servicer or any of its affiliates shall be deemed not to be outstanding.

Termination

         The obligations created by the Pooling and Servicing Agreement will terminate upon the payment to certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the Pooling and Servicing Agreement after the earlier of:

         1. the final payment or other liquidation (or any advance made with respect thereto) of the last mortgage asset subject thereto and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage asset; or

         2. any optional termination of a trust as described in "Description of the Certificates-- Optional Termination of a Trust or Underlying Trust."

         In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 60 years from the date of execution and delivery of the Pooling and Servicing Agreement. The Master Servicer will give written notice of termination of the Pooling and Servicing Agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of non book-entry certificates at an office or agency of the Master Servicer specified in the notice of termination.

Governing Law

         The Pooling and Servicing Agreement provides that it shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties to the Pooling and Servicing Agreement will be determined in accordance with these laws.

                          Legal Aspects of the Loans

         The following discussion contains summaries of some of the legal aspects of Loans which are general in nature. Because the legal aspects are governed primarily by applicable state law, which may differ substantially from state to state, the summaries do not purport to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

General

         The Loans and the Loans underlying the Mortgage Certificates (other than Co-op Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the Trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, for the deed of trust, the directions of the beneficiary. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages or deeds of trust depends on their terms or the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office.

Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the Trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         In case of foreclosure under either a deed of trust or a mortgage, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including maintaining hazard insurance and making necessary repairs at its own expense to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds. Courts have applied equitable principles to a lender's utilization of the foreclosure process in order to avert a mortgagor's loss of his residence for technical or trivial defaults. Some courts have been faced with the issue of whether the particular foreclosure statutes in their states meet federal or state constitutional requirements for fair and adequate notice. In most instances, these courts have upheld these notice provisions as being reasonable or as not involving sufficient state action to invoke constitutional provisions.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and some foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the underlying security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In some states, exceptions to the anti-deficiency statutes are provided in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the federal Bankruptcy Code, if a court determines that the value of a debtor's principal residence is less than the principal balance of the loan, the court may, as part of the rehabilitation plan, unless the home is the sole collateral for the mortgage loan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the case, leaving the lender as a general unsecured creditor for the difference between the amount of outstanding indebtedness and the adjusted value of the home. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Regardless of whether a mortgage loan is secured by the debtor's principal residence, the rehabilitation plan may provide for the reinstatement of any payment defaults over a period of up to 5 years. In addition, the federal Soldiers' and Sailors' Civil Relief Act of 1940 may reduce the rate of interest payable on any mortgage loan as to which the mortgagor is a military reservist called to active duty, and may interfere with the lender's right to foreclose upon the related mortgage or deed of trust. In a Chapter 7, Chapter 11 or Chapter 13 case under the federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. If the debtor's principal residence is not the only security for the mortgage loan, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates in confirmed Chapter 11 and Chapter 13 plans and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 and Chapter 13 plans of reorganization. The laws of some states provide priority to some types of tax liens over the lien of the mortgage or deed of trust.

         Numerous federal and some state consumer protection laws and environmental laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of Loans. The consumer protection laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specified statutory liability upon lenders who originate or service Loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Loans.

Junior Liens; Rights of Senior Lienholders

         The rights of the Trust (and therefore the certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the lien holders assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

         The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of these intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to any intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay when due all taxes and assessments on the property and all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

"Due-on-Sale" Clauses

         The Pooling and Servicing Agreement will provide that, when any mortgaged property underlying a mortgage loan is about to be conveyed by the mortgagor, the Master Servicer will, to the extent it has knowledge of a prospective conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if its exercise would result in loss of insurance coverage on the mortgage loan or would, in the Master Servicer's judgment, be reasonably likely to result in litigation by the mortgagor. In either case, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any related primary mortgage insurance policy and the mortgage interest rate and the payment terms shall remain unchanged. The Master Servicer will also be authorized, with the prior approval of any primary mortgage insurer (unless approval is precluded by the terms of the mortgage loan) to enter into, on behalf of the Trustee, a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the mortgage note.

         By virtue of the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), a Servicer or the Master Servicer may generally be permitted to accelerate any mortgage loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the deed of trust or mortgage. For any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to some types of transfers, including:

         o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

         o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property,

         o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property,

         o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed),

         o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

         o other transfers as described in the Act and the regulations thereunder.

         As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than recent experience on single-family loans would indicate. The extent of the effect of the Act on the average lives and delinquency rates of the Loans, however, cannot be predicted. See "Prepayment, Yield and Maturity Considerations--Prepayment Considerations."

Environmental Legislation

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and under state law in some states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial. For any particular series of certificates, it is possible that cleanup costs could become a liability of the related Trust and reduce the amounts otherwise distributable to the related certificateholders if cleanup costs are incurred in connection with a mortgaged property held by that Trust. Moreover, some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of cleanup costs (a "Superlien"). All subsequent liens on that property are subordinated to the Superlien and, in some states, even prior recorded liens are subordinated to Superliens. In the latter states, the security interest of the Trustee in a property that is subject to this type of a Superlien could be adversely affected.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, unless otherwise specified in the prospectus supplement, the qualified lenders will not have made this type of evaluation prior to the origination of the Loans nor will the mortgage asset seller or the Depositor have required that this type of evaluation be made by the originators who have sold the Loans to them. Neither the applicable Servicer nor the Master Servicer will be required to undertake any evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor, the Trustee nor the Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "Servicing of the Loans--Collection and Other Servicing Procedures."

Subordinate Financing

         Some of the Loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgage property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first loans originated by specific lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting other types of loan charges.

         The Depositor will represent and warrant for the benefit of certificateholders that the Loans were originated in full compliance with applicable state laws, including usury laws.

Enforceability of Some Provisions

         Standard forms of note, deed of trust and mortgage generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Master Servicer or the Servicers) will be retained by the Master Servicer or the Servicers as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, like the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Legal Aspects of the Loans Under California Law

         Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether. The prospectus supplement for each series will specify the percentage of Loans by initial principal balance that are secured by liens on mortgaged properties located in California.

Co-op Loans

         To the extent described in the prospectus supplement, some of the Loans may have been made in connection with a purchase or refinance of cooperative apartments. These Co-op Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease to occupy the specific apartment (the "Lease"). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and an assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment.

         There are some risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of Loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination) or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments if the sponsor were to go into default on a loan which is secured by a mortgage on the building. In this event the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

                           Legal Investment Matters

         Unless otherwise specified in the prospectus supplement for a series, the certificates rated in one of the two highest rating categories by one or more rating agencies will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, they will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including Depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any other state entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these types of entities to invest in "mortgage-related securities" the certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as the contractual commitment was made or the certificates were acquired prior to the enactment of the legislation. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for the enactments, limiting to varying extents the ability of some entities to invest in "mortgage-related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by this legislation will be authorized to invest in the Securities only to the extent provided in this legislation.

         SMMEA also amended the legal investment authority of federally-chartered Depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitation as to the percentage of their assets represented thereby;

         o  federal credit unions may invest in the certificates; and

         o national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. ss. 24

            (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe.

         On April 23, 1998, the Federal Financial Institutions Examination Counsel issued a revised supervisory policy statement (the "1998 Policy Statement") applicable to all Depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the "NCUA") and the Office of Thrift Supervision (the "OTS") with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in some types of "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which became effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which became effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use
ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of certificates.

         In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities like the offered certificates, including securities previously purchased. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

         There may be other restrictions on the ability of some investors, including Depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should review any applicable or proposed rules, regulations and guidelines and consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for these investors.

         Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws to meet requirements for legal investments.

         You should consult your own legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

                             ERISA Considerations

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose requirements on employee benefit plans (and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and the Code and on persons who are fiduciaries for these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of these Plans.

         ERISA also imposes specific duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to specific exceptions not relevant here). Some employee benefit plans, like governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described in this prospectus, however, governmental plans may be subject to the provisions of applicable state law. Any Plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules contained in Code Section 503.

Publicly-Offered Securities

         On November 13, 1986, the United States Department of Labor (the "DOL") issued a final regulation concerning the definition of what constitutes the assets of a Plan. (29 C.F.R. ss. 2510.3- 101.) Under this regulation, the underlying assets and properties of corporations, partnerships and other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in some circumstances. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law that has no substantial equity features.

         However, the regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held (owned by 100 or more investors independent of the trust and of one another at the initial offering), freely transferable and registered under the Securities Exchange Act of 1934. No certificate will be sold to a Plan unless the certificate will be expected to constitute a "publicly offered security." The related prospectus supplement will indicate whether the certificates will be expected to constitute publicly-offered securities for the purpose of this exception.

Prohibited Transaction Exemption 83-1

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code) having specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries of the Plan. For example, an investment in the certificates by a Plan to which the Depositor, the Master Servicer or Trustee is a Party in Interest would constitute a prohibited transaction unless an exemption is available. In addition, because the Loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction if any of the mortgagors is a Party in Interest to the Plan unless an exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules specific transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" (as defined below) in the initial issuance of these certificates. PTE 83-1 permits, subject to specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest under those Plans related to the origination, maintenance and termination of mortgage pools consisting of loans secured by first or second mortgages or deeds of trust on "single-family residential property" (as defined below), and the acquisition and holding of mortgage pool pass-through certificates representing an interest in mortgage pools by Plans.

         If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the certificates at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all certificates, and at least 50% of the certificates are purchased by persons independent of the pool sponsor or pool trustee.

         A "mortgage pool pass-through certificate" for the purpose of PTE 83-1 is defined as a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payments of principal and interest from the pooled loans, less any fees retained by the pool sponsor. Some classes of certificates may, if specified in the related prospectus supplement, not qualify as mortgage pool pass-through certificates as so defined, and therefore PTE 83-1 may not be applicable to these classes of certificates, including:

         o classes of certificates entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of specified events;

         o classes of certificates that evidence the beneficial ownership in a Trust divided into mortgage loan groups;

         o classes of certificates that evidence beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments; and

         o classes of certificates that evidence an interest in a pool organized as a REMIC.

In addition, PTE 83-1 applies only where the mortgage pool is limited to single-family residential property. PTE 83-1 defines "single-family residential property" as non-farm property comprising one to four dwelling units, and condominiums. Therefore, PTE 83-1 may not be available for classes of certificates representing a beneficial interest in a mortgage pool which includes: (1) multifamily loans; or (2) loans secured by shares issued by a cooperative housing association.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled loans and property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled loans or the principal balance of the largest covered pooled mortgage loan; (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         Some series or classes of certificates may be protected though a subordination of other classes of certificates, a subordination by shifting of interests, a Reserve Fund or other form of credit enhancement described in the related prospectus supplement. In the absence of a ruling that the system of insurance or other protection for a series or class of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In addition, subordination or another form of credit enhancement maintained for a series or class of certificates will not satisfy the first general condition referred to above unless it is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest mortgage loan. For the second general condition referred to above, the Trustee will not be affiliated with the Depositor. There can be no assurance that the third general condition will be satisfied for the certificates.

         One or more exemptions may be available, however, for transactions to which PTE 83-1 is not applicable, depending in part upon the type of Plan fiduciary making the decision to acquire a certificate and the circumstances under which the decision is made, including but not limited to:

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers";

         o PTCE 95-60, regarding investments by insurance company general accounts;

         o PTCE 91-38, regarding investments by bank collective investment funds;

         o PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

         o PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

However, even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all of the transactions involved.

Underwriter Exemption

         The certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the Department of Labor to specified underwriters (collectively referred to as the "Underwriter Exemption"). The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects. The related prospectus supplement will indicate whether the particular underwriter has been granted an Underwriter Exemption. The Underwriter Exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Plans of pass-through securities that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption

         The Underwriter Exemption will apply only if specified conditions are met. Among the conditions that must be satisfied for the Underwriter Exemption to apply to the acquisition of the certificates by a Plan are the following:

         o the acquisition of the certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

         o the sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the Master Servicer or the servicer represents not more than reasonable compensation for the Master Servicer's or the servicer's services as servicer under the related agreements and reimbursement of the Master Servicer's or the servicer's reasonable expenses in connection with these services;

         o the Trustee is a substantial financial institution and is not an "affiliate," as defined in the Underwriter Exemption, of any other member of a "restricted group," which consists of the underwriter, the Trustee, the seller, the Depositor, the Master Servicer or the servicer, any subservicer, the insurer, any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the certificates and any affiliate of these parties;

         o the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act;

         o  the trust satisfies the following requirements:

         o the corpus of the trust consists solely of assets of the type which have been included in other investment pools;

         o securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Plan's acquisition of the certificates; and

         o securities evidencing interests in these other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates; and

         o the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the Depositor in the event of its bankruptcy or insolvency, the pooling and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of the assets to the trust.

         Some transactions are not covered by the Underwriter Exemption or any other exemption. The Underwriter Exemption does not exempt the acquisition and holding of securities by Plans sponsored by the Depositor, the seller, the underwriters, the Trustee, the Master Servicer or the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other Plans only if, among other requirements:

         o a Plan's investment in the certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition;

         o immediately after the acquisition, no more than 25% of the assets of a Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

         o in the case of the acquisition of certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent from the restricted group.

         The Underwriter Exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects int eh prospectus provided to, investing Plans before the Plans purchase the certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the pooling and servicing agreement, which will be described in all material respects in this prospectus and the prospectus supplement.

         Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Underwriter Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of certificates in reliance on the Underwriter Exemption should consider the possibility that the rating of a certificate may change during the period that the certificates are held. If the rating were to decline below BBB-, the certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings were to decline below one of the four highest generic rating categories from Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the certificates with plan assets of a Plan, or (b) the Plan is an insurance company general account (within the meaning of PTCE 95-60) that meets the conditions set forth in Sections I and III of PTCE 95-60.

         Any Plan proposing to invest in certificates should consult with its counsel to confirm that the investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                        Federal Income Tax Consequences

General

         The Federal income tax consequences of an investment in a certificate of a series or a class of a series will vary depending on the characteristics of the certificate. The following is a general discussion of the anticipated material Federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. The discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder, including regulations promulgated under the real estate mortgage investment conduit ("REMIC") and original issue discount, called "OID" provisions of the Code, called the "REMIC Regulations" and the "OID Regulations," published rulings and court decisions, all as in effect and existing on the date of this prospectus and all of which are subject to change at any time, possibly on a retroactive basis, and to differing interpretations. The OID Regulations do not provide guidance on the computation of the accrual of OID under section 1272(a)(6) of the Code for regular interests in a REMIC.

         The following discussion applies only to those persons who are the original holders of the certificates and who hold certificates as capital assets, and does not address the tax consequences to taxpayers who are subject to special rules or aspects of Federal income taxation that may be relevant to a prospective investor based upon the investor's particular tax situation. For example, the discussion would not apply to:

         o  banks,

         o  insurance companies,

         o  tax-exempt organizations,

         o  electing large partnerships,

         o  dealers in securities or currencies

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         o  mutual funds,

         o  REITs,

         o  RICs,

         o  S corporations,

         o  estates and trusts,

         o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

         o holders whose "functional currency" is not the United States dollar.

This discussion generally does not address the state, local or foreign tax consequences of the purchase, ownership and disposition of the certificates. Investors should consult their tax advisors in determining the Federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder. The following discussion addresses securities of two general types: (1) certificates representing interests in a trust, or a portion of a trust, which the Master Servicer will covenant to elect to have treated as a REMIC under Code Sections 860A through 860G and (2) certificates representing interests in a trust for which an election to be treated as a REMIC will not be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election will be made for the related trust and, if the election is made for the trust, will designate the related series of certificates as either "regular interests" or "residual interests" in the REMIC. For purposes of this tax discussion, references to a "certificateholder" are references to the beneficial owner of a certificate.

REMIC

Classification of REMICs

         An election to be treated as a REMIC for federal income tax purposes may be made for a Trust relating to a series of certificates. An election will generally be made if the related Trust would not qualify as a grantor Trust under subpart E, Part I of Subchapter J of the Code. Upon issuance of each series of certificates for which an election to be treated as a REMIC is made, Mayer, Brown, Rowe & Maw or Thacher Proffitt & Wood, each as counsel to the Depositor, is of the opinion that, assuming (1) ongoing compliance with all provisions of the Pooling and Servicing Agreement which include requirements, among other things, that a REMIC election be made timely in the required form, the representations described in the Pooling and Servicing Agreement be true, and there be continued compliance with the applicable provisions of the Code, as it may be amended from time to time, and the applicable Treasury Regulations issued under the Code, and (2) the accuracy of information contained in other related documents, the Trust issuing a series of certificates, under current Federal income tax law, will qualify as a REMIC (and will not be treated as an association or publicly traded partnership taxable as a corporation) for Federal income tax purposes, and the certificates offered thereby will be considered to be "regular interests" ("Regular Certificates") or "residual interests" ("Residual Certificates") in a REMIC. This opinion will be filed prior to issuance of a series of certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K.



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



Qualification as a REMIC

         In order for the Trust to qualify as a REMIC, there must be ongoing compliance on the part of the Trust with requirements contained in the Code. First, the Trust must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the Trust, as of the close of the third calendar month beginning after the date of issuance of the certificates, called the "Startup Day," and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.

         A qualified mortgage is any obligation, including any participation or certificate of beneficial ownership in a qualified mortgage, that is principally secured by an interest in real property and, generally, that is (1) transferred to the Trust on the Startup Day, (2) purchased by the Trust within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (3) received by the REMIC within the three-month period in replacement of an obligation transferred to the REMIC on the Startup Day. Qualified mortgages also include a regular interest in another REMIC if the interest is transferred to the Trust on the start-up day in exchange for regular or residual interests in the Trust. An obligation is "principally secured by an interest in real property" if (1) the fair market value of the real property security is at least 80% of the principal amount of the related Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% of the real property security) or (2) substantially all the proceeds of the Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Loan. In rendering its opinion on the classification of the Trust as a REMIC, Mayer, Brown, Rowe & Maw or Thacher Proffitt & Wood, as applicable, will rely on the representations in the Pooling and Servicing Agreement and other documents regarding qualification of the Loans as "qualified mortgages."

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

         In addition to the requirements discussed above, the various interests in the Trust also must meet other requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one, and only one, class of residual interests,


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and all distributions on the residual interests are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments on the interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Trust must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

         The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust while there are any Regular Certificates outstanding. If a Trust for which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the Trust will not be treated as a REMIC for that year and thereafter. In that event, the Trust may be taxable as a separate corporation, and the related certificates would not be accorded the status or given the tax treatment described below. The Code provides that if (1) an entity ceases to be a REMIC, (2) the Secretary of the Treasury determines that the cessation was inadvertent, (3) no later than a reasonable time after the discovery of the event resulting in the cessation, steps are taken so that the entity is once more a REMIC, and (4) the entity, and each person holding an interest in the entity at any time during a period specified, agrees to make those adjustments as may be required by the Secretary of the Treasury for that period, then, notwithstanding a terminating event, the entity will be treated as continuing to be a REMIC or the cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. While the Code authorizes the Treasury Department to issue Treasury Regulations providing relief in the event of an inadvertent termination of the status as a REMIC, no Treasury Regulations of this type have been issued. Any relief, moreover, may be accompanied by sanctions, like the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied.

Characterization of Investments in Certificates

         In general, (1) subject to the satisfaction of either the applicable holding period or the bona fide business purpose requirement of Code Section 593(d)(1)(D), certificates owned by a "domestic building and loan association," a "mutual savings bank," or "any cooperative bank without capital stock organized and operated for mutual purposes and without profit" within the meaning of Code Section 593(a) will be treated as "qualifying real property loans" within the meaning of Code Section 593(d), in the same proportion that the assets of the pool underlying the certificates, called the "Assets" would be so treated; (2) certificates held by a domestic building and loan association will, under Code Section 7701(a)(19)(C)(xi), count toward satisfying the 60% asset test applicable to those institutions under Code Section 7701(a)(19)(C) in the same proportion that the Assets would be treated as falling within one of the classes enumerated in Code Section 7701(a)(19)(C)(i) - (x), including without limitation "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and (3) certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the REMIC certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets would be so treated. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments at all times during the calendar year, the certificates will qualify for the corresponding status in their entirety for that calendar year. Certificates held by some financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

         Certificateholders should be aware that (1) certificates held by a real estate investment trust will not constitute "government securities" within the meaning of Code Section 856(c)(5)(A) and (2) certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i).

Taxation of Owners of Regular Certificates

         For Federal income tax purposes, a Regular Certificate will be treated as a debt instrument issued by the REMIC and not as an ownership interest in the REMIC or the assets of the REMIC. The amounts includible in the income of a holder of a Regular certificate (a "Regular Certificateholder") will be determined under the accrual method.

         Original Issue Discount. The Regular Certificates may be issued with OID within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates issued with OID will be required to include the OID in gross income for Federal income tax purposes as it is deemed to accrue, in advance of the receipt of the cash attributable to that income.

         Rules governing OID are set forth generally in Code Sections 1272, 1273 and 1275, and the OID Regulations. Code Section 1272(a)(6) provides special OID rules that apply to regular interests in a REMIC, like Regular Certificates. However, as discussed above, no Treasury Regulations have as yet been proposed or adopted regarding the computation of the accrual of OID under Code Section 1272(a)(6). Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

         Under the Code, the total amount of OID on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." Except as discussed in the following paragraph, in general, the issue price of a Regular Certificate offered hereunder will be determined by the first price at which a substantial amount of the certificates is sold for money, other than to bond houses or brokers. The stated redemption price at maturity of a Regular Certificate will be the sum of all payments to be made on the Regular Certificate other than

"qualified stated interest payments." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Qualified stated interest also includes stated interest on "variable rate debt instruments" if the interest is unconditionally payable at least annually. The requirements for qualification of a debt instrument bearing a rate of interest other than a fixed rate as a "variable rate debt instrument" and for qualification of stated interest on a variable rate debt instrument as "qualified stated interest" are complex, and no assurance can be given that all stated interest on Regular Certificates will constitute qualified stated interest. For a general discussion of the treatment of variable rate interest, see "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates--Variable Rate Certificates," below. Generally, the stated redemption price at maturity of a Regular Certificate will be its initial certificate balance. Under the OID Regulations, if any portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date of the Regular Certificates, and if the pre-issuance accrued interest will be paid on the first payment date within one year of the issue date, the issue price of the Regular Certificate may be computed by subtracting from the issue price, as otherwise determined, any pre-issuance accrued interest. If the issue price is so computed, the actual payment of any pre-issuance accrued interest will be treated as a return of the excluded pre-issuance accrued interest, rather than as an amount payable on the debt instrument.

         Under a de minimis rule in the Code, as interpreted in the OID Regulations, OID on a Regular Certificate will be considered to be zero, and all stated interest will be treated as qualified stated interest includible under the accrual method of accounting, if the OID is less than 0.25% of the stated redemption price at maturity of the Regular Certificates multiplied by the weighted average life of the Regular Certificates. However, under the OID Regulations, the holder of a Regular Certificate that has de minimis OID would be required to include any de minimis OID in income as principal payments are made in proportion to the ratio that each principal payment bears to the stated principal amount of the Regular Certificates. For this purpose, the weighted average life of the Regular Certificates is computed as the sum of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) until each payment included in the stated redemption price at maturity is expected to be made by (2) a fraction, the numerator of which is the amount of the payment and the denominator of which is the total amount of payments included in the stated redemption price at maturity of the Regular Certificates. The Internal Revenue Service may take the position that this rule should be applied taking into account the Prepayment Assumption (described below) and the effect of any anticipated investment income.

         For purposes of computing the accrual of OID on the Regular Certificates issued by a REMIC, Code Section 1272(a)(6) requires that a reasonable assumed prepayment rate, called the "Prepayment Assumption", be used for Loans held by a REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. Code Section 1272(a)(6) provides that the Prepayment Assumption is to be determined in the manner prescribed in Treasury Regulations. As noted above, those Treasury Regulations have not been issued. The Conference Committee Report discussing Code Section 1272(a)(6) , called the "Committee Report," indicates that the Treasury Regulations will provide that the Prepayment Assumption used in determining the amount and rate of accrual of discount on a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificates. The Prepayment Assumption used by the Master Servicer in reporting OID for each series will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Regular Certificates.

         OID is accrued by a Regular Certificateholder by including in its gross income the sum of the "daily portions" of OID, if any, on its Regular Certificate for each day during its taxable year on which it held the Regular Certificates. In general, in the case of an original holder of a Regular Certificate, the daily portions of OID will be determined based on the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate in future periods and (B) the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The excess will then be allocated ratably to each day during the period to determine the daily portion of OID for that day. Although the OID Regulations allow certificateholders to use interest accrual periods of any length as long as each Distribution Date falls on either the first day or final day of an accrual period, a Trust for which a REMIC election is made will report original issue discount to certificateholders based on the assumption that each accrual period ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the Closing Date. The present value of the remaining distributions will be calculated (1) assuming that distributions on the Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Regular Certificate and (3) taking into account events, including actual prepayments, that have occurred before the close of the accrual period. The original yield to maturity of the Regular Certificate will be calculated based on its issue price and the assumption that distributions on the Regular Certificate will be made in all periods as if the Loans prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of the daily portions on the Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity.

         A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost less than its remaining stated redemption price at maturity will also be required to include in gross income the daily portions of any OID on the Regular Certificate. However, if the cost of the Regular Certificate to the subsequent purchaser is in excess of its "adjusted issue price," each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate OID remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals the issue price, increased by the amount of OID previously includible in the gross income of any holder, and decreased by the amount of any payment previously made other than a payment of qualified stated interest.

         Variable Rate Certificates. A Regular Certificate may provide for payments of interest based on a variable interest rate formula, and may provide for minimum or maximum rates or other adjustments. For a general discussion of the treatment of variable rate interest, see "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates --Variable Rate Certificates."

         Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with OID, less than its "revised issued price," which generally has the same meaning as "adjusted issue price," as defined above, will recognize market discount income upon receipt of each principal distribution. See "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates-- If Stripped Bond Rules Do Not Apply" and "--Premium and Market Discount" below, for a general discussion of market discount. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount. The market discount rules will not be applicable to a Regular Certificate so long as it is held by its initial purchaser.

         Premium. A Regular Certificateholder that purchased its Regular Certificate at a premium may elect under Code Section 171 to amortize that premium under a constant yield method over the life of the certificate as an offset to interest income, rather than as a separate deduction item. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount on Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Code Section 171. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. See "Constant Yield Election" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Constant Yield Election

         The OID Regulations permit certificateholders to elect to include all interest that accrues on a debt instrument by using a constant yield method. For this purpose, "interest" includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. This election would, in some cases, simplify the calculation of interest income for certificateholders to whom it is available. However, if the holder makes the election for a debt instrument with amortizable bond premium or market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is irrevocable except with approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Effects of Defaults and Delinquencies

         Some series of certificates may contain one or more classes of Subordinate certificates, and if there are defaults or delinquencies on the Loans, amounts that would otherwise be distributed on the Subordinate certificates may instead be distributed on the Senior certificates. Holders of Subordinate certificates nevertheless will be required to report income on these certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate certificates attributable to defaults and delinquencies on the Loans, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate certificate in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the Subordinate certificate is reduced as a result of defaults and delinquencies on the Loans. However, the timing and character of losses or reductions in income are uncertain, and, accordingly, holders of Subordinate certificates should consult their own tax advisors on this point.

Taxation of Owners of Residual Certificates

         Daily Portions. A Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitation described in "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that the Residual Certificateholder owned the Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter and then by allocating the amount so allocated among the Residual Certificateholders in accordance with their percentage of ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any Residual Certificateholder by virtue of the rules described in this paragraph will be treated as ordinary income or loss. Each Residual Certificateholder should be aware that taxable income on its Residual Certificate may exceed cash distributions attributable to that income in any taxable year.

         Taxable Income of the REMIC. The taxable income of the REMIC will reflect a netting of (1) the income from the Loans and other assets of the REMIC and (2) the deductions allowed to the REMIC for interest, including OID, on the Regular Certificates, and any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, and, except as described below, for servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the pool level to these expenses. See "--Pass-Through of Miscellaneous Itemized Deductions" below.

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with some modifications. The first modification is that a deduction will be allowed for accruals of interest, including original issue discount, on the "regular interests" in the REMIC. If a Regular Certificate is issued at a price in excess of its aggregate principal amount, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificate will be reduced by an amount equal to the portion of the excess that is considered to be amortized or prepaid in that year. Although the matter is not entirely certain, it is likely that any excess would be amortized under a constant yield method in a manner analogous to the method for accruing OID described under "Taxation of Owners of Regular Certificates--Original Issue Discount" above.

         The second modification relates to the accrual of income on a Loan deemed to have been acquired with market discount or premium. Any market discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the Regular Certificates. If the REMIC elects under Code Section 171 to amortize any premium on the Loans, the premium may be amortized under a constant yield method. See "--Taxation of Owners of Regular Certificates-- Market Discount" and "--Premium" above.

         The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Prohibited Transactions and other REMIC--Level Taxes," below) will be taken into account.

         The fourth modification is that the REMIC generally may not deduct any item that would be disallowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2).

         The fifth modification is that the amount of the net income from "foreclosure property", if any, must be reduced by the amount of tax imposed under Code Section 860G(c) on "foreclosure property."

         The REMIC will have an initial aggregate basis in its assets equal to the aggregate issue price of the "regular interests" and "residual interests" in the REMIC. The aggregate basis will be allocated among the individual Loans and other assets of the REMIC in proportion to their respective fair market values. Accordingly, the Master Servicer will be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC. Generally for any certificate offered by this prospectus, its fair market value will be its issue price as determined in the manner described above under "Taxation of Owners of Regular Certificates--Original Issue Discount."

         Basis Rules and Distributions. Any distribution by a REMIC to a Residual Certificate holder will not be included in the gross income of the Residual Certificateholder to the extent it does not exceed the adjusted basis of the Residual Certificateholder's interest in a Residual Certificate. The distribution will reduce the adjusted basis of the interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the Residual Certificate, it will be treated as gain from the sale of the Residual Certificate. See "--Sales of Certificates," below. The adjusted basis of a Residual Certificate is equal to the amount paid for that Residual Certificate, increased by amounts included in the income of the Residual Certificateholder (see "--Taxation of Owners of Residual Certificates--Daily Portions," above) and decreased by distributions and by net losses taken into account for the interest.

         A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the Residual Certificateholder's adjusted basis in its Residual Certificate as of the close of the calendar quarter, determined without regard to any net loss. Any loss allowed will reduce the adjusted basis of the interest, but not below zero. Any loss disallowed because of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate. The effect of these basis and distribution rules is that a Residual Certificateholder may not amortize its basis in a Residual Certificate, but may only recover its basis through distributions, and through the deduction of any net losses of the REMIC or upon the sale of its Residual Certificate. See "--Sales of Certificates" below.

         Excess Inclusions. Any "excess inclusion" for a Residual Certificate is subject to special tax rules. For a Residual Certificateholder, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the "daily accruals" for each day during the quarter that the Residual Certificate was held by the Residual Certificateholder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable Federal rate," generally, an average of current yields on Treasury securities of comparable maturity, in effect at the time of issuance of the Residual Certificate. For this purpose, the adjusted issue price of a Residual Certificate offered by this prospectus, if any, as of the beginning of any calendar quarter is the issue price of the Residual Certificate (see "--Taxable Income of the REMIC" above) increased by the amount of daily portions of income for all prior quarters and decreased, but not below zero, by any distributions made on the Residual Certificate and any net losses taken into account on the Residual Certificates before the beginning of that quarter.

         As an exception to the general rules described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the aggregate Residual Certificates in the REMIC did not have "significant value." The REMIC Regulations do not provide for this type of an exception.

         For Residual Certificateholders, other than thrift institutions described in Code Section 593, an excess inclusion cannot be offset by losses from other sources. For Residual Certificateholders that are subject to tax on unrelated business taxable income, as defined in Code Section 511, an excess inclusion is treated as unrelated business taxable income. For Residual Certificateholders that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, an excess inclusion will be subject to this tax and no tax treaty rate reduction or exemption may be claimed for this tax. See "--Foreign Investors" below.

         If a thrift institution described in Code Section 593 holds a Residual Certificate that has "significant value," the thrift institution may offset its losses against its excess inclusion income. In general, a Residual Certificate has significant value if (1) the aggregate of the issue prices of the Residual Certificates in the REMIC is at least equal to 2 percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC, and (2) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the anticipated weighted average life of the REMIC. However, a net operating loss of any other member of an affiliated group of which the thrift institution is a member may not be used to offset an excess inclusion attributable to the thrift institution. In addition, a thrift institution may not offset its losses against an excess inclusion attributable to a Residual Certificate held by any other member of an affiliated group of which the thrift institution is a member.

         In the case of any Residual Certificate held by a real estate investment trust, the aggregate excess inclusions for the Residual Certificate, reduced, but not below zero, by the real estate investment trust's taxable income, within the meaning of Code Section 857(b)(2), excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by those shareholders from the trust, and any amount so allocated will be treated as an excess inclusion for the Residual Certificate as if held directly by those shareholders.

Pass-Through of Miscellaneous Itemized Deductions

         Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single class REMIC is defined as (1) a REMIC that is substantially similar to an investment trust under Treasury regulations but for its qualification as a REMIC, or (2) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. A pass-through interest holder would be required to add its allocable share, if any, of the expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for the expenses only as a miscellaneous itemized deduction subject to the limitations under Code Section 67, which allows these deductions only to the extent that in the aggregate the expenses exceed two percent of the holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Regular Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS each holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and other pass-through entities including regulated investment companies, but does not include real estate investment trusts.

Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

         In addition, in a REMIC that is not considered to be a "single-class REMIC" as well as a REMIC that is considered to be a "single-class REMIC," all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." This type of holder would be required to add its allocable share, if any, of the expenses to its gross income and to treat the same amount as an item of investment expense and an individual Residual Certificateholder would be subject to the same limitations and adjustments as described above for Regular Certificateholders.

Sales of Certificates

         If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the certificateholder, increased by income reported by the certificateholder on the Regular Certificate and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a Residual Certificate will be determined as described under "Taxation of Owners of Residual Certificates--Basis Rules and Distributions," above. Except as provided in the following two paragraphs, any gain or loss will be capital gain or loss, provided the certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for these taxpayers is 20% for capital assets held for more than 12 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income on the Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale.

         Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires a Residual Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to the Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other REMIC-Level Taxes

         A REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means (1) the disposition of a Loan other than pursuant to specified exceptions, (2) the receipt of investment income from a source other than a Loan or other permitted investments, (3) the receipt of compensation for services, or
(4) gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the certificates. It is not anticipated that a Trust that makes an election to be taxed as a REMIC will engage in any prohibited transactions. In addition, under the Code, a REMIC generally will be taxed at a 100% rate on any contribution made to the REMIC after the Start-Up Date unless the contribution is a cash contribution that (1) takes place within the three- month period beginning on the closing date, (2) is made to facilitate a clean-up call or a qualified liquidation, (3) is a payment in the nature of a guarantee, or (4) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund. The structure and operation of a Trust that makes an election to be taxed as a REMIC will be designed to avoid the imposition of the 100% tax on contributions.

         To the extent that a REMIC derives specific types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on that income at the highest corporate income tax rate. It is not anticipated that a Trust that makes an election to be taxed as a REMIC will receive significant amounts of this income.

Tax on Transfers of Residual Certificates to Certain Organizations

         If a Residual Certificate is transferred to a "disqualified organization", as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, generally equal to the product of (1) the present value of the total anticipated excess inclusions for the Residual Certificate for periods after the transfer, determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue at the applicable Federal rate based on the date on which the transfer occurs to the date the disqualified organization acquires the residual interest, and (2) the highest marginal federal income tax rate applicable to corporations. This tax would generally be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnished to the transferor an affidavit stating the transferee's social security number and that the transferee is not a disqualified organization, and as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and that information needed for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of the Residual Certificate and other provisions that are intended to meet these requirements are contained in the Pooling and Servicing Agreement. Certificateholders should consult their advisors regarding the potential impact on them of these restrictions.

         For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Code Section 168(h)(2)(D), (2) any organization, other than a cooperative described in Code
Section 521, which is exempt from tax unless the organization is subject to the tax imposed by Code Section 511 or (3) any organization described in Code
Section 1381(a)(2)(C).

         In addition, if a "pass-through entity", as defined below, includes in income excess inclusions on a Residual Certificate, and a disqualified organization is the record holder of an interest in a pass- through entity, then a tax will be imposed on the pass-through entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass- through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of the interest furnishes to the pass-through entity an affidavit that the record holder is not a disqualified organization and, during that period, the pass-through entity does not have actual knowledge that the affidavit is false. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Code Section 860E(e)(6).

Disregard of Some Types of Transfers

         The REMIC Regulations provide that the transfer of a "non-economic residual interest" to a United States Person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a non- economic residual interest unless, at the time the interest is transferred, (1) the present value of the expected future distributions on the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under a safe harbor, a transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected tax savings to be derived on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interests on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002.

         A transfer of a Residual Certificate to a foreign person will be disregarded if the Residual Certificate has tax avoidance potential. A Residual Certificate will have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least 30 percent of the excess inclusion at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Under the REMIC Regulations a safe harbor is provided under which a transferor is treated as having a reasonable expectation if the 30 percent test would be satisfied were the mortgages held by a REMIC to prepay at each rate within a range of rates from 50 percent to 200 percent of the rate assumed under Code Section 1272(a)(6) on the qualified mortgages, or the rate that would have been assumed had the mortgages been issued with OID. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income that otherwise would be derived by the transferee from the REMIC.

         A prospective investor in the Class R certificate is urged to consult its own tax advisor concerning possible compliance with either of such safe harbors. If a transfer of a residual interest is disregarded, the putative transferor would continue to be liable for any Federal income tax imposed with respect to the REMIC taxable income generated on the residual interest.

Termination

         A REMIC will terminate shortly following receipt by the REMIC of the final payment on the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on that certificate is less than the Residual Certificateholder's adjusted basis in the Residual Certificate, the Residual Certificateholder should be allowed a loss equal to the amount of the difference.

Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the Residual Certificateholder holding the greatest percentage interest in the Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" on the REMIC.

         As the tax matters person, the Master Servicer will, subject to specific notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders will generally be required to report the REMIC items consistent with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the Internal Revenue Service concerning any REMIC item. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury Regulations, with the name and address of that person and other information.

         Reporting of interest income, including any OID, on Regular Certificates is required annually, and may be required more frequently under Treasury Regulations. This requirement extends to some types of holders of Regular Certificates who are generally exempt from information reporting on debt instruments. The REMIC also must comply with rules requiring a Regular Certificate issued with OID to disclose on its face the amount of OID and the issue date and requiring this information to be reported to the Internal Revenue Service.

         Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the OID rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued on the certificates. As long as the only "certificateholder" of record is CEDE & Co., as nominee for DTC, certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants of DTC rather than from the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and other persons to complete their reports.)

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the certificateholder's purchase price which the REMIC may not have, it appears that only information pertaining to the appropriate proportionate method of accruing market discount should be required to be reported.

Backup Withholding

         Payments of interest and principal, as well as payments of proceeds from the sale of certificates, may be subject to "backup withholding" under Code
Section 3406 if recipients of these payments fail to furnish to the payor necessary information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from backup withholding. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's Federal income tax. Furthermore, penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information to the payor but that does not do so in the proper manner.

 Foreign Investors

         A Regular Certificateholder that is not a "United States Person", as defined below, and is not subject to Federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate may be eligible for an exception to United States Federal income or withholding tax on a distribution on a Regular Certificate, provided that the certificateholder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder, and provided that the certificateholder is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C). The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. While the matter is not free from doubt, the foregoing tax exemption may not apply to a Regular Certificate held by a Residual Certificateholder, or by a certificateholder that owns directly or indirectly a 10% or greater interest in, or is a "controlled foreign corporation" as defined under the Code related to, a Residual Certificateholder. If the certificateholder does not qualify for exemption, distributions of interest, including distributions of accrued OID, to the certificateholder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust whose income is subject to United States Federal income taxation regardless of its source.

         Unless otherwise stated in the related prospectus supplement, Residual Certificateholders that are not United States Persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax, or a lesser rate as may be provided under any applicable tax treaty. In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. (See "--Taxation of Owners of Residual Certificates--Excess Inclusions" above.)

Purchase of Both Regular and Residual Certificates

         Any certificateholder holding a "regular interest" in the REMIC and persons related to these certificateholders should not acquire any interest identified as a "residual interest" in the REMIC and any certificateholders holding a "residual interest" in the REMIC and persons related to these certificateholders should not acquire any interest identified as a "regular interest" in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

Trusts with Negatively Amortizing ARMs

         In the event that a Trust contains Negatively Amortizing ARMs, the discussion of the federal income tax implications of the Negatively Amortizing ARMS to a holder of an interest in the Trust, including the treatment of Deferred Interest, will be contained in the related prospectus supplement.

Investment in Certificates Not Representing Interests in a REMIC

Classification of Trust and Characterization of Investment in Certificates

         For purposes of the following discussion, certificates of a series evidencing undivided ownership interests in a notional amount of principal of each Loan in a related Trust together with interest thereon are referred to as "P&I Certificates." Certificates of a series evidencing an undivided ownership interest in a portion of the interest payable on a Notional Amount of the Loans in the related Trust are referred to as "IO Certificates."

         Upon issuance of each series of certificates, unless a REMIC election is made for that series, Mayer, Brown, Rowe & Maw and Thacher Proffitt & Wood, each as counsel to the Depositor, are of the opinion that the related Trust will be treated as a grantor trust under subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. The opinion will be filed prior to issuance of any series of certificates to which a REMIC election is not made, as an exhibit to a post-effective amendment or in a Current Report on Form 8-K. Moreover, each certificateholder of a series will be treated as the owner of the undivided interest specified in its certificate in each of the Loans in the related Trust for each series. Accordingly, in the case of P&I Certificates, counsel to the Depositor will deliver its opinion that, to the extent that the Trust holds assets described in the Code sections set forth below, (1) subject to the satisfaction of either the applicable holding period or the bona fide business requirement of Code Section 593(d)(1)(D), P&I Certificates owned by a "domestic building and loan association," a "mutual savings bank," or "any cooperative bank without capital stock organized and operated for mutual purposes and without profit" within the meaning of Code
Section 593(a) will represent an interest in "qualifying real property loans" within the meaning of Code Section 593(d); (2) P&I Certificates owned by a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (3) P&I Certificates owned by a real estate investment trust will represent "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6)(B) and interest in respect of P&I Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); and
(4) P&I Certificates owned by a REMIC will represent an interest in "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3). It is unclear, however, to what extent, if any, an IO Certificate will be considered to represent these interests. Prospective purchasers should consult their tax advisors regarding whether an IO Certificate will be characterized as representing these assets and whether the income from the IO Certificate will be characterized as derived from these assets.

Taxation of Owners of P&I Certificates

         Treatment as Stripped Bonds. The rate at which a certificateholder will be required to recognize income on its certificate may be affected by a separation of the right to receive a portion of the interest on each Loan in the Trust from the right to receive a portion of the principal. This type of separation will occur on each Loan having a Trust issuing IO Certificates. It also will occur if the amount of the Administration Fee exceeds reasonable compensation so that the Master Servicer is treated as the owner of a portion of the interest payments on the Loans. There are no authoritative guidelines for Federal income tax purposes regarding the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions. However, the Service has issued guidance establishing an elective "safe harbor" for determining the extent to which amounts that a taxpayer is entitled to receive under mortgage servicing contracts represent reasonable compensation. If the safe harbor is potentially applicable in a particular situation, the mortgage servicer will disclose in the prospectus supplement relating to each series of certificates whether it will elect to limit its compensation to an amount that will qualify as reasonable compensation under the safe harbor. A separation also may occur upon the issuance of a certificate that represents an interest in principal payments to be made on Loans together with interest payable on the certificate at a rate in excess of the rate at which interest is payable on the Loans. These certificateholders may be treated as having purchased two separate instruments: first, a P&I Certificate representing their undivided interests in payments of principal on the Loans together with interest payments at a rate at or below the rate at which interest is payable on the Loans; and, second, an IO Certificate representing their undivided interests in the remainder of the payments of interest to be made on the Loans to which their certificate entitles them.

         Each certificateholder will be subject to the "stripped debt" rules of Code Section 1286. As a result, the market discount rules generally would not be applicable to the initial certificateholders. However, the Service has recently provided guidance under which some Loans that are stripped bonds may be treated as market discount bonds governed by Code Section 1278. This treatment is available only if the amount of the OID on the stripped bond is determined to be de minimis (see "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount") or the annual stated rate of interest payable on the stripped bond is no more than 100 basis points lower than the annual stated rate of interest payable on the original bond from which it, and any other stripped bonds or coupons, were stripped. If these requirements are met, and if the stripped bond has market discount (see "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Market Discount"), the certificateholder may include the market discount as principal is repaid or upon disposition of the certificate at a gain or may elect to include this income currently on the basis of either ratable accrual or a constant instant rate method. If the market discount rules do not apply, each certificateholder in this type of Trust, whether a cash or accrual method taxpayer, will be required to report the income, including interest that is added to principal as Deferred Interest resulting from negative amortization, that is deemed to accrue for each day on the certificate under a constant yield to maturity method, in accordance with the OID rules of the Code.

         In general, the amount of this income that accrues for each day would equal the product of the certificateholder's adjusted issue price of the P&I Certificate at the beginning of an accrual period and the yield of the P&I Certificate to that holder allocated ratably to each day in the accrual period. See "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount" above. The yield would be computed as the rate, assuming monthly compounding, that, if used to discount the certificateholder's share of future payments on the Loans, would cause the present value of those future payments to equal the price at which the certificateholder purchased that certificate. In computing accrued income under the stripped debt rules, a certificateholder's share of future payments on the Loans will not include any payments made on any ownership

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interest in the Loans retained by the Depositor or its affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) and the OID Regulations to instruments like the P&I Certificates. Among other things, it is unclear whether provisions of the Tax Reform Act of 1986 (the "1986 Act") requiring use of a prepayment assumption in accruing OID would be applicable to the P&I Certificates in the absence of Treasury Regulations or whether use of a prepayment assumption may be permitted without reliance on these rules. It also is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. Certificateholders are advised to consult their tax advisors concerning whether a prepayment assumption should be used in reporting OID on P&I Certificates.

         In the case of a P&I Certificate acquired at a price approximately equal to the principal amount of the Loans allocable to the certificate, the use or non-use of a reasonable prepayment assumption would not cause the income required to be reported under the stripped debt rules to differ materially from the income the certificateholder would be required to report under an accrual method of accounting if the stripped debt rules did not apply. In the case, however, of a P&I Certificate acquired at a discount from, or premium over, the principal amount, the use of a reasonable prepayment assumption would increase or decrease the yield used in calculating accruals of income, and thus accelerate or decelerate, respectively, the reporting of income.

         If no prepayment assumption is used, then when a Loan prepays in full, the holder of a P&I Certificate acquired at a discount generally will recognize ordinary income equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to that certificate and the portion of the adjusted basis of that certificate that is allocable to the certificateholder's interests in the Loan. If a prepayment assumption is used, it appears that no income or loss should be recognized upon a prepayment unless prepayments have occurred at a rate different than the assumed prepayment rate.

         Variable Rate Certificates. Although the OID Regulations are subject to a different interpretation, in the absence of substantial legal authority to the contrary the Master Servicer intends to treat Loans subject to the stripped debt rules and bearing a variable rate of interest as subject to the provisions of the OID Regulations governing variable rate debt instruments. In computing the accrual or OID, the Master Servicer may be required to use the methods described in Code Section 1272(a)(6). For the application of Code Section 1272(a)(6) to the accrual of OID, see generally "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount" above. Under the OID Regulations, interest payments on a variable rate debt instrument may be characterized as qualified stated interest includible in income when accrued, OID includible in income when accrued under the OID rules, or contingent interest payments generally includible in income in the taxable year in which the payments become fixed. Although the OID Regulations generally permit a variety of interest rate adjustment mechanisms to produce "qualified stated interest" (e.g., one or more "qualified floating rates," "qualified inverse floating rates," or "objective rates") where each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate, the use of these formulas may in some cases produce accelerated or deferred interest which must be accrued under a constant yield method, which could require accrual in advance of the receipt of a corresponding payment of cash. Moreover, prospective purchasers of P&I Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate instruments may not apply to the particular rate adjustment mechanisms for the Loans or Mortgage Certificates. If variable rate P&I Certificates are not governed by the provisions applicable to variable rate debt instruments, the OID Regulations provide that the certificates would be subject to the provisions applicable to instruments having contingent payments. See "--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules" below. The application of those provisions to instruments like the P&I Certificates is subject to differing interpretations. Prospective purchasers of variable rate P&I Certificates are advised to consult their tax advisors concerning the tax treatment of these certificates.

         If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a P&I Certificate, the certificateholder will be required to report its pro rata share of the interest income on the Loans in accordance with the certificateholder's normal method of accounting. However, if the rules relating to market discount, OID, or premium are applicable, the amount includible in income on account of a P&I Certificate may differ significantly from the amount payable thereon from payments of interest on the Loans.

         The OID rules will apply to a P&I Certificate to the extent it evidences an interest in Loans or Mortgage Certificates issued with OID. Under the OID Regulations a Loan would have OID if the points charged at origination, or other loan discount, exceeded a specified de minimis amount, generally, the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times the weighted average maturity. The OID Regulations also treat some types of variable rate Loans as having OID if the loans have an initial rate of interest that differs from that determined by the formula for setting the interest rate during the remainder of the loans or if the loans use an index that does not vary in a manner approved in the OID Regulations. For a general discussion of the treatment of variable rate interest, see "--Taxation of Owners of P&I Certificates--Variable Rate Certificates" above. Generally, OID would be accrued on the basis of a constant yield to maturity. However, the application of the original issue discount rules to the Loans is unclear in all cases. See "--Treatment as Stripped Bonds," above.

         Premium and Market Discount. Determination of adjustments to a certificateholder's income based on premium or market discount on a certificate requires that the purchase price of the certificate be allocated among the Loans constituting the Trust. Generally, this allocation will provide a tax basis for the certificateholder's undivided interest in each Loan and will be made on the basis of the relative fair market values of the certificateholder's undivided interest in the Loans.

         A certificateholder that acquires an interest in a Loan at a premium may elect under Code Section 171 to amortize the premium under a constant yield to maturity method over the life of the Loan. Certificateholders should consult their tax advisors concerning whether a prepayment assumption should be used in calculating yield and concerning possible alternative methods for amortizing premium.

         An investor also should be aware that the Internal Revenue Service may take the position that the method described below for accruing income under the current proposed Treasury Regulations applicable to debt instruments providing for contingent payments applies to a P&I Certificate purchased at a premium because all or a portion of its issue price, called the "Contingent Principal", may not be recovered if the related Loans were prepaid. See "--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules" below. The method of accruing income under the contingent payment rules may be more likely to be applied if the difference between the issue price of the certificate and the amount of Contingent Principal is substantial.

         If the portion of a P&I Certificate's purchase price allocable to a Loan in the Trust is less than the certificateholder's undivided interest in the Loan's "revised issue price" (the sum of the issue price and the previously accrued OID reduced by the sum of all prior payments of the stated redemption price at maturity), the excess is "market discount." A certificateholder that acquires an interest in a Loan with market discount generally will be required under Code Section 1276 to include accrued and previously unrecognized market discount in income as ordinary income to the extent of payments of the stated redemption price at maturity received on the Loan at the time that each payment is received. In addition, on a sale or other disposition of the P&I Certificate, a certificateholder will be required to include as ordinary income any gain to the extent of accrued and previously unrecognized market discount. Pending the issuance of Treasury Regulations, market discount may be treated as accruing either (1) under a constant yield to maturity method, (2) in proportion to the OID accruing on a Loan, or (3) in proportion to the stated interest in the absence of OID. Alternatively, a certificateholder may elect to include accrued market discount in income currently on all market discount obligations acquired by the certificateholder during the taxable year in which an election is made and thereafter. A certificateholder should be aware that Code Section 1277 may limit the deductibility of interest paid or accrued to purchase or carry a Loan that is acquired at a market discount unless the election is made to include accrued market discount in income currently. Certificateholders should consult their tax advisors as to the application of this rule and the advisability of making any elections under the market discount rules in their particular circumstances.

Taxation of Owners of IO Certificates

         Because the "stripped debt" rules of Code Section 1286 will apply to the IO Certificates, income on the IO Certificates must be accrued under the OID provisions of the Code. The regulations that have been issued to date under Code Section 1286 do not address the treatment of stripped coupons, and it is uncertain how the section will be applied to securities like the IO Certificates. The OID Regulations do not include rules relating specifically to "stripped coupons," although they provide guidance as to how the OID sections of the Code will generally be applied. The discussion below assumes that a holder of an IO Certificate will not own any P&I Certificates. Holders of IO Certificates should consult their tax advisors concerning the method to be used in reporting income or loss on the IO Certificates.

         Under the stripped coupon rules, it appears that OID will be required to be accrued for each day on the IO Certificates based on a constant yield to maturity method. See "--Taxation of Owners of P&I Certificates--Treatment as Stripped Bonds," above. It is unclear in the absence of Treasury Regulations whether a reasonable prepayment assumption is required or permitted to be applied to calculate the yield to maturity under a provision of the 1986 Act. The accrual of income on the IO Certificates will be significantly slower if a reasonable prepayment assumption is permitted to be made than if yield is computed assuming no prepayments.

         Possible Application of Proposed Contingent Payment Rules. Under the OID Regulations, debt instruments providing for contingent payments are subject to different rules than debt instruments providing for non-contingent payments. To the extent that all or a portion of the issue price, or the Contingent Principal, of the IO Certificates would not be recovered if the related Loans were prepaid, the IO Certificates could be considered to be debt instruments providing for contingent payments within the meaning of the current Treasury Regulations dealing with debt instruments that provide for contingent payments.

         Treasury Regulations concerning the treatment of debt instruments providing for one or more contingent payments became effective on June 14, 1996, called the "Contingent Payment Regulations", for debt instruments issued on or after August 13, 1996. Although the assets may include debt instruments issued before August 13, 1996, and thus not technically subject to the Contingent Payment Regulations, the issuer expects to treat any contingent payments on both sets of instruments in accordance with the Contingent Payment Regulations.

         The Contingent Payment Regulations establish a "noncontingent bond method" for the treatment of debt instruments providing for contingent payments that are issued for money or other publicly traded property. Under this method, the holder of a contingent payment debt instrument will generally be required to accrue interest on the debt instrument on the basis of a projected schedule of the contingent and noncontingent payments to be made on the debt instrument prepared by the issuer. These interest accruals will be required to be calculated on an economic accrual basis applying rules similar to those applicable to noncontingent debt instruments issued with OID treating none of the payments on the debt instrument as "qualified stated interest." In formulating the projected payment schedule, the issuer will be required to take into account the noncontingent payments provided by the debt instrument, any readily available forward price quotes for property rights that are substantially similar to the right to any contingent payments on the debt instrument and any readily available spot price quotes for an option or combination of options that are substantially similar to the right to any contingent payments on the debt instrument. If the debt instrument contains contingent payments for which forward or spot quotes are not readily available, the payment schedule will be required to result in a reasonable yield for the debt instrument that reflects any quotable contingent payments and the relative expected values of any nonquotable contingent payments.

         If the amount of a contingent payment varies from its projected amount, the holder will generally be required to include the variance as a positive or negative adjustment to income in the year in which the payment is made. Positive adjustments will be treated as ordinary interest income while negative adjustments will result in ordinary loss. The amount of the ordinary loss allowable for the year will be limited to the excess of the total interest accrued to date on the debt instrument over the total amount of any negative adjustments included as ordinary loss in previous years.

         The Contingent Payment Regulations generally treat any gain on sale of a contingent payment debt instrument as ordinary interest income. Loss realized on sale of a contingent payment debt instrument is treated as ordinary loss to the extent of the excess of the total interest accrued on the debt instrument to the date of sale over the total amount of any negative adjustments previously included in income. Any remaining loss is treated as capital loss.

         Under these provisions, each holder of an IO Certificate which has Contingent Principal will generally be required to accrue interest under the "noncontingent bond method." Although the issuer intends to provide to holders a projected schedule under the "noncontingent bond method," holders should consult their own tax advisers regarding the application of the Contingent Payment Regulations.

Administration Fee, Voluntary Advances and Subordinated Amount

         The income received on a certificate generally includes amounts not paid to the certificate holder because they are used to pay the Administration Fee. Subject to limitations on the deductibility by individual certificateholders of some categories of expenses under Code Section 67 and the reduction of some deductible expenses for individual certificateholders under Code Section 68 (see "--Qualification as a REMIC--Pass-Through of Miscellaneous Itemized Deductions" above), each certificateholder may deduct its allocable share of the Administration Fee paid to or retained by the Master Servicer, to the extent the fee constitutes reasonable compensation for the services rendered by the Master Servicer, at the times and in the manner as it would have been deducted under the certificateholder's tax accounting method had it actually received those amounts and paid them to the Master Servicer. Payments of voluntary servicing advances and payments in respect of the Subordinated Amount, if any, to certificateholders should be treated as having the same character as the payments they replace.

Sales of Certificates

         Except as provided above for accrued market discount under "--Taxation of Owners of P&I Certificates--If Stripped Bond Rules Do Not Apply," and, in the case of banks and other financial institutions, except as provided under Code
Section 582(c), any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of the certificate, recognized on the sale or exchange of a certificate by an investor who holds the certificate as a capital asset, will be capital gain or loss. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for these taxpayers is 20% for capital assets held for more than 12 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         The adjusted basis of a certificate will generally equal its cost, increased by any income reported by the seller and reduced, but not below zero, by any previously reported losses and by any distributions on the certificate.

         Purchasers of certificates should be aware that, if income must be accrued on a certificate as if it were a separate instrument, it may not be possible to determine whether the adjusted tax basis of the certificate will be recovered in full until all of the Loans in the related Trust have been paid or otherwise discharged. Conversely, if income must be accrued on each certificateholder's undivided interest in each Loan in the related Trust, it is likely that a portion of each certificate holder's adjusted tax basis will have to be allocated to each undivided interest. It then should be possible to determine whether the adjusted tax basis allocable to an undivided interest in a Loan in the related Trust has been recovered at the time the Loan is paid or discharged. This approach may result in the earlier recognition of any losses attributable to a certificateholder's unrecovered adjusted tax basis than if the certificate were treated as a separate instrument. However, because of the uncertainties involved and in the absence of substantial legal authority to the contrary, the Master Servicer does not intend to allocate the adjusted tax basis of a certificateholder in its certificate to the undivided interest in each Loan represented by the certificate nor to determine and report whether any allocable adjusted tax basis has been recovered at the time a Loan in the related Trust is paid or discharged. Due to the existence of the Subordinated Amount, the effect of this treatment by the Master Servicer is not expected to be significant on a P&I certificateholder.

Reporting

         On each Distribution Date, the Master Servicer will cause the Trustee to furnish to each certificateholder a statement setting forth the amount of the distribution allocable to principal on the Loans and to interest on the Loans at the related Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicers, if any, and other customary factual information as the Master Servicer deems necessary or is required by law to enable holders of certificates to prepare their tax returns. However, as long as the only "certificateholder" of record is CEDE & Co., as nominee for DTC, certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants rather than the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and other persons to complete their reports.)

         Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the OID rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued on the certificates. The Trustee intends in reporting information relating to OID to certificateholders of record, which, in the case of certificates registered to CEDE & Co., as nominee of DTC, shall be distributed to certificate owners by DTC Participants and indirect participants of DTC, to provide this information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the computation of OID on this basis is either appropriate or required, it is possible that investors may be required to compute OID on a Loan by Loan basis taking account of an allocation of their basis in the certificates among the interests in the various Loans represented by the certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Loan by Loan information should the Internal Revenue Service require computation on that basis. See "--Sales of Certificates" above.

Backup Withholding

         In general, the rules described in "--Qualification as a REMIC--Backup Withholding" above, will also apply to certificates.

Foreign Investors

         In general, the discussion on Regular Certificates in "--Qualification as a REMIC--Foreign Investors" above, applies to certificates.

                           State Tax Considerations

         In addition to the Federal income tax consequences described in "Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors about the various tax consequences of investments in the certificates.

                             Plan of Distribution

         The Depositor may sell the certificates in any of three ways:

         o  through underwriters or dealers;

         o directly to a limited number of purchasers or to a single purchaser; or

         o  through agents.

         The prospectus supplement will set forth the terms of the offering of each series of certificates including:

         o  the name or names of any underwriters, dealers or agents;

         o the purchase price of the certificates and the proceeds to the Depositor from the sale;

         o any underwriting discounts and other items constituting underwriters' compensation; and

         o  any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If so specified in the prospectus supplement, the Depositor or any of its affiliates may purchase or retain some or all of one or more classes of certificates of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the Depositor or an affiliate of the Depositor may pledge certificates retained or purchased by the Depositor in connection with borrowings or use them in repurchase transactions.

         If any certificates of any series are sold through underwriters, the related prospectus supplement will describe the nature of the obligation of the underwriters to purchase the certificates. The certificates may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of certificates will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the related prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any certificates of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any are purchased.

         Underwriters and agents who participate in the distribution of a series of certificates may be entitled under agreements which may be entered into by the Depositor to indemnification by the Depositor against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

         The prospectus supplement for any series of certificates offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers for the certificates of that series.

         Affiliates of the Depositor, including ABN AMRO Incorporated ("AAI"), may act as agents or underwriters in connection with the sale of a series of certificates. AAI is a separately incorporated, wholly-owned indirect non-bank subsidiary of ABN AMRO Bank N.V. AAI is not a bank. Securities sold, offered or recommended by AAI are not deposits, are not insured by the

Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, any bank or thrift affiliate of AAI and involve investment risks, including the possible loss of principal.

         Any affiliate of the Depositor acting as agent or underwriter in connection with the sale of a series of certificates will be named, and its affiliation with the Depositor described, in the related prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related certificates from the Depositor and will have no direct or indirect participation in the underwriting of the certificates, although the affiliates may participate in the distribution of the certificates under circumstances entitling it to a dealer's commission. An affiliate of the Depositor may act as a placement agent for certificates not offered through underwriters. If an affiliate does act as placement agent on behalf of the Depositor in the sale of certificates, it will receive a selling commission which will be disclosed in the related prospectus supplement. To the extent permitted by law, affiliates of the Depositor, including AAI, may purchase certificates acting as principal.

         The Depositor anticipates that the certificates will be sold to institutional and retail investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of certificates. Certificateholders should consult with their legal advisors in this regard prior to any re-offer or sale.

         There is currently no secondary market for the certificates. The Depositor does not intend to make a secondary market for the certificates. There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue. Unless otherwise stated in the prospectus supplement, the certificates will not be listed on any securities exchange.

                                 Legal Matters

         The legality of the certificates of each series and the federal income tax consequences will be passed upon for the Depositor by Mayer, Brown, Rowe & Maw, Chicago, Illinois or Thacher Proffitt & Wood, New York, New York. Matters relating to corporate law will be passed upon for the Depositor by Kirk P. Flores, Esq., in-house counsel to the Depositor.

                                    Rating

         Any class of certificates of a series offered by this prospectus and the related prospectus supplement will be:

         o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor and

         o is identified in the related prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions of payments required pursuant to the Pooling and Servicing Agreement pursuant to which the certificates are issued on the Underlying Loans. These ratings address the structural, legal and issuer tax-related aspects associated with the certificates, the nature of the Underlying Loans and the credit quality of the guarantor, if any. Ratings on mortgage pass- through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                      Where You Can Find More Information

ABN AMRO Mortgage Corporation

         We will file reports and other information with the SEC about the Trust issuing your certificates. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

         The SEC allows us to incorporate by reference the information we file with them about the Trust issuing your certificates. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about the Trust issuing your certificates will automatically update and supersede this information. You may request a copy of our filings at no cost by writing or telephoning at the following address:

              ABN AMRO Mortgage Corporation
              135 South LaSalle Street, Suite 925
              Chicago, Illinois 60603
              Attention: Maria Fregosi--Director--ABN AMRO Mortgage Operations
              Telephone: 312-904-2000

         In addition, we will provide you with reports annually and monthly on each Distribution Date containing information about the Trust and your certificates.

Additional Information Relating to the Mortgage Certificates

         Copies of the most recent prospectus for certificates issued by FNMA and FNMA's annual report and other quarterly financial statements as well as other financial information may be obtained from FNMA by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016, telephone 1-800-BEST-MBS or 202-752-6547. Neither the Depositor nor any of the underwriters which might be designated to offer the certificates participated in the preparation of any of these documents, and has not conducted any independent inquiry to verify the accuracy or completeness of the information described in FNMA's prospectus, annual report or other reports or statements.

         Copies of the most recent Offering Circular for certificates issued by FHLMC as well as FHLMC's most recent Information Statement and Information Statement Supplement can be obtained by writing or calling the Investor Inquiry Department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (telephone 1-800-336-FMPC). Neither the Depositor nor any of the underwriters which might be designated to offer the certificates participated in the preparation of any of these documents and has not conducted any independent inquiry to verify the accuracy or completeness of the information contained in FHLMC's Offering Circular, Information Statement or Information Statement Supplement.

                                          Index to Prospectus Definitions

1986 Act.................................................................110
1998 Policy Statement.....................................................82
AAI......................................................................118
Accretion Directed.........................................................5
Accrual....................................................................5
Accrual Period.............................................................8
Act.......................................................................77
Administration Fee........................................................33
Applicable Amount........................................................100
ARMs......................................................................15
Assets....................................................................92
Available Distribution Amount.............................................41
Back-Up Master Servicer...................................................52
Balloon Loan..............................................................15
BIF.......................................................................13
Buydown Loan..............................................................15
CERCLA....................................................................78
Certificate Account........................................................7
Closing Date..............................................................57
Co-op Loans...............................................................14
Code.......................................................................3
Committee Report..........................................................94
Contingent Payment Regulations...........................................113
Contingent Principal.....................................................112
Custodial Account for P&I.................................................42
Custodians................................................................53
Cut-off Date...............................................................3
Deferred Interest.........................................................17
Definitive certificates...................................................67
Depositor..................................................................1
Determination Date.........................................................9
Disqualified Persons......................................................84
Distribution Date..........................................................4
DOL.......................................................................84
Due Date...................................................................9
Eligible Investments.......................................................7
ERISA.....................................................................83
Excess Liquidation Proceeds...............................................42
FDIC......................................................................13
FHA.......................................................................21
FHA Loans.................................................................21
FHLMC.....................................................................12
FHLMC Act.................................................................22
Fixed-Rate Loans..........................................................15
FNMA......................................................................13
Forward Purchase Agreement................................................57
Fractional Undivided Interest..............................................2
GNMA......................................................................20
Gross Margin..............................................................16
Guide.....................................................................18
Housing Act...............................................................20
HUD.......................................................................12
Index.....................................................................16
Interest Only..............................................................5
Interest Remittance Amount................................................35
IO certificates..........................................................108
Lease.....................................................................80
Loans......................................................................1
Master Servicer............................................................1
Mortgage Assets............................................................1
Mortgage Certificates......................................................1
NCUA......................................................................82

Negatively Amortizing ARMs................................................17
Net Margin................................................................33
Non-Accelerated............................................................6
OID.......................................................................89
OID Regulations...........................................................89
OTS.......................................................................82
P&I Certificates.........................................................108
Parties in Interest.......................................................84
Pass-Through Rate.........................................................33
Payment Caps..............................................................17
Percentage Interest........................................................2
Plans.....................................................................84
Pooling and Servicing Agreement............................................1
Pre-Funding Account.......................................................12
Prepayment.................................................................5
Prepayment Assumption.....................................................94
Prepayment Interest Shortfall.............................................35
Prepayment Period.........................................................42
Principal Only.............................................................5
Principal Prepayments......................................................9
Private...................................................................24
PTCE......................................................................86
PTE 83-1..................................................................85
PUDs......................................................................14
Realized Loss.............................................................48
Record Date................................................................7
Regular Certificateholder.................................................93
Regular certificates......................................................90
REMIC.....................................................................89
REMIC Regulations.........................................................89
Remittance Rate........................................................4, 33
Reserve Fund..............................................................31
Residual...................................................................6
Residual certificates.....................................................90
Residual Holder............................................................2
SAIF......................................................................13
Senior.....................................................................4
Sequential Pay.............................................................5
Shifting Interest Credit Enhancement......................................28
SMMEA.....................................................................81
Specified Reserve Fund Balance............................................31
Startup Day...............................................................91
Stripped...................................................................5
Subordinate................................................................4
Subordinated Amount........................................................5
Superlien.................................................................78
Surplus....................................................................6
Title V...................................................................79
Trust......................................................................1
Trustee....................................................................1
Unanticipated Recovery....................................................48
Underlying Loans...........................................................1
Underwriter Exemption.....................................................87
United States person.....................................................107
VA........................................................................21



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

                          ABN AMRO Mortgage Corporation

                                  $255,030,829

                              Multi-Class Mortgage
                           Pass-Through Certificates,
                                  Series 2003-2


                                 [ABN-AMRO LOGO]

                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------


                                  Underwriters

                              Goldman, Sachs & Co.

                       ABN AMRO Financial Services, Inc.


                               February 25, 2003

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the offered certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until May 27, 2003.